AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997
                                                    Registration No. 333-34053

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             Amendment No. 1 to

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                                BB&T CORPORATION
             (Exact name of registrant as specified in its charter)

         NORTH CAROLINA                                  6060                            56-0939887
  (State or other jurisdiction               (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)            Classification Code Number)           Identification Number)

                             200 WEST SECOND STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101
                                 (910) 733-2000
                   (Address, including Zip Code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                             JERONE C. HERRING, ESQ.
                        200 WEST SECOND STREET, 3RD FLOOR
                       WINSTON-SALEM, NORTH CAROLINA 27101
                                 (910) 733-2180
                     (Name, address, including Zip Code, and
                        telephone number, including area
                           code, of agent for service)

                                   COPIES TO:


          DOUGLAS A. MAYS                            WAYNE A. WHITHAM, JR.
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC       WILLIAMS MULLEN CHRISTIAN & DOBBINS
     3300 ONE FIRST UNION CENTER                   1021 EAST CARY STREET
       301 SOUTH COLLEGE STREET                     POST OFFICE BOX 1320
   CHARLOTTE, NORTH CAROLINA 28202                RICHMOND, VIRGINIA 23218


                      ------------------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

                              CRAIGIE INCORPORATED
               823 East Main Street, Richmond, Virginia 23219-3310

                                 August 28, 1997

Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Craigie Incorporated ("Craigie"), to be held at the offices of Craigie, 823 East Main Street, Richmond, Virginia on September 30, 1997 at 10:00 a.m. local time. At the Special Meeting, you will be asked to consider and vote on the Amended and Restated Agreement and Plan of Reorganization, dated as of March 7, 1997 (the "Reorganization Agreement"), by and between Craigie and BB&T Corporation, a North Carolina corporation ("BB&T"), and a related Plan of Merger (the "Plan of Merger"), pursuant to which BB&T Acquisition, Inc., a Virginia corporation that is a wholly owned subsidiary of BB&T, will merge with and into Craigie (the "Merger"), and each share of common stock of Craigie ("Craigie Common Stock") (other than shares held by dissenting shareholders) will be converted into the right to receive shares of common stock of BB&T ("BB&T Common Stock"), as described below (the "Merger Consideration").

         At the effective time of the Merger (the "Effective Time"), each outstanding share of Craigie Common Stock (other than shares held by dissenting shareholders) will be converted into the right to receive a number of shares of BB&T Common Stock calculated according to a formula based in part upon the Closing Value (defined below) of BB&T Common Stock (the "Exchange Formula"). The Exchange Formula provides that the number of shares of BB&T Common Stock to be exchanged for each share of Craigie Common Stock will be equal to the lesser of:
(a) 1.20 multiplied by the sum of (i) the Tangible Book Value per Share (defined below) determined as of December 31, 1996 plus (ii) the Considered Earnings per Share (defined below), which product will be divided by the Closing Value; or
(b) 1.20 multiplied by the Tangible Book Value per Share as of the date of the closing of the transactions contemplated by the Reorganization Agreement (the "Closing Date"), divided by the Closing Value. Notwithstanding the foregoing, if the Closing Value is less than $29.43, BB&T may elect to terminate the Reorganization Agreement or enter into negotiations with Craigie to decrease the Merger Consideration.

         "Closing Value" means the average closing price per share of BB&T Common Stock on the New York Stock Exchange (the "NYSE") for the 20 trading days immediately preceding the tenth calendar day prior to the Closing Date. Notwithstanding the foregoing, if the average closing price per share described in the preceding sentence is between $49.03 and $52.00, the Closing Value will be deemed to be $49.03, and if the average closing price is greater than $52.00, the Closing Value will be deemed to equal the sum of (a) $49.03 plus (b) the amount by which the average closing price exceeds $52.00. If the Craigie shareholders approve the Reorganization Agreement and Plan of Merger at the Special Meeting and the necessary regulatory approvals have been obtained, it is expected that the Closing Value will be determined based on the 20 trading days ending on and including September 19, 1997.

         "Tangible Book Value per Share" means an amount per share of Craigie Common Stock determined by dividing (a) the aggregate shareholders' equity of Craigie on the applicable date, as adjusted in certain respects (including, without limitation, to include unrealized gains or losses on Craigie's marketable securities based on the then current market value of such securities), by (b) the number of shares of Craigie Common Stock issued and outstanding as of the Effective Time. The Tangible Book Value per Share of Craigie Common Stock was $14.57 at December 31, 1996 and $14.90 at June 30, 1997. Although there can be no assurance that such will be the case, Craigie management believes that the Tangible Book Value per Share of Craigie Common Stock will be approximately $15.10 at the anticipated Closing Date of October 1, 1997.

         "Considered Earnings per Share" means an amount per share of Craigie Common Stock determined by dividing the number of shares of Craigie Common Stock issued and outstanding as of the Effective Time into the lesser of (a) Craigie's actual net earnings after tax for the period beginning on January 1, 1997 and ending on and including the Closing Date, determined in accordance with generally accepted accounting principles consistently applied, or (b) $1.435 million multiplied by a fraction, the numerator of which is the number of days in 1997 ending on and including the Closing Date and the denominator of which is
365. As of June 30, 1997, Craigie's year-to-date actual net earnings after tax totaled $305,397, and, although there can be no assurance that such will be the case, Craigie management believes that net earnings after tax as of the anticipated Closing Date of October 1, 1997 will be approximately $500,000. Assuming a Closing Date of October 1, 1997, the amount referred to in clause (b) of the first sentence of this paragraph would equal approximately $1,073,300.

         Assuming that the foregoing estimates are accurate and that the Closing Date occurs on October 1, 1997, Craigie management believes that the total Merger Consideration will equal approximately $22.8 million, or $18.12 per share of Craigie Common Stock, as measured in shares of BB&T Common Stock valued at the Closing Value. Assuming a Closing Value of $51.25, which was the closing price per share market price of BB&T Common Stock on the NYSE on August 26, 1997, it is expected that each share of Craigie Common Stock (other than shares held by dissenting shareholders) would be converted into the right to receive approximately 0.3536 shares of BB&T Common Stock. SHAREHOLDERS SHOULD
RECOGNIZE, HOWEVER, THAT THE FINAL DETERMINATION OF THE MERGER CONSIDERATION WILL NOT BE MADE UNTIL THE COMPLETION OF THE AUDIT OF CRAIGIE'S FINANCIAL STATEMENTS AS OF THE CLOSING DATE, AND THAT THE ACTUAL MERGER CONSIDERATION MAY BE MORE OR LESS THAN THE AMOUNT ESTIMATED ABOVE. CRAIGIE'S RESULTS OF OPERATIONS FOR THE PERIOD BEGINNING JANUARY 1, 1997 UNTIL THE CLOSING DATE, AND FLUCTUATIONS IN THE VALUE OF CRAIGIE'S MARKETABLE SECURITIES PRIOR TO THE CLOSING DATE, MAY MATERIALLY AFFECT THE AMOUNT OF MERGER CONSIDERATION SHAREHOLDERS OF CRAIGIE WILL BE ENTITLED TO RECEIVE. SEE "INFORMATION ABOUT CRAIGIE--MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF FACTORS WHICH MAY IMPACT CRAIGIE'S RESULTS OF OPERATIONS. MOREOVER, ANY CHANGES IN THE MARKET PRICE OF BB&T COMMON STOCK AFTER THE PERIOD DURING WHICH THE CLOSING VALUE IS DETERMINED WILL NOT AFFECT THE NUMBER OF SHARES OF BB&T COMMON STOCK THAT HOLDERS OF CRAIGIE COMMON STOCK WILL RECEIVE, AND THE ACTUAL MARKET PRICE OF BB&T COMMON STOCK AT THE EFFECTIVE TIME COULD BE MORE OR LESS THAN THE CLOSING VALUE USED IN THE EXCHANGE FORMULA.

         The parties to the Reorganization Agreement will make their best estimate of the Merger Consideration as of the Effective Time, and 90% of this amount (disregarding any fractional share that would otherwise be included) (the "Closing Merger Consideration") will be distributed as soon as practicable after the Effective Time to those who held shares of Craigie Common Stock at the Effective Time (other than dissenting shareholders). Following the Effective Time, the parties will determine the difference, if any, between the Closing Merger Consideration and the actual Merger Consideration (the "Post-Closing Merger Consideration"), based on an audit of Craigie's financial condition as of the Closing Date. It is anticipated that, absent any disagreement as to the results of the audit, the distribution of the Post-Closing Merger Consideration will be completed within 90 days after the Closing Date.

         No fractional shares of BB&T Common Stock will be issued in the Merger. Instead, holders of Craigie Common Stock otherwise entitled to a fractional share will be paid an amount in cash at the time of the distribution of the Post-Closing Merger Consideration. Such amount will be determined by multiplying the fractional part of such share by the closing price per share of BB&T Common Stock on the NYSE on the day immediately preceding the date of distribution. It is a condition to the Merger that the exchange of BB&T Common Stock for shares of Craigie Common Stock will be tax free to the shareholders of Craigie for federal income tax purposes to the extent that shares of Craigie Common Stock are exchanged solely for shares of BB&T Common Stock.

         THE ENCLOSED NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION CONCERNING THE SPECIAL MEETING AND THE PROPOSED MERGER, INCLUDING DETAILS AS TO THE DETERMINATION OF THE EXCHANGE RATIO. PLEASE CAREFULLY READ THESE MATERIALS AND THOUGHTFULLY CONSIDER THE INFORMATION CONTAINED IN THEM.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, date, and promptly return the enclosed proxy card to assure that your shares will be voted at the Special Meeting. If you attend the Special Meeting, you may vote in person, whether or not you have previously submitted a proxy.

         THE BOARD OF DIRECTORS OF CRAIGIE UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND PLAN OF MERGER AND BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF CRAIGIE. ACCORDINGLY, THE BOARD OF DIRECTORS OF CRAIGIE RECOMMENDS THAT SHAREHOLDERS OF CRAIGIE VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER.

                                               Sincerely,

                                               Allen Mead Ferguson
                                               CHIEF EXECUTIVE OFFICER

                              CRAIGIE INCORPORATED
               823 EAST MAIN STREET, RICHMOND, VIRGINIA 23219-3310

     -----------------------------------------------------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1997

     -----------------------------------------------------------------------


TO THE SHAREHOLDERS OF CRAIGIE INCORPORATED:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Craigie Incorporated, a Virginia corporation ("Craigie"), will be held at the offices of Craigie, 823 East Main Street, Richmond, Virginia on September 30, 1997 at 10:00 a.m. local time, for the following purposes:

1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of March 7, 1997 (the "Reorganization Agreement"), by and between Craigie and BB&T Corporation, a North Carolina corporation ("BB&T"), and a related Plan of Merger (the "Plan of Merger"), pursuant to which BB&T Acquisition, Inc., a Virginia corporation and a wholly owned subsidiary of BB&T, will merge with and into Craigie, and each share of common stock of Craigie (other than shares held by dissenting shareholders) will be converted into the right to receive shares of common stock of BB&T, in an amount to be determined as described in the accompanying Proxy Statement/Prospectus. A copy of the Reorganization Agreement and the Plan of Merger set forth therein is attached to the accompanying Proxy Statement/Prospectus as Appendix I.

2. To transact such other business as may be properly brought before the Special Meeting or at any and all adjournments or postponements thereof.

         Shareholders of Craigie of record at the close of business on August 28, 1997 are entitled to notice of and to vote at the Special Meeting. You are cordially invited to attend the Special Meeting in person; however, whether or not you plan to attend, we urge you to complete, date, and sign the accompanying proxy card and to return it promptly in the enclosed postage prepaid envelope.


                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       OF CRAIGIE INCORPORATED



Richmond, Virginia                     Merlin P. Grim
August 28, 1997                        SECRETARY


ANY CRAIGIE SHAREHOLDER SHALL HAVE THE RIGHT TO DISSENT FROM THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER AND TO RECEIVE PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES UPON COMPLIANCE WITH THE PROCEDURES PRESCRIBED BY TITLE 13.1, CHAPTER 9, ARTICLE 15 OF THE VIRGINIA CODE. SEE "THE MERGER--DISSENTERS' RIGHTS" IN THE PROXY STATEMENT/PROSPECTUS THAT ACCOMPANIES THIS NOTICE AND THE FULL TEXT OF TITLE 13.1, CHAPTER 9, ARTICLE 15 ATTACHED THERETO AS APPENDIX II FOR A DESCRIPTION OF THESE PROCEDURES.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING.

                                 PROXY STATEMENT
                              CRAIGIE INCORPORATED
                                  -------------

                                   PROSPECTUS
                                BB&T CORPORATION
                                  COMMON STOCK

      This Proxy Statement/Prospectus is being furnished to the holders of the common stock of Craigie Incorporated, a Virginia corporation ("Craigie"), in connection with the solicitation of proxies by the Board of Directors of Craigie (the "Craigie Board") for use at the special meeting of shareholders of Craigie, or any adjournment or postponement thereof (the "Special Meeting"), to be held on September 30, 1997 at 10:00 a.m. local time, at the offices of Craigie, 823 East Main Street, Richmond, Virginia. At the Special Meeting, the shareholders of Craigie will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Reorganization, dated as of March 7, 1997 (the "Reorganization Agreement"), between Craigie and BB&T Corporation, a North Carolina corporation ("BB&T"), a copy of which is attached hereto as Appendix I, and the related Plan of Merger (the "Plan of Merger"), a copy of which appears as Annex A to the form of Articles of Merger attached as Exhibit A to the Reorganization Agreement. See "SPECIAL MEETING OF SHAREHOLDERS."

         The Reorganization Agreement and Plan of Merger provide for the merger of BB&T Acquisition, Inc., a Virginia corporation and a wholly owned subsidiary of BB&T ("BB&T Acquisition"), with and into Craigie (the "Merger"). At such time (the "Effective Time"), and as a result of the Merger, BB&T Acquisition will cease to exist and the shareholders of Craigie (other than dissenting shareholders) will become shareholders of BB&T in accordance with the terms of the Reorganization Agreement and the Plan of Merger. See "THE MERGER--Merger Consideration."

         This Proxy Statement/Prospectus also constitutes a prospectus of BB&T with respect to up to 550,000 shares of common stock, par value $5.00 per share, of BB&T ("BB&T Common Stock") to be issued to holders of the outstanding shares of common stock, no par value, of Craigie ("Craigie Common Stock") in accordance with the Reorganization Agreement and the Plan of Merger. BB&T Common Stock is listed for trading on the New York Stock Exchange, Inc. (the "NYSE") under the trading symbol "BBK." On August 26, 1997, the last sale price of BB&T Common Stock as reported on the NYSE Composite Transactions List was $51.25. Craigie Common Stock is not publicly traded.

         This Proxy Statement/Prospectus, the Notice of Special Meeting, and the accompanying proxy card are first being mailed to the shareholders of Craigie on or about August 29, 1997.

 NEITHER THE MERGER NOR THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY
  STATEMENT/PROSPECTUS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS  THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.
                  ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

 THE SHARES OF BB&T COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
     DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY
            OF BB&T AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
                    INSURANCE CORPORATION OR ANY OTHER
                            GOVERNMENT AGENCY.

        The date of this Proxy Statement/Prospectus is August 28, 1997.

                              AVAILABLE INFORMATION

         BB&T is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Commission. The reports, proxy statements, and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission:
500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including BB&T.

         Shares of BB&T Common Stock are listed on the NYSE, and proxy statements, reports and other information concerning BB&T can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         BB&T has filed a Registration Statement on Form S-4 (together with all amendments, exhibits, and schedules thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of BB&T Common Stock to be issued in the Merger. This Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules, and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

         The information contained herein with respect to BB&T has been provided by BB&T, and the information contained herein with respect to Craigie before the Merger has been provided by Craigie.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BB&T OR CRAIGIE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BB&T OR CRAIGIE SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by BB&T with the Commission under the Exchange Act are incorporated herein by reference:

         (a) BB&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) BB&T's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997;

         (c) BB&T's Current Reports on Form 8-K, dated April 11, 1997, May 23, 1997, June 11, 1997, July 11, 1997, July 14, 1997,
                 August 15, 1997 and August 15, 1997;

         (d) BB&T's Registration Statement on Form 8-A, dated January 10, 1997, with respect to the adoption of its shareholder rights plan; and

         (e) The description of BB&T Common Stock in BB&T's registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by BB&T pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. In particular, reference is made to BB&T's Current Report on Form 8-K dated August 15, 1997, which includes supplemental consolidated financial statements on the related management's discussion and analysis of financial condition and results of operations of BB&T, giving effort to the acquisition of United Carolina Bancshares Corporation, effected July 1, 1997 and accounted for as a pooling of interests. See "INFORMATION ABOUT BB&T--UCB Acquisition."


         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF CRAIGIE COMMON STOCK, TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED. REQUESTS FOR DOCUMENTS RELATING TO BB&T SHOULD BE DIRECTED TO INVESTOR RELATIONS, BB&T CORPORATION, 223 WEST NASH STREET, WILSON, NORTH CAROLINA 27893 OR TELEPHONE: (919) 246-4219. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE RECEIVED BY SEPTEMBER 23, 1997.

                                TABLE OF CONTENTS

AVAILABLE INFORMAION..............................................................................................i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................i

SUMMARY  .........................................................................................................1
         Special Meeting of Shareholders..........................................................................1
         Parties to the Merger....................................................................................1
         The Merger...............................................................................................2
         Comparison of Shareholders' Rights.......................................................................5
         Market Prices and Dividends..............................................................................6
         Selected Consolidated Financial Data -- BB&T.............................................................7
         Selected Consolidated Financial Data -- Craigie..........................................................8
         Comparative per Share Data...............................................................................9

SPECIAL MEETING OF SHAREHOLDERS..................................................................................10
         General  ...............................................................................................10
         Record Date, Voting Rights, and Vote Required...........................................................10
         Voting and Revocation of Proxies........................................................................10
         Solicitation of Proxies.................................................................................11
         Recommendation of Craigie Board.........................................................................11

THE MERGER.......................................................................................................12
         General  ...............................................................................................12
         Background of the Merger................................................................................12
         Reasons for the Merger..................................................................................13
         Merger Consideration....................................................................................14
         Transfer of BB&T Common Stock Certificates..............................................................16
         The Reorganization Agreement............................................................................16
         Interests of Certain Persons in the Merger..............................................................19
         Dissenters' Rights......................................................................................22
         Regulatory Considerations...............................................................................24
         Certain Federal Income Tax Consequences of the Merger...................................................25
         Accounting Treatment....................................................................................25
         Effect on Employee Benefit Plans and Stock Options......................................................26
         Restrictions on Resales by Affiliates...................................................................26

INFORMATION ABOUT BB&T...........................................................................................26
         General  ...............................................................................................26
         Subsidiaries............................................................................................27
         UCB Merger..............................................................................................27
         Other Acquisitions......................................................................................28
         Capital  ...............................................................................................28
         Deposit Insurance Assessments...........................................................................29

INFORMATION ABOUT CRAIGIE........................................................................................29
         General  ...............................................................................................29
         Management's Discussion and Analysis of Financial Condition and Results of Operations...................30
         Buy-Sell Agreement......................................................................................30

OWNERSHIP OF CRAIGIE COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          .......................................................................................................30



                                       iii




DESCRIPTION OF BB&T CAPITAL STOCK................................................................................31
         General  ...............................................................................................31
         BB&T Common Stock.......................................................................................31
         BB&T Preferred Stock....................................................................................32
         Shareholder Rights Plan.................................................................................32
         Certain Provisions of the NCBCA, BB&T Articles and BB&T Bylaws..........................................34

COMPARISON OF SHAREHOLDERS' RIGHTS...............................................................................35
         Authorized Capital Stock................................................................................35
         Directors...............................................................................................35
         Dividends and Other Distributions.......................................................................36
         Notice of Shareholder Nominations and Shareholder Proposals.............................................36
         Exculpation and Indemnification.........................................................................37
         Mergers, Share Exchanges and Sales of Assets............................................................37
         Anti-takeover Statutes..................................................................................37
         Amendments to Articles of Incorporation and Bylaws......................................................38
         Shareholders' Rights of Dissent and Appraisal...........................................................38
         Liquidation Rights......................................................................................40

LEGAL MATTERS....................................................................................................40

EXPERTS  ........................................................................................................40

CRAIGIE FINANCIAL STATEMENTS....................................................................................F-1



         Appendix I -- Agreement and Plan of Reorganization and the Plan of
          Merger
         Appendix II -- Title 13.1, Chapter 9, Article 15 of the Virginia
          Code


                                     SUMMARY

         THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO, AND THE DOCUMENTS INCORPORATED BY REFERENCE OR OTHERWISE REFERRED TO HEREIN. SHAREHOLDERS ARE URGED TO REVIEW CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES HERETO.

SPECIAL MEETING OF SHAREHOLDERS

         The Special Meeting will be held on September 30, 1997 at 10:00 a.m. local time, at the offices of Craigie, 823 East Main Street, Richmond, Virginia. At the Special Meeting, the shareholders of Craigie will vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger attached hereto as Appendix I. On August 28, 1997, the record date for the Special Meeting (the "Record Date"), there were 64 holders of record of the 948,933 shares of Craigie Common Stock then outstanding and entitled to vote at the Special Meeting.

         The affirmative vote of the holders of more than two-thirds of the outstanding shares of Craigie Common Stock is required to approve the Reorganization Agreement and the Plan of Merger. As of the Record Date, directors and executive officers of Craigie and their affiliates beneficially owned 884,994 shares or 93.3% of the Craigie Common Stock entitled to vote at the Special Meeting, all of which are expected to be voted in favor of the Reorganization Agreement and the Plan of Merger. Officers of Craigie holding an aggregate of 520,563 shares of Craigie Common Stock as of the Record Date, or 54.9% of the shares then outstanding, have agreed in the Reorganization Agreement that they will not transfer any of such shares and that they will vote all of such shares in favor of the Reorganization Agreement and the Plan of Merger. See "SPECIAL MEETING OF SHAREHOLDERS."

PARTIES TO THE MERGER

         BB&T

         BB&T is a multi-bank holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its operations in North Carolina, South Carolina and Virginia primarily through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. BB&T's bank subsidiaries are Branch Banking and Trust Company ("BB&T-NC") and United Carolina Bank ("UCB-NC"), which are North Carolina chartered banks that currently operate 299 and 139 banking offices, respectively, throughout North Carolina; Branch Banking and Trust Company of South Carolina ("BB&T-SC") and United Carolina Bank of South Carolina ("UCB-SC"), which are South Carolina chartered banks that currently operate 93 and 16 banking offices, respectively, throughout South Carolina; Branch Banking and Trust Company of Virginia ("BB&T-VA"), a Virginia chartered bank that currently operates 21 banking offices in the Hampton Roads region of Virginia; and Fidelity Federal Savings Bank ("FFSB"), a federally chartered savings bank that currently operates seven banking offices in the Richmond, Virginia area.

         Effective July 1, 1997, United Carolina Bancshares Corporation, a bank holding company headquartered in Whiteville, North Carolina ("UCB"), merged with and into BB&T (the "UCB Merger"). Upon consummation of the UCB Merger, each share of the common stock of UCB ("UCB Common Stock") issued and outstanding at such time was converted into and exchanged for 1.135 shares of BB&T Common Stock. Approximately 27.7 million shares of BB&T Common Stock were issued in the UCB Merger. It is expected that UCB-NC and UCB-SC will be merged into BB&T-NC and BB&T-SC, respectively, during September 1997. For additional information about the UCB Merger, see "INFORMATION ABOUT BB&T--UCB Merger."

         The mailing address and telephone number of BB&T's principal executive offices are 200 West Second Street, Winston-Salem, North Carolina 27101, (910) 733-2000. Additional information with respect to BB&T and its subsidiaries is included elsewhere in this Proxy Statement/Prospectus and in documents incorporated by reference in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION ABOUT BB&T."

         BB&T ACQUISITION

         BB&T Acquisition is a newly-formed Virginia corporation that will not conduct any significant activities other than those incident to its formation, participation in the preparation of this Proxy Statement/Prospectus and completion of the Merger. BB&T Acquisition is a wholly owned subsidiary of BB&T. In the Merger, BB&T Acquisition will be merged with and into Craigie, and Craigie will be the surviving corporation. The mailing address and telephone number of BB&T Acquisition's principal executive offices are 200 West Second Street, Winston-Salem, North Carolina 27101, (910) 733-2000.

         CRAIGIE

         Craigie, founded in 1929, is a regional investment banking firm with headquarters in Richmond, Virginia and offices in Richmond and in Charlotte, North Carolina. At June 30, 1997 Craigie had assets of $75.59 million and stockholders' equity of $14.36 million. Craigie is engaged in the underwriting and trading of municipal securities (both taxable and tax exempt), U.S. government securities, corporate debt and equity securities and asset-backed securities. Craigie's investment banking business principally is focused on debt issuances for municipalities, universities and other public entities, and small and mid-size businesses, with a lesser emphasis on underwriting common stock offerings. Craigie had 88 employees at December 31, 1996.

         Of Craigie's shareholders at the Record Date, 62 were current employees of Craigie and two were former employees.

         THE MERGER

         GENERAL

         At the Effective Time, BB&T Acquisition will be merged with and into Craigie, and Craigie will be the surviving corporation in the Merger. Following the Merger, Craigie will be a wholly-owned subsidiary of BB&T, and each share of Craigie Common Stock outstanding immediately before the Effective Time (other than shares held by dissenting shareholders) will be converted into the right to receive shares of BB&T Common Stock (with cash in lieu of any fractional share) (the "Merger Consideration").

         MERGER CONSIDERATION

         In the Merger, each outstanding share of Craigie Common Stock (other than shares held by dissenting shareholders) will be converted into the right to receive a number of shares of BB&T Common Stock calculated according to a formula based in part upon the Closing Value (as defined below) of BB&T Common Stock (the "Exchange Formula"). The Exchange Formula provides that the number of shares of BB&T Common Stock to be exchanged for each share of Craigie Common Stock will be equal to the lesser of:

                  (a) 1.20 multiplied by the sum of (i) the Tangible Book Value per Share (as defined below) determined as of December 31, 1996 plus
         (ii) the Considered Earnings per Share (as defined below), which product will be divided by the Closing Value; or

                  (b) 1.20 multiplied by the Tangible Book Value per Share as of the date of closing of the transactions contemplated in the Reorganization Agreement (the "Closing Date"), divided by the Closing Value.

Notwithstanding the foregoing, if the Closing Value is less than $29.43, BB&T may elect to terminate the Reorganization Agreement or enter into negotiations with Craigie to decrease the Merger Consideration.

         "Closing Value" means the average closing price per share of BB&T Common Stock on the NYSE for the 20 trading days immediately preceding the tenth calendar day prior to the Closing Date. Notwithstanding the foregoing, if the average closing price per share described in the preceding sentence is between $49.03 and $52.00, the Closing Value will be deemed to be $49.03, and if the average closing price is greater than $52.00, the Closing Value will be deemed to equal the sum of (a) $49.03 plus (b) the amount by which the average closing price exceeds $52.00. If the Craigie shareholders approve the Reorganization Agreement and Plan of Merger at the Special Meeting and the necessary regulatory approvals have been obtained, it is expected that the Closing Value will be determined based on the 20 trading days ending on and including
September 19, 1997.

         "Tangible Book Value per Share" means an amount per share of Craigie Common Stock determined by dividing (a) the aggregate shareholders' equity of Craigie on the applicable date, as adjusted in certain respects (including, without limitation, to include unrealized gains or losses on Craigie's marketable securities based on the then current market value of such securities), by (b) the number of shares of Craigie Common Stock issued and outstanding as of the Effective Time. The Tangible Book Value per Share of Craigie Common Stock was $14.57 at December 31, 1996 and $14.90 at June 30, 1997. Although there can be no assurance that such will be the case, Craigie management believes that the Tangible Book Value per Share of Craigie Common Stock will be approximately $15.10 at the anticipated Closing Date of October 1, 1997.

         "Considered Earnings per Share" means an amount per share of Craigie Common Stock determined by dividing the number of shares of Craigie Common Stock issued and outstanding as of the Effective Time into the lesser of (a) Craigie's actual net earnings after tax for the period beginning on January 1, 1997 and ending on and including the Closing Date, determined in accordance with generally accepted accounting principles consistently applied, or (b) $1.435 million multiplied by a fraction, the numerator of which is the number of days in 1997 ending on and including the Closing Date and the denominator of which is
365. As of June 30, 1997, Craigie's year-to-date actual net earnings after tax totaled $305,397, and, although there can be no assurance that such will be the case, Craigie management believes that net earnings after tax as of the anticipated Closing Date of October 1, 1997 will be approximately
$500,000. Assuming a Closing Date of October 1, 1997, the amount referred to in clause (b) of the first sentence of this paragraph would equal approximately $1,073,300.

         Assuming that the foregoing estimates are accurate and that the Closing Date occurs on October 1, 1997, Craigie management believes that the total Merger Consideration will equal approximately $22.8 million, or $18.12 per share of Craigie Common Stock, as measured in shares of BB&T Common Stock valued at the Closing Value. Assuming a Closing Value of $51.25, which was the closing price per share market price of BB&T Common Stock on the NYSE on August 26, 1997, it is expected that each share of Craigie Common Stock (other than shares held by dissenting shareholders) would be converted into the right to receive approximately 0.3536 shares of BB&T Common Stock. SHAREHOLDERS SHOULD RECOGNIZE, HOWEVER, THAT THE FINAL DETERMINATION OF THE MERGER CONSIDERATION WILL NOT BE MADE UNTIL THE COMPLETION OF THE AUDIT OF CRAIGIE'S FINANCIAL STATEMENTS AS OF THE CLOSING DATE, AND THAT THE ACTUAL MERGER CONSIDERATION MAY BE MORE OR LESS THAN THE AMOUNT ESTIMATED ABOVE. CRAIGIE'S RESULTS OF OPERATIONS FOR THE PERIOD BEGINNING JANUARY 1, 1997 UNTIL THE CLOSING DATE, AND FLUCTUATIONS IN THE VALUE OF CRAIGIE'S MARKETABLE SECURITIES PRIOR TO THE CLOSING DATE, MAY MATERIALLY AFFECT THE AMOUNT OF MERGER CONSIDERATION SHAREHOLDERS OF CRAIGIE WILL BE ENTITLED TO RECEIVE. SEE "INFORMATION ABOUT CRAIGIE-- MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" FOR A DISCUSSION OF FACTORS WHICH MAY IMPACT CRAIGIE'S RESULTS OF OPERATIONS. MOREOVER, ANY CHANGES IN THE MARKET PRICE OF BB&T COMMON STOCK AFTER THE PERIOD DURING WHICH THE CLOSING VALUE IS DETERMINED WILL NOT AFFECT THE NUMBER OF SHARES OF BB&T COMMON STOCK THAT HOLDERS OF CRAIGIE COMMON STOCK WILL RECEIVE, AND THE ACTUAL MARKET PRICE OF BB&T COMMON STOCK AT THE EFFECTIVE TIME COULD BE MORE OR LESS THAN THE CLOSING VALUE USED IN THE EXCHANGE FORMULA.

         The parties to the Reorganization Agreement will make their best estimate of the Merger Consideration as of the Effective Time, and 90% of this amount (disregarding any fractional shares that would otherwise be included) (the "Closing Merger Consideration") will be distributed as soon as practicable after the Effective Time to those who held shares of Craigie Common Stock at the Effective Time (other than dissenting shareholders). Following the Effective Time, the parties will determine the difference, if any, between the Closing Merger Consideration and the actual Merger Consideration (the "Post-Closing Merger Consideration"), based on an audit of Craigie's financial condition as of the Closing Date. It is anticipated that, absent any disagreement as to the results of the audit, the distribution of the Post-Closing Merger Consideration will be completed within 90 days after the Closing Date.

         No fractional shares of BB&T Common Stock will be issued in the Merger. Instead, holders of Craigie Common Stock otherwise entitled to a fractional share will be paid an amount in cash at the time of the distribution of the Post-Closing Merger Consideration. Such amount will be determined by multiplying the fractional part of such share by the closing price per share of BB&T Common Stock on the NYSE on the day immediately preceding the date of distribution. See "THE MERGER--Merger Consideration."

         EFFECTIVE DATE AND TIME OF THE MERGER

         The Merger will be effective on the date and at the time specified in the Articles of Merger to be filed with the State Corporation Commission of the Commonwealth of Virginia. Assuming the Reorganization Agreement and the Plan of Merger are approved by Craigie shareholders at the Special Meeting, it is anticipated that the Articles of Merger will be filed on or about October 1, 1997. See "THE MERGER--The Reorganization Agreement--Effective Date and Time of the Merger."

         RECOMMENDATION OF CRAIGIE BOARD; REASONS FOR THE MERGER

         The Craigie Board has unanimously approved the Reorganization Agreement and Plan of Merger and the transactions contemplated thereby. The Craigie Board believes that the Merger is in the best interests of Craigie and its shareholders and recommends that the shareholders of Craigie vote "FOR" approval of the Reorganization Agreement and Plan of Merger. For further discussion of the factors considered by the Craigie Board in reaching its conclusions, see "THE MERGER--Background of the Merger" and "--Reasons for the Merger."

         CONDITIONS TO THE MERGER

         The consummation of the Merger is subject to various conditions, including the approval of the Reorganization Agreement and the Plan of Merger by the shareholders of Craigie, receipt of necessary regulatory approvals, receipt of a legal opinion regarding the tax consequences of the Merger and other customary conditions to closing. See "THE MERGER--The Reorganization Agreement--Conditions to the Merger."

         TERMINATION OF THE REORGANIZATION AGREEMENT

         The Reorganization Agreement may be terminated by either BB&T or Craigie if the Merger is not consummated by October 1, 1997 for any reason other than delay or nonperformance of the party seeking the termination or the failure to receive certain regulatory approvals, which approvals must in any event be obtained by December 31, 1997. The parties also have certain rights of termination upon the occurrence of certain other events. See "THE MERGER--The Reorganization Agreement--Termination."

         INTERESTS OF CERTAIN PERSONS IN THE MERGER

         As a condition to BB&T's obligation to consummate the Merger, four members of Craigie management are entering into employment agreements that provide for continued employment with Craigie through December 31, 2001. Such employment agreements also provide for minimum salaries of at least $200,000 per year, severance payments and other benefits upon the occurrence of a merger or other change in control of BB&T or Craigie after the Merger. In addition, following the Effective Time BB&T will cause Craigie to adopt a Performance Incentive Program (the "Incentive Program") pursuant to which employees of Craigie, including members of management, will be entitled to receive bonus payments if certain income goals are met. See "THE MERGER--Interests of Certain Persons in the Merger."

         REGULATORY CONSIDERATIONS

         Consummation of the Merger is conditioned on the receipt by BB&T and Craigie of all necessary approvals by governmental regulatory agencies. The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") under Section 4 of the Bank Holding Company Act and the Federal Reserve's implementing regulation thereunder, Regulation Y. Consummation of the Merger is also conditioned on the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. BB&T anticipates that the regulatory approvals described herein will be obtained in time to allow for consummation of the Merger on or about October 1, 1997, but there is no assurance that such regulatory approvals will be obtained so as to permit consummation of the Merger or that such approvals will not be conditioned upon matters that would cause the parties to abandon the Merger. See "THE MERGER--Regulatory Considerations."

         DISSENTERS' RIGHTS

         Under the Virginia Stock Corporation Act (the "VSCA"), holders of Craigie Common Stock who do not vote in favor of the Reorganization Agreement and Plan of Merger and who comply with certain notice requirements and other procedures will have the right to dissent and to be paid cash for the "fair value" of their shares. Such "fair value" as finally determined under such procedures may be more or less than the consideration to be received by other shareholders of Craigie under the terms of the Reorganization Agreement and Plan of Merger. The procedures to be followed by dissenting shareholders are described elsewhere in this Proxy Statement/Prospectus, and the text of the applicable statutory provisions is set forth in Appendix II hereto. Failure to follow these procedures precisely may result in the loss of dissenters' rights. Dissenting shareholders who receive cash for their shares of Craigie Common Stock pursuant to their dissenters' rights will recognize gain or loss for federal income tax purposes. See "THE MERGER--Dissenters' Rights."

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger has been structured to qualify as a nontaxable transaction under the Internal Revenue Code of 1986, as amended (the "Code"). It is a condition to the Merger that BB&T and Craigie receive an opinion from Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T, to the effect that the Merger will constitute a reorganization under Section 368 of the Code and that the holders of Craigie Common Stock will not recognize any gain or loss to the extent that shares of Craigie Common Stock are exchanged solely for shares of BB&T Common Stock. See "THE MERGER--Certain Federal Income Tax Consequences of the Merger."

         ACCOUNTING TREATMENT

         It is anticipated that the Merger and other transactions contemplated in the Reorganization Agreement will be accounted for as a "purchase" for accounting and financial reporting purposes. See "THE MERGER--Accounting Treatment."

COMPARISON OF SHAREHOLDERS' RIGHTS

         The rights of the shareholders of Craigie currently are determined by the VSCA, the Articles of Incorporation of Craigie (the "Craigie Articles") and the Bylaws of Craigie (the "Craigie Bylaws"). At the Effective Date, the shareholders of Craigie (other than dissenting shareholders) will become shareholders of BB&T. Their rights as shareholders will then be determined by the North Carolina Business Corporation Act (the "NCBCA"), the Articles of Incorporation of BB&T (the "BB&T Articles") and the Bylaws of BB&T (the "BB&T Bylaws"). See "DESCRIPTION OF BB&T CAPITAL STOCK" and "COMPARISON OF SHAREHOLDERS' RIGHTS."

MARKET PRICES AND DIVIDENDS

         BB&T Common Stock is listed on the NYSE under the symbol "BBK". The following table sets forth, for the periods indicated, the high and low sales price of BB&T Common Stock on the NYSE Composite Transactions List and cash dividends paid per share. The prices do not include retail markups, markdowns or commissions. Craigie Common Stock is not publicly traded, and there is therefore no comparable information with respect to such stock. No cash dividends have been paid on Craigie Common Stock during the periods indicated. For a description of a buy-sell agreement among Craigie shareholders relating to ownership and transfers of Craigie Common Stock, see "INFORMATION ABOUT CRAIGIE --Buy-Sell Agreement."


                                                                        CASH
                                    HIGH              LOW             DIVIDEND
                                -------------    -------------     -------------
Quarter Ended

    March 31, 1997                 $40.75           $35.25              $.27
    June 30, 1997                   47.13            35.75               .27
    September 30, 1997              52.00            40.50               .31
    (through August 26, 1997)
Quarter Ended
    March 31, 1996                  29.75            25.88               .23
    June 30, 1996                   31.75            28.88               .23
    September 30, 1996              33.88            28.63               .27
    December 31, 1996               36.75            33.38               .27
       For year 1996                36.75            25.88              1.00
 Quarter Ended
     March 31, 1995                 22.38            18.88               .20
     June 30, 1995                  24.13            19.88               .20
     September 30, 1995             27.13            23.63               .23
     December 31, 1995              27.00            25.63               .23
        For year 1995               27.13            18.88               .86

SELECTED CONSOLIDATED FINANCIAL DATA -- BB&T

         The following table sets forth certain consolidated financial data of BB&T restated to include the accounts of United Carolina Bancshares Corporation, completed on July 1, 1997, for the five years ended December 31, 1996, and the six months ended June 30, 1997 and June 30, 1996. Results of BB&T for the six months ended June 30, 1997 are not necessarily indicative of results expected for the entire year. All adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results of interim periods have been included. The information is qualified in its entirety by the detailed information and consolidated financial statements included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                                             AS OF/FOR THE SIX
                                                MONTHS ENDED
                                                  JUNE 30,                       AS OF/FOR THE TWELVE MONTHS ENDED DECEMBER 31,
                                     -----------------------------------------------------------------------------------------------
                                            1997          1996         1996          1995          1994        1993           1992
                                          --------      --------     -------       ---------     --------    --------       ------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS:
    Interest income.................   $ 1,033,939   $   947,413   $ 1,934,570   $ 1,880,157  $ 1,586,515  $ 1,427,684   $ 1,436,751
    Interest expense................       490,546       454,038       926,870       948,839      678,571      590,709       686,922
                                       -----------   -----------   -----------   -----------  -----------  -----------   -----------
    Net interest income.............       543,393       493,375     1,007,700       931,318      907,944      836,975       749,829
    Provision for loan and lease
         losses.....................        45,950        28,761        62,511        41,924       23,730       59,829        76,030
                                        ----------    ----------    ----------    ----------   ----------   ----------    ----------
    Net interest income
        after provision  for loan
        and lease losses............       497,443       464,614       945,189       889,394      884,214      777,146       673,799
    Noninterest income..............       201,367       169,188       353,468       271,710      278,339      268,856       229,736
    Noninterest expense.............       402,917       375,552       808,550       820,718      740,234      791,060       625,875
                                       -----------   -----------   -----------   -----------  -----------  -----------   -----------
    Income before income taxes......       295,893       258,250       490,107       340,386      422,319      254,942       277,660
    Provision for income taxes......       100,611        86,400       159,932       113,118      147,003       95,229        97,290
                                       -----------  ------------   -----------   -----------  -----------   ----------   -----------
    Income before cumulative
        effect of changes in
        accounting  principles......       195,282       171,850       330,175       227,268      275,316      159,713       180,370
         Less: cumulative effect of
             changes in accounting
             principles, net of
             income taxes..........           --           --           --            --             --       (32,762)          --
                                     ----------------------------------------- ------------- ------------   ------------------------
    Net income .....................    $  195,282     $ 171,850    $  330,175     $ 227,268    $ 275,316    $ 126,951     $ 180,370
                                        ==========     =========    ==========     =========    =========    =========     =========
PER COMMON SHARE
    Average shares outstanding (000's)
       Primary......................       139,081       137,262       138,152       137,129      135,332      130,419       123,271
       Fully diluted................       139,394       139,298       139,518       142,154      140,382      136,303       130,938
    Primary earnings
       Income before cumulative effect      $ 1.40        $ 1.25        $ 2.39        $ 1.62       $ 2.00      $  1.18        $ 1.43
       Less: cumulative effect......            --            --           --            --           --       (0.25)            --
                                     -------------- -------------------------- ------------- ------------       ----- --------------
          Net income................        $ 1.40        $ 1.25        $ 2.39        $ 1.62       $ 2.00       $ 0.93        $ 1.43
                                            ======        ======        ======        ======       ======       ======        ======
    Fully diluted
       Income before cumulative effect      $ 1.40        $ 1.23        $ 2.37        $ 1.60       $ 1.96      $  1.17        $ 1.38
       Less: cumulative effect......            --            --            --            --           --       (0.24)            --
                                      ------------  ------------  ------------  ------------ ------------       ------  ------------
          Net income................        $ 1.40        $ 1.23        $ 2.37        $ 1.60       $ 1.96      $  0.93        $ 1.38
                                            ======        ======        ======        ======       ======      =======        ======
    Cash dividends declared.........        $ 0.54        $ 0.46        $ 1.00        $ 0.86       $ 0.74       $ 0.64        $ 0.50
    Shareholders' equity............         15.64         14.21         15.13         14.32        12.79        12.06         11.95
AVERAGE BALANCE SHEETS
    Securities at carrying value....  $  6,249,761  $  5,816,670  $  6,137,748  $  6,244,509 $  6,050,612 $  5,401,762  $  4,733,403
    Loans and leases*...............    18,469,521    17,052,975    16,958,876    16,286,928   14,711,409   13,155,522    11,978,837
    Other assets....................     1,601,198     1,476,505     1,673,478     1,694,578    1,707,055    1,626,305     1,567,185
                                      ------------  ------------  ------------  ------------ ------------ ------------  ------------
          Total assets..............   $26,320,480   $24,346,150   $24,770,102   $24,226,015  $22,469,076  $20,183,589   $18,279,425
                                       ===========   ===========   ===========   ===========  ===========  ===========   ===========
    Deposits........................   $19,302,187   $18,229,530   $18,577,368   $17,691,264  $17,318,921  $16,260,492   $15,167,080
    Other liabilities...............     2,615,245     2,507,871     2,346,374     3,507,910    2,724,841    1,687,474     1,535,422
    Long-term debt..................     2,285,012     1,648,477     1,861,380     1,130,460      679,654      598,753       154,113
    Common shareholders' equity.....     2,118,036     1,929,788     1,969,821     1,824,036    1,671,517    1,562,727     1,357,005
    Preferred shareholders' equity..            --        30,484        15,159        72,345       74,143       74,143        65,805
                                     ----------------------------------------- ------------- ------------------------- -------------
          Total liabilities and
          shareholders' equity......   $26,320,480   $24,346,150   $24,770,102   $24,226,015  $22,469,076  $20,183,589   $18,279,425
                                       ===========   ===========   ===========   ===========  ===========  ===========   ===========
PERIOD END BALANCES
    Total assets....................   $27,472,081   $24,877,597   $25,707,646   $24,671,277  $23,497,824  $22,273,226   $18,979,348
    Deposits........................    20,050,730    18,718,877    19,003,340    18,321,708   17,458,085   17,594,408    15,674,867
    Long-term debt..................     2,643,534     1,958,381     2,054,040     1,386,910      913,060      839,631       424,102
    Shareholders' equity............     2,117,747     1,942,738     2,071,567     2,025,112    1,803,888    1,686,134     1,510,774
SELECTED PERFORMANCE RATIOS
    Rate of return on:
          Average total assets......         1.50%         1.42%         1.33%         0.94%        1.23%        0.63%         0.99%
          Average common
          shareholders' equity......         18.59         17.84         16.73         12.18        16.16         7.79         12.95
    Dividend payout.................         38.57         36.80         41.84         53.09        37.00        68.82         34.97
    Average equity to average assets          8.05          8.05          8.01          7.83         7.77         8.11          7.78

-----------------
* Loans and leases are net of unearned income and the allowance for losses. Amounts include loans held for sale.

SELECTED CONSOLIDATED FINANCIAL DATA -- CRAIGIE

         The following table sets forth certain consolidated financial data of Craigie for the five years ended December 31, 1996, and the six months ended June 30, 1997 and June 30, 1996. Results of Craigie for the six months ended June 30, 1997 are not necessarily indicative of results expected for the entire year. All adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results of interim periods have been included. The information is qualified in its entirety by the detailed information and consolidated financial statements included elsewhere in this Proxy Statement/Prospectus. See "INFORMATION ABOUT CRAIGIE -- Management's Discussion and Analysis of Financial Condition and Results of Operations" and "CRAIGIE CONSOLIDATED FINANCIAL STATEMENTS."


                                        As of/For the
                                      Six Months Ended                          As of/For the Years Ended December 31,
                                      ----------------                          --------------------------------------
                                     June 30      June 30
                                      1997         1996          1996         1995          1994          1993           1992
                                      ----         ----          ----         ----          ----          ----           ----
                                         (UNAUDITED)
EARNINGS STATEMENT DATA
     Revenues:
          Commissions                  557,993      453,272       820,439      815,221       670,273        851,793        651,846
          Investment Banking         3,010,871    2,482,245     7,551,448    6,257,968     4,793,567     11,652,925      7,242,889
          Profits from trading
          securities                 3,096,793    3,473,842     7,173,532    6,854,099     7,378,980     13,753,935     11,466,126
          Interest and dividends     1,167,132    1,222,304     2,650,922    2,562,651     1,857,176      2,912,876      2,066,264
          Other                       (14,001)       78,759       745,905      170,055       191,375        220,512        194,714
                                  ------------ ------------  ------------ ------------  ------------   ------------   ------------
              Total Revenues         7,818,788    7,710,422    18,942,246   16,659,994    14,891,371     29,392,041     21,621,839
     Operating Expenses
          Compensation and
          benefits                   4,659,954    5,419,888    11,515,899   10,892,973    10,039,721     19,022,653     13,874,733
          Communications               547,697      569,138     1,142,692      970,610     1,038,699        599,963        548,428
          Occupancy & equipment        316,032      359,800       702,911      737,480       702,831        701,415        604,807
          Interest                   1,208,201    1,265,407     2,815,647    2,684,547     1,540,326      2,360,182      1,387,733
          Floor brokerage,
          exchange and clearing
          fees                         201,470      199,560       382,403      358,036       334,387        744,611        599,220
          Other operating
          expenses                     623,395      561,427     1,150,258    1,107,704     1,204,084      1,305,649      1,018,377
                                   -----------  -----------   -----------  -----------   -----------    -----------    -----------
              Total operating
              expenses               7,554,749    8,375,220    17,709,810   16,751,350    14,860,048     24,734,473     18,033,298
     Income (loss) before income       264,039    (664,798)     1,232,436     (91,356)        31,323      4,657,588      3,588,541
       taxes
     Income tax expense (benefit)      (41,358)    (294,258)        10,735    (198,896)     (438,285)      1,247,464      1,034,000
     Cumulative effect of change
     in accounting for income
     taxes                                  --          --             --           --            --        241,000             --
                                  --------------------------------------------------------------------- ----------- ---------------
     Net income (loss)                 305,397    (370,540)     1,221,701      107,540       469,608      3,651,104      2,554,541
     Return on average
     stockholders' equity (1)            2.17%       -2.97%         9.25%        0.71%         2.56%         21.91%         17.21%
BALANCE SHEET DATA
     Total assets                   75,594,437   89,711,400    88,171,130   78,568,035    77,634,697     88,327,681    101,667,899
     Total liabilities              56,953,596   73,043,512    69,554,212   63,910,180    56,227,389     65,508,294     84,514,073
     Total subordinated liabilities
     and deferred credits            4,305,000    4,305,000     4,803,391    2,055,000     3,625,000      3,875,000      2,775,000
     Total stockholders' equity     14,335,841   12,362,888    13,813,527   12,602,855    17,782,308     18,944,387     14,378,826

(1) Calculated by dividing after-tax earnings for the year by the average stockholders' equity for the year. Average stockholders' equity is calculated by adding stockholders' equity on the first day of the year to stockholders' equity on the last day of the year and dividing by two.

COMPARATIVE PER SHARE DATA

         The following table sets forth: (a) selected comparative per share data for each of BB&T and Craigie on an historical basis; (b) selected unaudited pro forma comparative per share data assuming the Merger had been effective during the periods presented for BB&T and Craigie combined; and (c) Craigie pro forma equivalent amounts.

         The comparative per share data presented are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of each of BB&T and Craigie included or incorporated by reference herein. Results of each of BB&T and Craigie for the six months ended June 30, 1996 are not necessarily indicative of results expected for the entire year, nor are pro forma amounts necessarily indicative of results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated. All adjustments, consisting of only normal adjustments, necessary for a fair statement of results of interim periods have been included. The pro forma equivalent amounts are calculated assuming an exchange ratio of .45 shares of BB&T Common Stock for each share of Craigie Common Stock. The exchange ratio is subject to possible adjustment as described in "MERGER CONSIDERATION".


                                         As of/For the Six Months Ended         As of/For the Year Ended
EARNINGS PER COMMON SHARE                         June 30, 1997                     December 31, 1996
                                       ---------------------------------------------------------------

BB&T
Historical primary                                    $1.40                               $2.39
Historical fully diluted                               1.40                                2.37
Pro forma combined primary                             1.40                                2.39
Pro forma combined fully diluted                       1.40                                2.37

Craigie
Historical                                             0.24                                1.30
Pro forma equivalent primary                           0.63                                1.08
Pro forma equivalent fully diluted                     0.63                                1.07

CASH DIVIDENDS DECLARED

BB&T historical                                        0.54                                1.00
BB&T pro forma combined                                0.54                                1.00
Craigie historical                                      --                                  --
Craigie pro forma equivalent                           0.24                                0.45

SHAREHOLDERS' EQUITY PER COMMON SHARE

BB&T historical                                       15.59                               15.13
BB&T pro forma combined                               15.66                               15.19
Craigie historical                                    14.90                               14.70
Craigie pro forma combined                             7.05                                6.84

                         SPECIAL MEETING OF SHAREHOLDERS

GENERAL

         This Proxy Statement/Prospectus is being furnished to the shareholders of Craigie as of the Record Date and is accompanied by a form of proxy that is solicited by the Craigie Board for use at the Special Meeting to be held on September 30, 1997 at 10:00 a.m. local time, at the offices of Craigie, 823 East Main Street, Richmond, Virginia and any adjournment or postponement thereof. At the Special Meeting, the shareholders of Craigie will vote on a proposal to approve the Reorganization Agreement and the Plan of Merger attached hereto as Appendix I. Proxies may be voted on such other matters as may properly come before the Special Meeting, or any adjournment or postponement thereof, at the discretion of the proxy holders named therein. The Craigie Board knows of no such other matters except matters incidental to the conduct of the Special Meeting.

         Holders of Craigie Common Stock are requested to complete, date, and sign the accompanying proxy and return it promptly to Craigie in the enclosed postage prepaid envelope.

RECORD DATE, VOTING RIGHTS, AND VOTE REQUIRED

         Only the holders of Craigie Common Stock on the Record Date (August
28, 1997) are entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. On the Record Date, there were 948,933 shares of Craigie Common Stock outstanding, which were held by 64 holders of record. Each share of Craigie Common Stock outstanding on the Record Date is entitled to one vote as to each of the matters submitted at the Special Meeting.

         APPROVAL OF THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF MORE THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF CRAIGIE COMMON STOCK. FAILURE OF A HOLDER OF CRAIGIE COMMON STOCK TO VOTE SUCH SHARES WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER.

         As of the Record Date, the directors and executive officers of Craigie and their affiliates beneficially owned a total of 1,021,944 shares, or 81.2% of the shares of Craigie Common Stock issued and outstanding or issuable upon the conversion of convertible debentures, and owned 884,994, or 93.3%, of the issued and outstanding shares of Craigie Common Stock, all of which are expected to be voted in favor of the Reorganization Agreement and the Plan of Merger. Officers of Craigie holding an aggregate of 520,563 shares of Craigie Common Stock as of the Record Date, or 54.9% of the shares then outstanding, have agreed in the Reorganization Agreement that they will not transfer any of such shares and that they will vote all of such shares in favor of the Reorganization Agreement and the Plan of Merger.

VOTING AND REVOCATION OF PROXIES

         The shares of Craigie Common Stock represented by properly completed proxies received at or prior to the time for the Special Meeting will be voted as directed by the shareholders unless revoked as described below. If no instructions are given, executed proxies will be voted "FOR" approval of the Reorganization Agreement and the Plan of Merger. Shares with respect to which proxies have been marked as abstentions will not be counted as votes cast. Shares with respect to which proxies have been marked as abstentions, however, will be treated as shares present for purposes of determining whether a quorum is present. If any other matters are properly presented at the Special Meeting and may be properly voted on, the proxies solicited hereby will be voted on such matters at the discretion of the proxy holders named therein. However, in such event, voting authority will be exercised only to the extent permissible under the applicable federal securities laws. The Craigie Board is not aware of any other business to be presented at the Special Meeting, other than matters incidental to the conduct of the Special Meeting. This proxy is being solicited for the Special Meeting called to consider the Reorganization Agreement and the Plan of Merger and any adjournments or postponements of the Special Meeting and will not be used for any other meeting of the shareholders of Craigie.

         The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of Craigie at Craigie's principal executive offices prior to the Special Meeting, or by attending the Special Meeting and voting in person. The proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Craigie or other person authorized to tabulate the votes.

         BECAUSE APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF MORE THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF CRAIGIE COMMON STOCK, ABSTENTIONS WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE CRAIGIE BOARD URGES ITS SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

SOLICITATION OF PROXIES

         BB&T will bear the cost of printing and mailing this Proxy Statement/Prospectus, and Craigie will bear all other costs of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by directors, officers, and other employees of Craigie, who will not be specially compensated for such solicitation activities. Craigie does not presently intend to utilize the services of a proxy soliciting firm in connection with the solicitation of proxies in connection with the Special Meeting.

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by Craigie, BB&T or any other person. The delivery of this Proxy Statement/Prospectus will not, under any circumstances, create any implication that there has been no change in the affairs of Craigie or BB&T since the date of this Proxy Statement/Prospectus.

RECOMMENDATION OF CRAIGIE BOARD

         The Craigie Board has unanimously adopted the Reorganization Agreement and the Plan of Merger and believes that the proposed transaction is fair to and in the best interests of Craigie and its shareholders. The Craigie Board unanimously recommends that Craigie's shareholders vote "FOR" approval of the Reorganization Agreement and the Plan of Merger. See "THE MERGER--Background of the Merger" and "--Reasons for the Merger."

                                   THE MERGER

         THE FOLLOWING DESCRIPTION OF THE MERGER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER INCLUDED THEREIN, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX I AND INCORPORATED HEREIN BY REFERENCE.

GENERAL

         In the Merger, BB&T Acquisition, a wholly-owned subsidiary of BB&T, will be merged with and into Craigie, and Craigie will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of BB&T. Shareholders of Craigie (other than dissenting shareholders) will receive shares of BB&T Common Stock and cash in lieu of fractional shares as described below.

BACKGROUND OF THE MERGER

         In 1996 Craigie was approached by several institutions, including bank holding companies and investment banks, about a potential acquisition. Before those contacts, the Craigie Board had not seriously considered an acquisition of Craigie, nor had it solicited any offers. However, in 1996 Craigie's management determined that it would be prudent to consider the possible advantages of an acquisition of Craigie by a larger financial institution.

         Craigie's management held preliminary discussions with three potential acquirors, including BB&T. Based on those discussions, Craigie's management concluded that an acquisition by a larger financial institution would benefit Craigie and its shareholders, primarily through exchanging Craigie Common Stock for a more liquid, dividend paying security; by providing more capital to support Craigie's business; and by expanding Craigie's client base to include an acquiror's customers. Craigie's management decided to enter into serious discussions with BB&T because, based on preliminary discussions, management had concluded (1) that BB&T was likely to offer the highest price; (2) that Craigie could continue to operate with a high degree of autonomy and remain headquartered in Richmond, Virginia, since BB&T did not already have an investment banking subsidiary; and (3) that Craigie's management and BB&T's management were compatible. Craigie did not have serious negotiations with or receive a firm offer from any potential acquiror other than BB&T.

         Discussions between Craigie and BB&T about a potential business combination began in June, 1996. Craigie was represented by Messrs. John Wright and John Jung, who are executive vice presidents of Craigie, and Mr. John Wallace, who is a senior vice president of Craigie. BB&T was represented by Messrs. Morris Marley and Michael Sperry, who are senior executive vice presidents of BB&T, and Mr. Burney Warren, who is an executive vice president of BB&T-NC. Financial statements were exchanged and pro forma financial statements were developed on Craigie as a subsidiary of BB&T and as a subsidiary of one of BB&T's banking subsidiaries, incorporating the potential synergies between the two organizations. At the time discussions between Craigie and BB&T began, due to composition of Craigie's revenue, it was not clear that Craigie could operate as a direct subsidiary of BB&T without a substantial change to its operations. Federal Reserve policy at the time limited the percentage of revenue that a bank holding company subsidiary could derive from underwriting and dealing in bank ineligible securities to ten percent of total revenue. "Bank ineligible securities" are those that a bank may not underwrite or deal in, and Craigie's revenue from bank ineligible securities has consistently exceeded ten percent of total revenue. See "--Regulatory Considerations." Similarly, despite the existence of certain court decisions to the effect that the Federal Reserve could not prohibit BB&T from operating Craigie as a subsidiary of one of its bank subsidiaries, it was not certain that Federal Reserve would not oppose such a structure.

         On August 15, 1996 representatives of Craigie and BB&T met to negotiate preliminary terms, including the merger consideration and performance bonus program. In late August, 1996 the BB&T Board approved the transaction with the contemplation that Craigie would become a subsidiary of BB&T-NC.

         On September 11, 1996 representatives of BB&T and Craigie met with personnel of the Federal Reserve and were informed that it was their opinion that Craigie could not operate as a subsidiary of BB&T-NC and would have to operate as a direct subsidiary of BB&T. On September 26, 1996 representatives of BB&T and Craigie met with the General Counsel of the Federal Reserve in Washington, D.C., who confirmed that the Federal Reserve would object to Craigie operating as a bank subsidiary.

         On December 30, 1996, the Federal Reserve amended its policy to increase the percentage of revenue that a bank holding company subsidiary may derive from bank ineligible securities, and the parties concluded that under the revised policy Craigie could operate as a subsidiary of BB&T without any substantial changes in its operations. Negotiations continued through the end of 1996 and the beginning of 1997. The Craigie Board approved the Reorganization Agreement on February 25, 1997, and the definitive agreement was executed on March 7, 1997. In its original version, the Reorganization Agreement provided that if the Closing Value exceeded $49.03 the Craigie Board could elect to terminate the Reorganization Agreement or enter into negotiations to increase the Merger Consideration. Shortly before the mailing of this Proxy Statement/Prospectus, and in light of the fact that BB&T Common Stock was at that time trading above $50.00, the parties renegotiated the definition of "Closing Value" to its current form
(See "-- Merger Consideration"), and executed an amended and restated version of the Reorganization Agreement that included this new definition, accommodated the indemnification arrangement described in the following paragraph and made certain technical corrections.

        In connection with the negotiation of the Reorganization Agreement, BB&T requested indemnification with respect to certain potential losses arising from activities of Craigie prior to the Merger, and Craigie's current directors and executive officers have entered into an Indemnification and Escrow Agreement (the "Indemnification Agreement") with BB&T pursuant to which a specified portion of the shares of BB&T Common Stock to be issued to such individuals in the Merger will be placed in escrow as the sole means to satisfy these indemnification obligations. Craigie is not a party to the Indemnification Agreement, nor does Craigie or any other shareholder of Craigie have any obligation under the Indemnification Agreement.

REASONS FOR THE MERGER

         BB&T

         BB&T's traditional customer market has been the small to middle-market company, with an emphasis on providing full banking services to the client in both the credit and non-credit areas. The range of investment banking services being offered by BB&T's competitors has grown rapidly recently, and BB&T management believes that diversification into investment services is necessary for BB&T to continue to achieve its stated goal of offering competitive products and services with features and functions equal to those of its competitors at an optimal price. BB&T management believes that the acquisition of Craigie will expand its current market coverage and product specialties by enabling it to offer basic investment banking/capital markets products as well as merger and acquisition consulting, capital sourcing, business valuations and other specialty products for which Craigie has developed a particular expertise. In addition, BB&T intends to use Craigie for many of its own investment banking needs in such areas as portfolio investments, trust investments, mergers and acquisitions activities and marketing bank and holding company securities issues, and anticipates significant savings in annual investment banking expenses. BB&T management also believes that the acquisition offers significant prospects for increasing Craigie's volume of business due to BB&T's large customer base and name recognition, especially in the Carolinas.

         CRAIGIE

         Craigie's management concluded, based on its preliminary discussions with potential acquirors, that an acquisition by a larger financial institution would benefit Craigie and its shareholders, primarily through exchanging Craigie Common Stock for a more liquid, dividend paying security; by providing more capital to support Craigie's business; and by expanding Craigie's client base to include an acquiror's customers. Craigie's management determined to enter into the Reorganization Agreement with BB&T based on its conclusions, formed during its preliminary discussions with potential acquirors and the negotiation of the Reorganization Agreement, that (1) BB&T was likely to offer the highest price;
(2) Craigie could continue to operate with a high degree of autonomy and remain headquartered in Richmond, Virginia, since BB&T did not already have an investment banking subsidiary; and (3) Craigie's management and BB&T's management were compatible.

MERGER CONSIDERATION

         In the Merger, each outstanding share of Craigie Common Stock (other than shares held by dissenting shareholders) will be converted into the right to receive a number of shares of BB&T Common Stock calculated according to the Exchange Formula, which is based in part upon the Closing Value (as defined below) of BB&T Common Stock. The Exchange Formula provides that the number of shares of BB&T Common Stock to be exchanged for each share of Craigie Common Stock will be equal to the lesser of:

                  (a) 1.20 multiplied by the sum of (i) the Tangible Book Value per Share (as described below) determined as of December 31, 1996 plus
         (ii) the Considered Earnings per Share (as described below), which product will be divided by the Closing Value; or

                  (b) 1.20 multiplied by the Tangible Book Value per Share as of the Closing Date, divided by the Closing Value.

Notwithstanding the foregoing, if the Closing Value is less than $29.43, BB&T may elect to terminate the Reorganization Agreement or enter into negotiations with Craigie to decrease the Merger Consideration.


         "Closing Value" means the average closing price per share of BB&T Common Stock on the NYSE for the 20 trading days immediately preceding the tenth calendar day prior to the Closing Date. Notwithstanding the foregoing, if the average closing price per share described in the preceding sentence is between $49.03 and $52.00, the Closing Value will be deemed to be $49.03, and if the average closing price is greater than $52.00, the Closing Value will be deemed to equal the sum of (a) $49.03 plus (b) the amount by which the average closing price exceeds $52.00. If the Craigie shareholders approve the Reorganization Agreement and Plan of Merger at the Special Meeting, it is expected that the Closing Value will be determined based on the 20 trading days ending on and including September 19, 1997.

         "Tangible Book Value per Share" means an amount per share of Craigie Common Stock determined by dividing (a) the aggregate shareholders' equity of Craigie on the applicable date, as adjusted in certain respects (including, without limitation, to include unrealized gains or losses on Craigie's marketable securities based on the then current market value of such securities), by (b) the number of shares of Craigie Common Stock issued and outstanding as of the Effective Time. The Tangible Book Value per Share of Craigie Common Stock was $14.57 at December 31, 1996 and $14.90 at June 30, 1997. Although there can be no assurance that such will be the case, Craigie management believes that the Tangible Book Value per Share of Craigie Common Stock will be approximately $15.10 at the anticipated Closing Date of October 1, 1997.

         "Considered Earnings per Share" means an amount per share of Craigie Common Stock determined by dividing the number of shares of Craigie Common Stock issued and outstanding as of the Effective Time into the lesser of (a) Craigie's actual net earnings after tax for the period beginning on January 1, 1997 and ending on and including the Closing Date, determined in accordance with generally accepted accounting principles consistently applied, or (b) $1.435 million multiplied by a fraction, the numerator of which is the number of days in 1997 ending on and including the Closing Date and the denominator of which is
365. As of June 30, 1997, Craigie's year-to-date actual net earnings after tax totaled $305,397, and, although there can be no assurance that such will be the case, Craigie management believes that net earnings after tax as of the anticipated Closing Date of October 1, 1997 will be approximately
$500,000. Assuming a Closing Date of October 1, 1997, the amount referred to in clause (b) of the first sentence of this paragraph would equal approximately $1,073,300.

         Assuming that the foregoing estimates are accurate and that the Closing Date occurs on October 1, 1997, Craigie management believes that the total Merger Consideration will equal approximately $22.8 million, or $18.12 per share of Craigie Common Stock, as measured in shares of BB&T Common Stock valued at the Closing Value. Assuming a Closing Value of $51.25, which was the closing price per share market price of BB&T Common Stock on the NYSE on August 26, 1997, it is expected that each share of Craigie Common Stock (other than shares held by dissenting shareholders) would be converted into the right to receive approximately 0.3536 shares of BB&T Common Stock. SHAREHOLDERS SHOULD RECOGNIZE, HOWEVER, THAT THE FINAL DETERMINATION OF THE MERGER CONSIDERATION WILL

NOT BE MADE UNTIL THE COMPLETION OF THE AUDIT OF CRAIGIE'S FINANCIAL STATEMENTS AS OF THE CLOSING DATE, AND THAT THE ACTUAL MERGER CONSIDERATION MAY BE MORE OR LESS THAN THE AMOUNT ESTIMATED ABOVE. CRAIGIE'S RESULTS OF OPERATIONS FOR THE PERIOD BEGINNING JANUARY 1, 1997 UNTIL THE CLOSING DATE, AND FLUCTUATIONS IN THE VALUE OF CRAIGIE'S MARKETABLE SECURITIES PRIOR TO THE CLOSING DATE, MAY MATERIALLY AFFECT THE AMOUNT OF MERGER CONSIDERATION SHAREHOLDERS OF CRAIGIE WILL BE ENTITLED TO RECEIVE. SEE "INFORMATION ABOUT CRAIGIE-- MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" FOR A DISCUSSION OF FACTORS WHICH MAY IMPACT CRAIGIE'S RESULTS OF OPERATIONS. MOREOVER, ANY CHANGES IN THE MARKET PRICE OF BB&T COMMON STOCK AFTER THE PERIOD DURING WHICH THE CLOSING VALUE IS DETERMINED WILL NOT AFFECT THE NUMBER OF SHARES OF BB&T COMMON STOCK THAT HOLDERS OF CRAIGIE COMMON STOCK WILL RECEIVE, AND THE ACTUAL MARKET PRICE OF BB&T COMMON STOCK AT THE EFFECTIVE TIME COULD BE MORE OR LESS THAN THE CLOSING VALUE USED IN THE EXCHANGE FORMULA.

         The parties to the Reorganization Agreement will make their best estimate of the Merger Consideration as of the Effective Time, and the Closing Merger Consideration, representing 90% of this amount (disregarding any fractional share that would otherwise be included), will be distributed as soon as practicable after the Effective Time to the holders of Craigie Common Stock at the Effective Time (other than dissenting shareholders) (the "Closing Shareholders"). The Post-Closing Merger Consideration, if any, will be determined based on the parties' calculation of the actual Merger Consideration. Promptly after the Closing Date, BB&T will cause the preparation of a balance sheet and income statement (the "Closing Financial Statements") showing Craigie's Tangible Book Value per Share as of the Closing Date and Considered Earnings per Share. The Closing Financial Statements will be prepared in accordance with generally accepted accounting principles consistently applied with prior periods, except for adjustments for determining Tangible Book Value per Share. The Closing Financial Statements will be audited and reported on by Arthur Andersen LLP ("Arthur Andersen"), BB&T's independent public accountants. The report of Arthur Andersen will be unqualified except as necessary to reflect adjustments in determining Tangible Book Value per Share.

         BB&T will exercise its reasonable best efforts to cause the Closing Financial Statements, together with the report of Arthur Andersen, to be delivered to the Closing Shareholders as soon as practicable, but no later than the 60th day after the Closing Date. The Closing Financial Statements will be delivered to Allen Mead Ferguson, John W. Wright and John T. West, IV, whom Craigie has appointed in the Reorganization Agreement as representatives of the Closing Shareholders (the "Shareholders' Representatives") to act on their behalf with respect to certain matters.

         Following delivery of the Closing Financial Statements to the Shareholders' Representatives, BB&T will cause Arthur Andersen to provide the Shareholders' Representatives with an opportunity to observe all aspects of the audit, to review Arthur Andersen's work papers and to discuss the audit with Arthur Andersen representatives. The Shareholders' Representatives will have 30 days to review the Closing Financial Statements and to give notice to BB&T if they have a disagreement with Arthur Andersen regarding the Closing Financial Statements (an "Objection Notice"). Failing such Objection Notice, the Closing Financial Statements as delivered to the Shareholders' Representatives will be final and binding on the parties.

         If the Shareholders' Representatives give an Objection Notice in a timely manner, and BB&T and the Shareholders' Representatives are able to resolve such objections, the Closing Financial Statements, as modified to resolve such objections, will be binding on the parties. If BB&T and the Shareholders' Representatives are unable to reach agreement as to all differences within 15 days after BB&T's receipt of the Shareholders' Representatives' Objection Notice, then the unresolved differences will be submitted to arbitration to resolve the dispute and make a determination that will be binding on the parties. Such arbitration will be conducted by arbitrators experienced in the matters at issue and selected in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator(s) will be final and binding as to any matters submitted to arbitration; if necessary, such decision may be enforced by either BB&T or the Shareholders' Representatives in any court having competent jurisdiction. After delivery of the arbitrator's decision, the Closing Financial Statements, modified as appropriate to reflect the arbitrator's decision, will be final and binding. The determination of who will bear the costs and expenses incurred in connection with any such arbitration proceedings will be determined by the arbitrator.

         The Post-Closing Merger Consideration will be distributed as soon as practicable following the close of the 30-day period described above if an Objection Notice has not been timely filed. If an Objection Notice is timely filed, the portion of the Post-Closing Merger Consideration that BB&T and Craigie agree is distributable will be distributed (disregarding any fractional share of BB&T Common Stock) as soon as practicable following the close of such 30-day period, and the remainder of the Post-Closing Merger Consideration, if any, will be distributed as soon as practicable following final resolution of all objections in the Objection Notice.

         No fractional shares of BB&T Common Stock will be issued in the Merger. Instead, holders of Craigie Common Stock otherwise entitled to a fractional share will be paid an amount in cash at the time of the distribution of the Post-Closing Merger Consideration. Such amount will be determined by multiplying the fractional part of such share by the closing price per share of BB&T Common Stock on the NYSE on the day immediately preceding the date of distribution.

TRANSFER OF BB&T COMMON STOCK CERTIFICATES

         Prior to the Effective Time, instruction forms will be mailed to each record holder of Craigie Common Stock at the Effective Time. The instruction form will include instructions to be followed in receiving certificates evidencing shares of BB&T Common Stock and, if applicable, cash in lieu of fractional shares. Upon surrender of properly executed instruction forms with respect to shares of Craigie Common Stock, each holder thereof will receive a certificate evidencing the number of whole shares of BB&T Common Stock representing that portion of the Closing Merger Consideration to which that holder is entitled at such time. At the time of the distribution of the Post-Closing Merger Consideration, each holder will receive a second certificate evidencing the number of whole shares of BB&T Common Stock (if any) to which that holder is entitled at such time, and any cash payable in lieu of a fractional share.

         After the Effective Time, until so surrendered and exchanged, shares of Craigie Common Stock outstanding immediately prior to the Effective Time will represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration.

THE REORGANIZATION AGREEMENT

         EFFECTIVE DATE AND TIME OF THE MERGER

         The Merger will be effective at the time and on the date specified in the Articles of Merger to be filed with the State Corporation Commission of the Commonwealth of Virginia. The filing of the Articles of Merger will take place following approval of the Plan of Merger by the Craigie shareholders and satisfaction of all other conditions to the consummation of the Merger set forth in the Reorganization Agreement. If the Merger is approved at the Special Meeting on September 30, 1997, it is currently anticipated that the filing of the Articles of Merger and the consummation of the Merger will occur on or about October 1, 1997.

         CONDITIONS TO THE MERGER

         The respective obligations of BB&T and Craigie to consummate the Merger are subject to the satisfaction or, where permissible, the waiver of certain conditions, including, without limitation, (a) the authorization of the execution, delivery and performance of the Reorganization Agreement and the transactions contemplated thereby by all necessary Craigie corporate action, including approval of the Merger by the requisite vote of the shareholders of Craigie; (b) the receipt of all required regulatory approvals of the Merger; (c) the absence of any injunction, judgment, decree, restraining order or order of any nature by court or government agency of competent jurisdiction enjoining or preventing the consummation of the Merger; and (d) the receipt of the opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T, substantially to the effect that the Merger will constitute a reorganization under Section 368 of the Code and that the shareholders of Craigie will not recognize any gain or loss to the extent that such shareholders exchange shares of Craigie Common Stock for shares of BB&T Common Stock.

         The obligations of Craigie to consummate the Merger are also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations and warranties and the performance of all covenants, agreements and conditions required to be performed or complied with by BB&T pursuant to the Reorganization Agreement and (b) the receipt of certain legal opinions from counsel to BB&T and compliance certificates from BB&T.

         The obligations of BB&T to consummate the Merger are also subject to the satisfaction or waiver of the following conditions: (a) the material accuracy of the representations, warranties and certifications and the performance of all covenants, agreements and conditions required to be performed or complied with by Craigie pursuant to the Reorganization Agreement; (b) the receipt of certain legal opinions from counsel to Craigie and compliance certificates from Craigie; (c) the good faith determination by BB&T that neither the staff nor the Board of Governors of the Federal Reserve shall have material objections to the Merger or to the conduct by Craigie of its business following the Merger in substantially the same manner as previously conducted; (d) the receipt of written agreements from "Affiliates," as defined in Rule 145 under the Securities Act, of Craigie regarding certain restrictions on the resale of BB&T Common Stock received in the Merger; (e) the execution of employment and noncompetition agreements between Craigie and certain current employees of Craigie; (f) the absence of any material adverse change in the financial condition, operations or prospects of Craigie; (g) the cancellation prior to the closing date of the Merger of all shareholder agreements between or among Craigie and any of its shareholders relating to Craigie Common Stock; and (h) the holders of fewer than 10% of the outstanding shares of Craigie Common Stock having (i) given written notice of their intent to demand payment for their shares and (ii) not voted in favor of the Merger.

         CONDUCT OF CRAIGIE'S BUSINESS PRIOR TO THE EFFECTIVE DATE OF THE MERGER

         Except as permitted, required or specifically contemplated by the Reorganization Agreement or with the prior written consent of BB&T, Craigie has covenanted under the Reorganization Agreement not to:

                  (a) carry on its business other than in the usual, regular and ordinary course and substantially the same manner as theretofore conducted, or establish or acquire any subsidiary, or engage in any new type of business endeavor;

                  (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled dividends payable on record dates and in amounts consistent with past practice;

                  (c) issue any shares of its capital stock, pursuant to conversion rights or otherwise;

                  (d) issue, grant or authorize any rights to acquire its capital stock or effect any recapitalization, reclassification, stock dividend, stock split or other capital change;

                  (e) amend its articles of incorporation or bylaws;

                  (f) impose or permit imposition of any lien, charge or encumbrance on any of its assets except for liens incurred to procure financing to acquire securities inventory in the ordinary course of business;

                  (g) merge or consolidate with or acquire control over any other corporation or dispose any of its assets or acquire any assets, other than in the ordinary course of business;

                  (h) fail to comply with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

                  (i) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus to or provide any other employee benefit or incentive to, any of its directors, officers or employees, except in the ordinary course of business consistent with past practices, or change the commission pay out schedule for its registered representatives;

                  (j) enter into or substantially modify (except as may be required by applicable law or regulation) any pension or other employee benefit plan or arrangement;

                  (k) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Craigie, or any business combination with Craigie other than as contemplated by the Reorganization Agreement (except to the extent that such acts or forbearances conflict with the fiduciary or legal obligations of Craigie's Board of Directors to its shareholders), or authorize any officer, director, agent or affiliate of Craigie to do any of the above, or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information as requested or required, or any such negotiations or discussions are sought to be initiated;

                  (l) enter into any material agreement, arrangement or commitment other than in the ordinary course of business, including, without limitation, any contract, agreement or understanding with a labor union;

                  (m) change its underwriting, trading, investment banking, sales, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation or directive;

                  (n) change its method of accounting as in effect at December 31, 1996 or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in preparation of its federal income tax return for the year ended December 31, 1996, except as required by changes in law or regulation;

                  (o) incur any capital expenditures or obligation to make capital expenditures in excess of $50,000 for any one expenditure or $250,000 in the aggregate;

                  (p) incur any indebtedness, liability or obligations other than in the ordinary course of business;

                  (q) take any action that would or might be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code as determined by BB&T, (ii) result in any representation or warranty contained in the Reorganization Agreement to be untrue in any material respect, or (iii) cause any of the conditions precedent to the Merger to fail to be satisfied; or

                  (r) agree to do any of the foregoing.

         TERMINATION

         The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the effective date of the Merger by the mutual written consent of BB&T and Craigie. In addition, either BB&T or Craigie may terminate the Reorganization Agreement at any time prior to the effective date of the Merger if: (a) any court or governmental or regulatory agency issues any order, writ, injunction or decree binding on Craigie or BB&T that prohibits or restrains Craigie or BB&T from consummating the Merger; (b) the closing has not occurred by October 1, 1997, for any reason other than the delay or nonperformance of the parties seeking such termination, or other than failure to receive approval from the Federal Reserve of Craigie as a subsidiary of BB&T as described in Section 20 of the Glass-Steagall Act; (c) the closing has not occurred by December 31, 1997 for any reason other than delay or nonperformance of the party seeking termination; (d) any of certain approvals required for the consummation of the Merger is denied and the time period for appeals and requests for reconsideration has expired; or (e) the shareholders of Craigie do not approve the Merger at the Special Meeting.

         In addition, at any time prior to the effective date of the Merger, BB&T may elect to terminate the Reorganization Agreement if the Closing Value is less than $29.43. Also, either party may terminate the Reorganization Agreement at any time prior to the effective date of the Merger if the other party fails to perform in any material respect its covenants or agreements prior to the date the Merger is closed or materially breaches any of its representations and warranties contained in the Reorganization Agreement, and fails to cure such breach within ten days after the nonbreaching party has notified the breaching party of its intent to terminate the Reorganization Agreement.

         If the Reorganization Agreement is terminated by either BB&T or Craigie, the Reorganization Agreement will become void. Thereafter, there will be no liability on the part of BB&T or Craigie other than, in either case, with respect to (a) its obligations to protect the other party's confidential information; (b) payment of its cost and expenses incurred in connection with the transaction described herein; and (c) with respect to a party that has caused the termination by failing to perform in any material respect its covenants or agreements or by materially breaching any of its representations or warranties contained in the Reorganization Agreement, any claims arising out of any uncured breach of any such covenant, agreement, representation or warranty.

         AMENDMENT AND WAIVER

         BB&T and Craigie may amend or supplement the Reorganization Agreement and the Plan of Merger at any time by mutual written agreement. Except with respect to any required regulatory approval, BB&T and Craigie may at any time extend the time for performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations or warranties of the other party contained in the Reorganization Agreement or in any document delivered pursuant thereto; (b) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained in the Reorganization Agreement or in the Plan of Merger; or (c) performance by the other party of any of its obligations set out in the Reorganization Agreement. However, no such extension or waiver, or amendment or supplement of the Reorganization Agreement and the Plan of Merger executed after approval by the shareholders of Craigie may reduce either the number of shares of BB&T Common Stock into which each share of Craigie Common Stock will be converted in the Merger or the payment terms for fractional shares.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Craigie's management have certain interests in the Merger that are in addition to their interests as shareholders of Craigie generally.

         EMPLOYMENT AGREEMENTS

         During the negotiation of the Reorganization Agreement, BB&T insisted that certain officers of Craigie enter into employment agreements with Craigie at or before the Effective Time. Previously, there have been no employment contracts between Craigie and its officers. BB&T insisted that certain officers enter into employment agreements to prevent such officers from later resigning and competing with BB&T and Craigie. Accordingly, it is a condition to BB&T's obligation to consummate the Merger that Craigie enter into employment agreements with each of Messrs. Ferguson, West, Wright and Pugh (each individually an "Executive" and collectively the "Executives") at the Effective Time. The employment agreements provide for the employment of the Executives in their current capacities until December 31, 2001, and will supersede any of their existing employment agreements and change of control arrangements. No other Craigie employees will be required to enter into employment agreements or noncompetition agreements.

         The employment agreement for each Executive, with the exception of Mr. Wright, provides that the Executive will receive a minimum annual salary equal to $200,000, subject to annual increases as may be determined by Craigie management and the Craigie Board based on their assessment of the Executive's performance and Craigie's performance generally. Mr. Wright's employment agreement provides for a minimum annual salary of $325,000 until such time as Craigie determines that his duties shall be primarily production, at which point his minimum annual salary will be $237,500. Each Executive will participate in any bonus or incentive plans for executives as Craigie and the Craigie Board may adopt, except that after Mr. Wright's duties become primarily production he will then be entitled to incentive pay consistent with and comparable to the incentive pay then in effect for other production employees of Craigie. While employed by Craigie, each Executive also will be entitled to receive those employee pension and welfare benefits and group employee benefits as were in effect for the Executive in question immediately before the Merger, except to the extent such benefits may be prohibited or made impracticable by applicable law.

         Each Executive's employment agreement provides that, if Craigie terminates his employment other than by reason of death or disability or for "Just Cause" (as defined below), the Executive will, if he complies with certain noncompetition provisions, be entitled to receive an annual salary for the remainder of what would otherwise have been the term of the employment agreement equal to the average of the cash compensation (including cash bonuses and other cash-based benefits earned or paid) received during the preceding three calendar years ("Termination Compensation"). In addition, Craigie would use its best efforts to accelerate vesting of any unvested benefits of the Executive under any employee stock-based or other benefit plan or arrangement, to the extent permitted by applicable law and the terms of such plan (except that rights to any amounts payable pursuant to the Incentive Program will be governed by the terms of such Program and will not be affected by the provisions of the employment agreement). In addition, the Executive would continue to participate in employee benefit plans or programs for which officers of Craigie generally are eligible, on the same terms as were in effect prior to the Executive's termination, for all periods during which the Executive receives Termination Compensation.

         Termination for "Just Cause" includes termination for the Executive's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Craigie's or BB&T's business, misappropriation of Craigie's or BB&T's assets (determined on a reasonable basis) or those of their affiliates, or material breach of any other provision of the employment agreement, if the Executive has received written notice from Craigie of the material breach and the breach remains uncured 30 days after the delivery of such notice. In the event the Executive's employment under his employment agreement is terminated for Just Cause, the Executive will have no right to receive compensation or other benefits under the agreement for any period after the termination.

         In the event of a Change of Control (as defined below) of Craigie or BB&T during the term of an Executive's employment agreement and the voluntary termination of his employment with Craigie for Good Reason (as defined below) at any time during the 24 months following such Change of Control, the Executive would be entitled to receive a lump sum payment, in lieu of any other amounts payable under his employment agreement, equal to any compensation due but not yet paid plus twice the amount of his Termination Compensation. In addition, the Executive would be entitled to continue to participate in the employee benefit plans or programs for which officers of Craigie generally are eligible, or comparable plans or coverage, for a period of two years following termination of employment, on the same terms as were in effect either (a) at the date of such termination or (b) if such plans and programs in effect prior to the Change of Control were, considered together as a whole, materially more generous to the officers of Craigie, then at the date of the Change of Control. Any such benefits would be paid by Craigie to the same extent as they were so paid prior to the termination or the Change of Control, as the case may be.

         A "Change of Control" will be deemed to have occurred if: (a) any person or group (as defined in Section 13(d) and 14(d) of the Exchange Act) of persons, other than BB&T or its affiliates or their employee benefit plans, is or becomes the beneficial owner of securities of BB&T or Craigie representing 20% or more of the combined voting power of such corporation's then outstanding securities; (b) as a result of any tender offer, exchange offer, proxy contest, merger, consolidation or sale of assets, individuals who at the beginning of any two-year period constitute the BB&T Board, plus new directors whose election is approved by at least two-thirds of the directors still in office who were directors at the beginning of such two-year period, cease for any reason to constitute at least two-thirds of the members of the BB&T Board; (c) the shareholders of BB&T approve a merger or consolidation involving BB&T that results in the shareholders of BB&T having less than 60% of the voting power of the combined entity; (d) the shareholders of BB&T approve a plan of complete liquidation of BB&T or an agreement for the sale or disposition of all or substantially all of BB&T's assets; or (e) any other event occurs that the BB&T Board determines to be a change of control. "Good Reason" is defined as: (a) the assignment to the Executive of duties inconsistent with the position and status provided for in the employment agreement; (b) a reduction by Craigie in the Executive's base annual salary below the minimum annual salary provided for in the employment agreement, or the exclusion of the Executive from participation in benefit plans in which he previously participated; (c) an involuntary relocation of the Executive more than 100 miles from Richmond, Virginia; or (d) the breach by Craigie of any material provision of the employment agreement.

         INCENTIVE PROGRAM

         Immediately following the Effective Time, and as provided in the Reorganization Agreement, BB&T will cause Craigie to establish the Incentive Program. The Incentive Program will provide for the creation of a bonus pool (the "Pool"), a portion of which will be distributed each calendar year through 2001 (with 1997 pro-rated from the Closing Date and included with 1998) to Craigie employees who were also shareholders of Craigie immediately before the Effective Time (the "Plan Participants"), including members of
Craigie management, if "Net Income" (as defined below) for such year meets or exceeds certain goals. The Pool will be equal to 45% of the "Tangible Book Value" (as defined below) of Craigie on the day preceding the effective date of the Merger or, as estimated by Craigie Management, approximately $8,550,000 if the Closing Date is October 1, 1997. At the end of each year, a portion of the Pool, determined by the extent to which the Net Income for such year equal or exceeds 85% of the year's "Target Amount" (as described below), will be distributed to the Plan Participants. No portion of the Pool will be distributed to Plan Participants for any year in which Net Income is less than 85% of the Target Amount for such year. Each Plan Participant will receive a set percentage of each year's distribution from the Pool based on his or her beneficial ownership of Craigie Common Stock immediately before the Effective Time. Sixty percent of the value of each Incentive Program distribution to Plan Participants will consist of whole shares of BB&T Common Stock, with the remainder in cash. The number of shares of BB&T Common Stock will be determined using the closing price per share of BB&T Common Stock on the NYSE on the day preceding the date of distribution. All distributions of cash from the Incentive Program will be made as soon as practicable following determination of the Net Income for each year, but in no event later than March 1 of the following year.

         For each year, the portion of the Pool distributed to Plan Participants will be calculated as follows: (a) if Net Income is at least 85% but less than 90% of the Target Amount for such year, 3.125% of the Pool will be distributed;
(b) if Net Income is at least 90% but less than 95% of the Target Amount, 6.25% of the Pool will be distributed; (c) if Net Income is at least 95% but less than 100% of the Target Amount, 9.375% of the Pool will be distributed; and (d) if the Net Income exceeds 100% of the Target Amount, 12.5% of the Pool will be distributed. The Target Amount for each year will be calculated as follows: (a) for 1998, the Target Amount will be the sum of (i) $1,993,000 multiplied by a fraction, the numerator of which is the number of days in 1997 following the Closing Date and the denominator of which is 365, plus (ii) $3,600,000; (b) for 1999, the Target Amount will be $3,896,000; (c) for 2000, the Target Amount will be $4,246,000; and (d) for 2001, the Target Amount will be $4,595,000. For the 1999, 2000 and 2001, an additional portion of each such year's Pool will be distributed to Plan Participants to the extent that less than 12.5% of the Pool was distributed during preceding years, provided that the aggregate Net Income for such year and all preceding years exceeds certain levels. In no event will more than 12.5% of the Pool be distributed for any year.

         Any Plan Participant whose employment with Craigie is terminated for any reason will not participate in any distribution from the Pool for the year during which such termination occurred or for any subsequent year, even if such Plan Participant becomes reemployed by Craigie. If a Plan Participant loses the right to participate in the Incentive Program, any interest in the Pool allocable to such person will either be allocated to one or more new participants named by the Craigie Board or be forfeited and eliminated from the Pool. Plan Participants who die, become disabled or are terminated by Craigie without fault will be entitled to receive a portion of the Pool for the year in which such death, disability or termination occurs equal to the Plan Participant's participation percentage in the amount distributable for such year multiplied by a fraction, the numerator of which is the number of days in such year through the date of such death, disability or termination, and the denominator of which is the number of days in such year.

         In the event of any material change in the corporate structure, key personnel, revenue and expense structure, product offerings, nature of the business, assets or liabilities of Craigie caused by BB&T or by the Craigie Board, except if such changes are, in the exercise of good faith judgment, deemed necessary to respond to changes generally occurring in other similarly situated firms in Craigie's business, the criteria for earning and distributing the Pool will be amended by the Craigie Board in good faith to provide the Plan Participants with as much of a likelihood that they will receive the same distributions from the Pool that they would have received if such change had not been made. The plan also provides for immediate distribution of the entire Pool, regardless of whether Craigie has obtained the requisite levels of Net Income for the year in question or any other year, in the event of a change in control of BB&T prior to December 31, 2001.

         "Tangible Book Value" means the shareholders' equity of Craigie determined in accordance with generally accepted accounting principles consistently applied, adjusted to include any unrealized gains or losses on marketable securities held by Craigie and to eliminate good will and other intangible assets.

         "Net Income" means Craigie's net income before taxes, adjusted as follows: (a) to eliminate the effect of any interest charged by BB&T on the books of Craigie related to the Merger; (b) to eliminate the effect of all charges and expenses incurred in complying with Section 20 of the Glass-Steagall Act; (c) to eliminate the effect of any revenues allocated by BB&T to Craigie to insure compliance with Section 20 of the Glass-Steagall Act, and any positive or negative spread on matched book positions established to insure compliance with
Section 20 of the Glass-Steagall Act; (d) to eliminate goodwill expense; (e) to eliminate from expense the amount of $87,500 per Plan Year (prorated for any portion of a calendar year) during the period that Mr. Wright receives minimum annual salary of $325,000 pursuant to his employment agreement (see "--Employment Agreements"); and (f) subject to periodic review and change by the Craigie Board if it determines that a change is advisable to be fair to Craigie and to the Plan Participants, to eliminate 50% of the revenues minus expenses attributable to any unsolicited orders placed by BB&T and its affiliates for securities, loans or other instruments to be placed in their own investment portfolios.

         INDEMNIFICATION AGREEMENT

         Pursuant to the Indemnification Agreement, the current directors and executive officers of Craigie have agreed to indemnify and hold harmless BB&T with respect to certain potential losses arising from activities of Craigie prior to the Merger. The Indemnification Agreement requires that shares of BB&T Common Stock to be issued to those individuals in the Merger with an estimated aggregate value of $1.34 million will be placed in escrow for up to two years as the sole means by which the indemnification obligations may be satisfied. Craigie is not a party to the Indemnification Agreement, nor does Craigie or any other shareholder of Craigie have any obligation under the Indemnification Agreement.

DISSENTERS' RIGHTS

         Under Virginia law, holders of Craigie Common Stock who do not vote in favor of the Reorganization Agreement and the Plan of Merger and who comply with certain notice requirements and other procedures will have the right to dissent and to be paid cash for the "fair value" of their shares. The "fair value" of Craigie Common Stock may be more or less than the consideration to be received by other shareholders of Craigie under the terms of the Reorganization Agreement and the Plan of Merger. Failure to follow such procedures precisely may result in loss of dissenters' rights. It is a condition to BB&T's obligation to effect the Merger that the holders of no more than 10% of the Craigie Common Stock may dissent from the Merger. See "--The Reorganization Agreement--Conditions to the Merger."

         THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE VSCA AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF TITLE 13.1, CHAPTER 9, ARTICLE 15 OF THE VIRGINIA CODE ("ARTICLE 15"), WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX II TO THIS PROXY STATEMENT/PROSPECTUS.

         A record shareholder may assert dissenters' rights as to fewer than all the shares of Craigie Common Stock registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies Craigie in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter will be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. A beneficial owner may assert dissenters' rights as to shares of Craigie Common Stock held on his behalf only if he: (a) submits to Craigie the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and
(b) asserts dissenters' rights with respect to all shares of which he is the beneficial owner.

         A holder of shares of Craigie Common Stock wishing to exercise dissenters' rights (a) must give Craigie written notice of the holder's intent to demand payment for his shares if the Merger is consummated and (b) must not vote his shares in favor of the Merger. If the Reorganization Agreement is approved by holders of the requisite number of outstanding shares of Craigie Common Stock, Craigie will, no later than ten days following the consummation of the Merger, mail a written dissenters' notice to all of its shareholders who gave the aforementioned notice of intent to demand payment. Such dissenters' notice will in each case: (a) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (b) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(c) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed Merger and requires that the person asserting dissenters' rights to certify whether he acquired beneficial ownership of the shares before or after the date;
(d) set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date on which the dissenters' notice is sent; and (e) be accompanied by a copy of Article 15. To exercise his dissenters' rights, a shareholder sent a dissenters' notice must demand payment, make the required certification as to when he acquired his shares and deposit his share certificates in accordance with the terms of the notice. A shareholder failing to do so will not be entitled to payment for his shares under Article 15. A shareholder who demands payment and deposits his share certificates in accordance with the terms of the notice will retain all other rights of a shareholder until consummation of the Merger. All notices, demands and other communications directed to Craigie in connection with the appraisal process should be sent to Craigie at 823 East Main Street, Richmond, Virginia 23219-3310, Attention: Secretary.

         Upon receipt of a payment demand (a) by a shareholder who was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed Merger and (b) made in compliance with the above-described procedures, Craigie will pay such shareholder the amount it estimates to be the value of his shares, plus interest accrued to the date of payment. Such payment will be accompanied by (a) Craigie's balance sheet as of the fiscal year ended December 31, 1996, an income statement and a statement of cash flows for that year and the latest available interim financial statements;
(b) an explanation of how Craigie estimated the fair value of the shares and how the interest was calculated; (c) a statement of the dissenter's right to demand payment if he is dissatisfied with Craigie's offer; and (d) a copy of Article
15. A shareholder entitled to payment as described in this paragraph may enforce Craigie's obligation to make such payment in the circuit court in Richmond, Virginia or the circuit court of the city or county in Virginia, if any, in which the dissenter resides or has its principal office.

         With respect to other dissenting shareholders, after the consummation of the Merger Craigie will offer to pay its estimated fair value of the shares, plus accrued interest, to each such dissenter who agrees to accept it in full satisfaction of his demand. Craigie will send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated and a statement of the dissenter's right to demand payment as described in the next paragraph.

         If any dissenter believes that the amount paid or offered by Craigie is less than the fair value of his shares, or that the interest due is incorrectly calculated, the dissenter may notify Craigie in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any amount already paid) or reject the corporation's offer and demand payment of the fair value of his shares and interest due. A dissenter will waive his right to demand payment as described in this paragraph unless he notifies Craigie of his demand in writing within 30 days after Craigie made or offered payment for his shares.

         If a demand for payment as described above remains unsettled, Craigie must commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Craigie does not commence a proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount demanded.

         A proceeding as described above would be commenced in the circuit court in Richmond, Virginia. Craigie would make all dissenters, whether or not Virginia residents, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties would be served with a copy of the petition. Craigie could join as a party to the proceeding any shareholder who claimed to be a dissenter but who did not, in Craigie's opinion, comply with the provisions of Article 15. If the court determined that such shareholder had not complied with the provisions of Article 15, he would be dismissed as a, party.

         The jurisdiction of the court in which the proceeding is commenced would be plenary and exclusive. The court could appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The dissenters would be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding would be entitled to judgment (a) for the amount, if any, by which the court found that the fair value of his shares, plus interest, exceeded the amount paid by Craigie or (b) for the fair value, plus accrued interest, of his shares for which the corporation elected to withhold payment as described above.

         The court would assess the costs of a proceeding described above, including the compensation and expenses of appointed appraisers, against Craigie, except that the court could assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment. With respect to the fees and expenses of counsel and experts for the parties to the proceeding, the court could assess such costs against (a) Craigie, and in favor of any or all dissenters, if it finds that Craigie did not substantially comply with the above-described procedures or (b) either Craigie or a dissenter, in favor of any other party, if it finds that the party against whom such costs are assessed did not act in good faith with respect to the dissenters' rights provided under
Article 15. In addition, if the court finds that the services of counsel to any dissenter were of substantial benefit to other dissenters and that the costs of such services should not be assessed against the corporation in question, the court could award to such counsel reasonable fees to be paid out of the amounts to the dissenters who were benefitted.

REGULATORY CONSIDERATIONS

         Consummation of the Merger is conditioned on the receipt by BB&T and Craigie of all necessary approvals by governmental regulatory agencies. Consummation of the Merger is also conditioned on the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. BB&T anticipates that the regulatory approvals described herein will be obtained in time to allow for consummation of the Merger on or about October 1, 1997, but there is no assurance that such regulatory approvals will be obtained so as to permit consummation of the Merger or that such approvals will not be conditioned upon matters that would cause the parties to abandon the Merger. There likewise is no assurance that the U.S. Department of Justice or a state attorney general will not challenge the Merger, or if such challenge is made, as to the results thereof. See "--Conditions to the Merger."

         The Merger is subject to approval by the Federal Reserve under Section 4 of the Bank Holding Company Act and the Federal Reserve's implementing regulation thereunder, Regulation Y. In considering a notice submitted in connection with a transaction such as the Merger, the Bank Holding Company Act requires that the Federal Reserve consider whether performance of the proposed activity by a bank holding company or a subsidiary of such company can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. In addition, because a transaction such as the Merger involves the acquisition of a non-banking firm by a bank holding company, Regulation Y requires that additional information be included in the notice, including evidence that the proposed activity is so closely related to banking or managing or controlling banks as to be a proper incident thereto, or, if the Federal Reserve previously determined by order that the activity is permissible for a bank holding company to conduct, a commitment to comply with all the conditions and limitations established by the Federal Reserve governing the activity. Further, because a transaction such as the Merger involves a bank holding company subsidiary that will be engaged in securities underwriting and dealing activities, the Federal Reserve requires that additional information be provided in the notice, including information on revenues derived from such securities activities, in order to determine whether the subsidiary following consummation of the transaction will be in compliance with Section 20 of the Glass-Steagall Act. Under the Federal Reserve's application of Section 20 of the Glass-Steagall Act, no more than 25 percent of the gross revenues of the subsidiary may be derived from underwriting or dealing in securities that member banks may not underwrite or deal in. The bank holding company and the subsidiary also must submit to a pre-approval examination by the Federal Reserve of the holding company's and the subsidiary's ability to comply with certain restrictions and requirements, or "firewalls," established by the Federal Reserve.

         Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve, and permits the Federal Reserve to allow interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required to consummate the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary description of certain anticipated federal income tax consequences of the Merger to the shareholders of Craigie and to BB&T and Craigie. This summary is not intended to be a complete description of all of the federal income tax consequences of the Merger. No information is provided with respect to the tax consequences of the Merger under any other tax laws, including applicable state, local and foreign tax laws. In addition, the following discussion may not be applicable with respect to certain specific categories of shareholders, including but not limited to persons who are corporations, trusts, dealers in securities, financial institutions, insurance companies, or tax exempt organizations; persons who are not United States citizens or resident aliens or domestic entities (partnerships or trusts); persons who are subject to alternative minimum tax (to the extent that tax affects the tax consequences of the Merger) or are subject to the "golden parachute" provisions of the Code (to the extent that tax affects the tax consequences of the Merger); persons who acquired Craigie Common Stock pursuant to employee stock options or otherwise as compensation if such shares are subject to any restriction related to employment; persons who do not hold their shares as capital assets; or persons who hold their shares as part of a "straddle" or "conversion transaction." The federal income tax laws are complex, and a shareholder's individual circumstances may affect the tax consequences to the shareholder. Consequently, each Craigie shareholder is urged to consult his or her own tax advisor regarding the tax consequences of the Merger. No ruling has been or will be requested from the IRS with respect to the tax effects of the Merger.

         In the opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T, upon consummation of the Merger in accordance with the Reorganization Agreement, for federal income tax purposes: (a) the Merger will constitute a reorganization under Section 368 of the Code; (b) no gain or loss will be recognized by BB&T or Craigie by reason of the Merger; (c) the shareholders of Craigie will recognize no gain or loss upon the receipt of BB&T Common Stock solely in exchange for Craigie Common Stock; (d) a shareholder of Craigie who receives cash in lieu of a fractional share of BB&T Common Stock will recognize gain or loss as if the shareholder received the fractional share and it was then redeemed for cash in an amount equal to the amount paid by BB&T in respect of such fractional share; (e) the aggregate tax basis of the BB&T
Common Stock received by a shareholder (including any fractional share interest deemed received) will be the same as the tax basis in the Craigie Common Stock surrendered in exchange therefor; and (f) the holding period for BB&T Common Stock received (including any fractional share interest deemed received) in exchange for shares of Craigie Common Stock will include the period during which the shareholder held the shares of Craigie Common Stock surrendered in the exchange, provided that the Craigie Common Stock was held as a capital asset at the Effective Time.

         The receipt of cash for shares of Craigie Common Stock by a shareholder pursuant to exercise of dissenters' rights under the VSCA will be a taxable transaction. Any holder of Craigie Common Stock considering the exercise of such rights should consult a tax advisor about the tax consequences of doing so.

         The consummation of the Merger is conditioned upon the receipt by BB&T and Craigie of the legal opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T, dated as of the Closing Date to the effect of items (a) and (c) as described above.

ACCOUNTING TREATMENT


         It is anticipated that the Merger will be accounted for under the purchase method of accounting, wherein BB&T will record the acquired identifiable assets and liabilities assumed at the fair market value at the time of consummation of the Merger. Any excess of the cost of Craigie and the sum of the fair values of tangible and indentifiable intangible assets less liabilities assumed will be recorded as goodwill. Any goodwill recorded is expected to be amortized over of the period of expected benefit. BB&T's reported income shall include the operations of Craigie after acquisition, based on the cost of the transaction. Financial statements of BB&T issued after consummation of the Merger would reflect the impact of Craigie. Financial statements of BB&T issued after consummation of the Merger would not be restated retroactively to reflect Craigie's historical financial position or results of operations. The unaudited proforma financial information contained in this Proxy Statement/Prospectus has been prepared using the purchase accounting basis to account for the Merger.

         The pooling of interests method of accounting was used to reflect the UCB Merger. As required by generally accepted accounting principles, under pooling-of-interests accounting, as of the effective date of the UCB Merger, the assets and liabilities of UCB were added to those of BB&T at their recorded book values and the shareholders' equity accounts of BB&T and UCB were combined on BB&T's consolidated balance sheet. On a pooling-of-interests accounting basis, income and other financial statements of BB&T issued after consummation of the UCB Merger are restated retroactively to reflect the consolidated combined financial position and results of operations of BB&T and UCB as if the UCB Merger had taken place prior to the periods covered by such financial statements.

EFFECT ON EMPLOYEE BENEFIT PLANS AND STOCK OPTIONS

         There will be no immediate effects upon the employee benefit plans of Craigie as a result of the Merger, and employees of Craigie will continue to participate in such plans on the same basis as they did immediately prior to the Effective Time. BB&T management may in the future determine that Craigie employees may become eligible to participate in certain of the employee benefits plans generally in effect for employees of BB&T and its other subsidiaries, but it is not anticipated that any such determinations will be made until after the Merger has occurred.

         As of the Record Date, no options to purchase shares of Craigie Common Stock were outstanding.

RESTRICTIONS ON RESALES BY AFFILIATES

         All shares of BB&T Common Stock issuable in the Merger will be registered under the Securities Act and will be freely transferable, except that any such shares received by "Persons" who are deemed to be "Affiliates" (as such terms are defined under the Securities Act) of Craigie at the Effective Time may be resold by them only in transactions registered under the Securities Act or permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted by the Securities Act. Those who may be deemed Affiliates of Craigie generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with Craigie and include certain executive officers and directors of Craigie. The restrictions on resales by an Affiliate extend also to certain related parties of the Affiliate, including spouse, relatives and spouse's relatives who in each case have the same home as the Affiliate.

         The Reorganization Agreement requires Craigie to cause each of its Affiliates to deliver to BB&T a written agreement to the effect that such person will not offer or otherwise dispose of any shares of BB&T Common Stock issued to that person in the Merger except in compliance with applicable securities laws.


                             INFORMATION ABOUT BB&T

GENERAL

         BB&T is a multi-bank holding company headquartered in Winston-Salem, North Carolina. BB&T conducts operations in North Carolina, South Carolina and Virginia primarily through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. Substantially all of BB&T's loans are to businesses and individuals in the Carolinas and Virginia. BB&T has no material amount of foreign loans and no loans that can be defined as highly leveraged transactions. BB&T's bank subsidiaries are BB&T-NC and UCB-NC, which are North Carolina chartered banks; BB&T-SC and UCB-SC, which are South Carolina chartered banks; BB&T-VA, a Virginia chartered bank; and FFSB, a federally chartered savings bank. The principal assets of BB&T are all of the issued and outstanding shares of common stock of BB&T-NC, UCB-NC and UCB-SC; BB&T Financial Corporation of South Carolina, Greenville, South Carolina, which in turn owns all of the issued and outstanding shares of BB&T-SC; and BB&T Financial Corporation of Virginia ("BB&T Financial-VA"), Virginia Beach, Virginia, which in turn owns all of the issued and outstanding shares of BB&T-VA and FFSB.

SUBSIDIARIES

         BB&T-NC, BB&T's largest subsidiary, is the oldest bank in North Carolina and currently operates through 299 banking offices throughout North Carolina. BB&T-NC provides a wide range of banking services in its local market for retail and commercial customers, including small and mid-size businesses, public agencies and local governments, trust customers, and individuals. BB&T Leasing Corporation, a wholly owned subsidiary of BB&T-NC, located in Charlotte, North Carolina, offers lease financing to commercial businesses and municipal governments. BB&T Investment Services, Inc., also a wholly owned subsidiary of BB&T-NC, located in Charlotte, North Carolina, offers customers investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds, and government and municipal bonds. BB&T Insurance Services, Inc., located in Raleigh, North Carolina, is also a subsidiary of BB&T-NC and offers life, property and casualty and title insurance on an agency basis. Additional subsidiaries of BB&T-NC include Phillips Factors Corporation, which buys and manages account receivables primarily in the furniture, textiles and home furnishings-related industries; Sheffield Financial Corp., which specializes in loans to small commercial lawn care businesses across the country; Goddard Technology Corporation, which engages in the design and production of imaging and security devices and programs; and Prime Rate Premium Finance Corporation, Inc., which provides insurance premium financing and services to customers in Virginia and the Carolinas.

         BB&T-SC serves South Carolina through 93 banking offices. BB&T-SC provides a wide range of banking services in its local market for retail and commercial customers, including small and mid-size businesses, public agencies, local governments, trust customers and individuals. BB&T-SC's subsidiaries include BB&T Investment Services of South Carolina, Inc., which is licensed as a general broker/dealer of securities and is currently engaged in retailing of mutual funds, U.S. Government securities, municipal securities, fixed and variable insurance annuity products and unit investment trusts.

         BB&T-VA, formerly Commerce Bank, was acquired on January 10, 1995 by BB&T Financial Corporation ("BB&T Financial") prior to the merger of BB&T Financial with and into BB&T, which was then named Southern National Corporation. BB&T-VA offers a full range of commercial and retail banking services through 21 banking offices in the Hampton Roads region of Virginia.

         FFSB was acquired on March 1, 1997, upon the merger of its parent company, Fidelity Financial Bankshares Corporation ("FFBC"), with and into BB&T Financial-VA. FFSB operates seven branch offices offering commercial and retail banking services in the Richmond, Virginia area.

         Regional Acceptance Corporation ("RAC"), of Greenville, North Carolina, was acquired on September 1, 1996. RAC, which has 28 branch offices in North Carolina, South Carolina, Tennessee and Virginia, specializes in indirect financing for consumer purchases of mid-model and late-model used automobiles.

UCB MERGER

         Effective July 1, 1997, UCB merged with and into BB&T. Each share of UCB Common Stock issued and outstanding at the effective time of the UCB Merger was converted into and exchanged for 1.135 shares of BB&T Common Stock (the "UCB Exchange Ratio"). In addition, at the effective time, all rights with respect to UCB Common Stock outstanding at the effective time pursuant to stock options granted by UCB under the existing stock plans of UCB were converted into and became rights with respect to BB&T Common Stock on a basis reflecting the UCB Exchange Ratio. Approximately 27.7 million shares of BB&T Common Stock were issued in the UCB Merger. The UCB Merger constituted a tax-free transaction under the Code, and has been accounted for as a pooling of interests. It is expected that UCB-NC, which operates 139 banking offices in North Carolina, and UCB-SC, which operates 16 banking offices in South Carolina, will be merged into BB&T-NC and BB&T-SC, respectively, during September 1997.

OTHER ACQUISITIONS

         BB&T's profitability and market share have been enhanced through both internal growth and acquisitions during recent years. Specifically, BB&T has expanded by both the acquisition of financial institutions (including thrift institutions) and the purchase of deposits and assets from the Resolution Trust Corporation in federally assisted transactions.

         On March 1, 1997, BB&T completed the acquisition of FFBC, which was a Virginia corporation that served as the holding company for FFSB, in a transaction accounted for as a purchase. BB&T intends to effect the merger of FFSB, which is currently a wholly owned subsidiary of BB&T Financial-VA, with and into BB&T-VA not later than the first quarter of 1998.

         On May 6, 1997, BB&T announced that it will acquire Virginia First Financial Corporation ("VFFC"), of Petersburg, Virginia, in a transaction valued at $148.4 million based on the closing price of BB&T Common Stock of $40.63 on May 5, 1997. VFFC, with approximately $817 million in assets, operates 24 banking offices through its banking subsidiary, Virginia First Savings Bank, and 12 mortgage loan production centers in Virginia and Maryland under Virginia First Mortgage. Its primary businesses are retail banking and mortgage banking. The acquisition, which is subject to the approval of the shareholders of VFFC and federal and state banking regulators, is expected to be completed by year end.

         BB&T expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Such acquisitions may entail the payment by BB&T of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of BB&T capital stock or the incurring of an additional indebtedness by BB&T, and could have a dilutive effect on the per share earnings or book value of BB&T Common Stock. Moreover, such acquisitions sometimes result in significant charges against earnings, although cost savings, especially incident to in-market acquisitions, also are frequently anticipated.

CAPITAL

         The Federal Reserve has established a minimum requirement for a bank holding company's ratio of capital to risk-weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) of 8%. At least half of the total capital is required to be composed of common equity, retained earnings, and qualifying perpetual preferred stock, less certain intangibles ("Tier 1 capital"). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of the loan loss allowance ("Tier 2 capital" and, together with Tier 1 capital, "total capital"). At June 30, 1997, BB&T's Tier 1 and total capital ratios were 10.5% and 14.9%, respectively. Effective January 1, 1997, with mandatory compliance as of January 1, 1998, the Federal Reserve also is requiring certain bank holding companies that engage in trading activities to adjust their risk-based capital to take into consideration market risk that may result from movements in market prices of covered trading positions in trading accounts, or from foreign exchange or commodity positions, whether or not in trading accounts, including changes in interest rates, equity prices, foreign exchange rates or commodity prices. Any capital required to be maintained pursuant to these provisions may consist of new "Tier 3 capital" consisting of certain short term subordinated debt. In addition, the Federal Reserve has issued a policy statement, pursuant to which a bank holding company that is determined to have weaknesses in its risk management processes or a high level of interest rate risk exposure may be required, among other things, to hold additional capital.

         The Federal Reserve also has established minimum leverage ratio requirements for bank holding companies. These requirements provide for a minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets ("leverage ratio") equal to 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least 100 to 200 basis points above the stated minimum. BB&T's leverage ratio at June 30, 1997 was 7.3%. Bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the requirements indicate that the Federal Reserve will continue to consider a "tangible Tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity.

         The FDIC has adopted minimum risk-based and leverage ratio regulations to which BB&T's bank subsidiaries are subject that are substantially similar to those requirements established by the Federal Reserve described above. Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and placing the institution into conservatorship or receivership. The capital ratios of each of BB&T's bank subsidiaries exceeded all minimum regulatory capital requirements as of June 30, 1997.

DEPOSIT INSURANCE ASSESSMENTS

         The deposits of each of BB&T's bank subsidiaries are insured by the FDIC up to the limits set forth under applicable law. A majority of the deposits of the banks are subject to the deposit insurance assessments of the Bank Insurance Fund ("BIF") of the FDIC. However, approximately 40% of the deposits of BB&T-NC and BB&T-SC (related to the banks' acquisition of various savings associations) are subject to assessments imposed by the Savings Association Insurance Fund ("SAIF") of the FDIC.

         Pursuant to budget reconciliation legislation enacted in 1996, the FDIC imposed a special assessment on SAIF- assessable deposits of 65.7 basis points per $100 of SAIF-assessable deposits in order to increase the SAIF's net worth to 1.25 percent of SAIF-insured deposits as of October 1, 1996. This special assessment was applied by the FDIC to the amount of SAIF-assessable deposits held by institutions as of March 31, 1995. Certain institutions that engaged in thrift acquisitions, including BB&T-NC, received a 20 percent discount on the assessment. As a result, the pre-tax impact of the special assessment on BB&T was approximately $33 million, and was recorded as an expense as of September 30, 1996.

         The FDIC also lowered the assessment rates for SAIF-insured deposits, effective January 1, 1997, to the same levels as the assessment rates currently applicable to BIF-insured deposits. Thus, for the semi-annual period beginning January 1, 1997, the effective rate of assessments imposed on all FDIC deposits for deposit insurance range from 0 to 27 basis points per $100 of insured deposits, depending on the institution's capital position and other supervisory factors, with a statutory minimum of $2,000. However, because the 1996 legislation requires that both SAIF-insured and BIF-insured deposits must pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation, the FDIC is assessing BIF-insured deposits an additional 1.30 basis points per $100 of deposits, and SAIF-insured deposits an additional 6.3 basis points per $100 of deposits, in each case on an annualized basis, to cover those obligations.


                            INFORMATION ABOUT CRAIGIE

GENERAL

         Craigie, founded in 1929, is a regional investment banking firm with headquarters in Richmond, Virginia and offices in Richmond and in Charlotte, North Carolina. At June 30, 1997 Craigie had assets of $75.59 million and stockholders' equity of $14.34 million. Craigie is engaged in the underwriting and trading of municipal securities (both taxable and tax exempt), U.S. government securities, corporate debt and equity securities and asset-backed securities. Craigie's investment banking business principally is focused on debt issuances for municipalities, universities and other public entities, and small and mid-size businesses, with a lesser emphasis on underwriting common stock offerings. Craigie had 88 employees at December 31, 1996.

         Of Craigie's shareholders at the Record Date, 62 were current employees of Craigie and two were former employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

          Craigie has historically funded its assets with equity capital, liabilities subordinated to the claims of general creditors, repurchase agreements and short-term bank loans. At December 31, 1996 total stockholders' equity was $13.81 million or 15.7% of total assets. Craigie's largest liability, short term bank loans, amounted to $36.51 million, or 41.4% of total assets at December 31, 1996, an increase of approximately $761,000 from December 31, 1995. Short-term bank loans are secured by firm-owned securities held in inventory accounts. Liabilities subordinated to the claims of general creditors consist of convertible subordinated debentures held by officers of Craigie. The outstanding balance of such debentures was $4.31 million at December 31, 1996, compared to $2.06 million at December 31, 1995. The remaining funding was provided primarily by short-term liabilities arising in the ordinary course of Craigie's business. Craigie maintains lines of credit from established financial institutions totaling $77 million, of which $36.51 million was outstanding as of December 31, 1996.

         As set forth in the statement of cash flows for the year ended December 31, 1996, cash used in operations was $2.27 million. Cash of $45,000 was provided by investing activities and $2.62 million was provided by financing activities, resulting in an increase in cash of approximately $394,000. Of particular note, was the issuance of subordinated notes which provided cash of $2.28 million.

      During 1996 Craigie's total assets increased by 12.2% to $88.17 million from $78.57 million, primarily as a result of the acquisition of the stock of three limited purpose entities (the "Finance Subsidiaries") from the FDIC. Formerly the Finance Subsidiaries were subsidiaries of depository institutions in receivership. The assets of the Finance Subsidiaries consist primarily of mortgage backed securities with a December 31, 1996 fair value of $10.45 million that collateralize the Finance Subsidiaries' respective obligations to National Mortgage Acceptance Corporation ("NMAC"), an affiliate of Craigie.

       Craigie is registered with the Securities and Exchange Commission as a broker dealer. Accordingly it is subject to SEC rules applicable to broker-dealers and to rules promulgated by securities industry self-regulatory agencies, such as the National Association of Security Dealers, Inc. and the Municipal Securities Rulemaking Board.
As a member of the Philadelphia Stock Exchange, Craigie also is subject to its rules and to a periodic examination of its broker-dealer operations. Craigie is a member of the Securities Investors
Protection Corporation, which insures customer accounts of member broker-dealers.

       Craigie is subject to the net capital requirements of the Securities and Exchange Commission, which are designed to measure the general financial soundness and liquidity of broker-dealers. Craigie has consistently operated well in excess of the minimum regulatory net capital requirements. At
December 31, 1996 Craigie's net capital $6.90 million exceeded the minimum requirement by approximately $6.47 million.

      Management believes that funds provided by earnings, combined with its capital base and its present lines of credit will be adequate to meet Craigie's financing needs for the foreseeable future.

Results of Operations

Introduction

      Craigie's business is sensitive to conditions in the financial markets, including the level of and changes in market interest rates, which affect the financing and investing needs of Craigie's customers. Craigie's ability to compete effectively against larger investment firms also requires an in depth knowledge of its investment banking customer base, as well as purchasers of debt and equity securities. Many of Craigie's activities have high operating costs which do not decrease proportionately with reduced levels of activity. While Craigie attempts to develop revenue sources which are less sensitive to financial market conditions, its profitability is adversely affected by sustained periods of reduced transaction volume. Craigie's profitability is also adversely affected when it is unable to compensate for increases in fixed costs through increased transaction volume or the pricing of its services.

       The majority of Craigie's revenues consist of investment banking fees and profits from trading securities. These two categories represented 77.7%, 78.7%, and 81.7% of total revenue in 1996, 1995 and 1994, respectively. Investment banking fees are generated primarily from new issue origination of tax-exempt debt securities, financial advisory fees, private placements of debt and equity securities for corporations and merger and acquisition advisory services. Investment banking fees, which totaled $4.79 million in 1994, increased to $6.26 million in 1995 and $7.55 million in 1996. Such fees can fluctuate significantly from year to year. Profits from trading securities were more stable in the three years ended December 31, 1996 ($7.17 million, $6.85 million and $7.38 million in 1996, 1995 and 1994, respectively), and result primarily from primary and secondary sales and trading of debt securities.

       Other sources of revenue include commissions, which result primarily from trading fixed income securities for customers, and interest and dividends on marketable securities. Craigie's interest and dividend income fluctuates with the amount of marketable securities held in inventory and with levels of market interest rates.

       The largest category of expense is employee compensation and benefits. Compensation expense totaled $11.52 million in 1996, $10.89 million in 1995 and $10.04 million in 1994, representing 65.0%, 65.0% and 67.6% of total expenses, respectively. As Craigie's employees are compensated primarily on the amount and profitability of business transacted, compensation expense increases and decreases as total revenue increases and decreases.

      Interest expense is Craigie's second largest category of expense, totaling $1.54 million in 1994, $2.68 million in 1995 and $2.82 million in 1996. The majority of Craigie's interest expense is associated with short-term bank borrowings and securities sold under agreements to repurchase, each of which is a source of funds for Craigie's portfolio of marketable securities. Such interest expense varies with the size of Craigie's securities portfolio and the level of market interest rates.

       Because of the interdependence of various activities and departments of Craigie's business, and the arbitrary assumptions which would be involved in allocated overhead, including administrative, operations, communications and data processing expenses, it is not appropriate to state a percentage contribution to net income of each aspect of Craigie's operations.

Six Months Ended June 30, 1997 Compared with Six Months Ended June 30, 1996

       Net income for the six months ended June 30, 1997 was $305,000, compared to a net loss of $371,000 for the same period in 1996. Total revenues increased modestly to $7.82 million in 1997 from $7.71 million in 1996, an increase of 1.4%. Investment banking revenues increased $529,000, or 21.3%, to $3.01 million for the six months ended June 30, 1997 from $2.48 million for the same period in 1996. The increase in investment banking revenues was largely offset by a $377,000 or 10.9% decrease in profits from trading securities. Commissions increased $105,000, or 23.1%, while interest and dividends and other revenue decreased $55,000 and $93,000, respectively, in the six months ended June 30, 1997, compared to the same period in 1996.

        The principal reason for the increase in net income was an $820,000 decline in operating expenses, resulting from a $760,000, or 14.0%, decline in compensation and benefits in the six months ended June 30, 1997, compared to the same period in 1996. The principal reason for the decline in compensation and benefits in the six months ended June 30, 1997 was a change in the method of matching employee contributions to Craigie's 401(k) plan.

        Total assets declined to $75.59 million at June 30, 1997, compared to $89.71 million at June 30, 1996 and $88.17 million at December 31, 1996. The decline in total assets does not reflect any change in Craigie's business, as marketable securities and total assets can fluctuate significantly from day to day, depending on whether customers are net buyers or net sellers of securities.

1996 Compared With 1995

       Craigie enjoyed increased revenues and profits in 1996 as a result of generally favorable debt and equity market conditions, an increase in investment banking fees and the acquisition of the Finance Subsidiaries. Net income in 1996 was $1.22 million, compared to approximately $108,000 in 1995, as a $2.28 million increase in total revenue more than offset an approximate $955,000 increase in total expense.

       Total revenue in 1996 was $18.94 million, a 13.7% increase over $16.66 million for 1995. Revenues increased in each revenue category, led by a $1.29 million, or 20.7%, increase in revenues from investment banking activities. The $1.29 million increase in revenues from investment banking activities reflected an increase in the number of private placements of debt and equity securities and two significant merger advisory fees. Increases in profits from trading securities and interest and dividend income (approximately $319,000 and $88,000, respectively) also contributed to Craigie's increased profitability in 1996. Results of operations in 1996 also benefited from the acquisition of the Finance Subsidiaries. In connection with the acquisition, approximately $1,047,000 was recorded as negative goodwill, of which approximately $548,000 was amortized and included in other revenues in 1996.

1995 Compared With 1994

      In 1995 total revenue was $16.66 million, an 11.9% increase over the $14.89 million recorded in 1994. However, Craigie's net income declined to approximately $108,000 in 1995 from approximately $470,000 in 1994. In 1995 increases in expenses, primarily compensation expense and interest expense exceeded the increase in total revenue, resulting in a decrease in net income.

     The $1.77 million increase in 1995 revenue, compared to 1994 resulted primarily from an increase in investment banking fees, which increased from $4.79 million in 1994 to $6.26 million in 1995, an increase of 30.5%. Profits from trading securities declined to $6.85 million in 1995 from $7.38 million in 1994, while interest and dividend income increased to $2.56 million in 1995 from $1.86 million in 1994.

     Expenses increased from $14.86 million in 1994 to $16.75 million in 1995, an increase of $1.89 million, or 12.7%, that exceeded the $1.77 million increase in total revenue. The increase in expenses in 1995 resulted from increases in employee compensation and benefits ($853,000) and interest expense ($1.14 million). The increase in employee compensation and benefits resulted primarily from hiring additional professional personnel in the sales and trading and investment banking areas, while the increase in interest expense resulted primarily from funds borrowed to finance a $6.97 million repurchase of common stock in 1995.

BUY-SELL AGREEMENT

       A buy-sell agreement among Craigie and all of its shareholders provides that Craigie may redeem the shares of Craigie Common Stock held by any shareholder who dies or otherwise terminates employment with Craigie at a price per share equal to 1.15 times the book value per share of Craigie
Common Stock at that time. In addition, any shareholder desiring to transfer any shares of Craigie Common Stock must first offer them to Craigie, and, if Craigie does not elect to purchase them, to the other shareholders of Craigie, for purchase at such price. This buy-sell agreement will terminate at the Effective Time.

       OWNERSHIP OF CRAIGIE COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth information as of the Record Date regarding the number of shares of Craigie Common Stock beneficially owned by all directors and by all directors and executive officers as a group. For the purpose of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.


                                                                  Common Stock                   Percent of
Name                                                        Beneficially Owned (1)                 Class

Directors
Allen Mead Ferguson                                                    165,461                        17.44
John T. West, IV                                                       152,734                        16.10
George Pugh                                                            146,878                        15.48
John Blair                                                             104,533                        11.02
William Reynolds                                                        86,959                         9.16
Peter Shea                                                              55,337                         5.77
Melvin J. Harley, Jr.                                                   46,551                         4.85
John B. Jung, Jr.                                                       40,000                         4.17
Bradley Smallwood                                                       35,265                         3.68
James Alexander                                                         30,000                         3.13
Arnold Brown                                                            26,947                         2.76
Joseph M. Lowry, Jr.                                                    26,365                         2.75
John Wright                                                             26,334                         2.76
John Garth                                                              23,806                         2.47
Jonathan Wallace                                                        21,217                         2.20
Merlin Grim                                                             17,754                         1.84
William T. Clarke, Jr.                                                  16,253                         1.69

Directors and Executive Officers as a group (17
persons)                                                             1,021,944                        94.11


(1) Includes shares of Craigie Common Stock that may be acquired upon the conversion at any time of convertible debentures, as follows: Messrs. Shea, Harley, Jung, Smallwood, Alexander, Brown and Lowry, 10,455 shares each; Mr. Wright, 5,227 shares; Messrs. Garth and Wallace, 16,379 shares each; and Mr. Clarke, 10,492 shares.

                        DESCRIPTION OF BB&T CAPITAL STOCK

GENERAL

         The authorized capital stock of BB&T consists of 300,000,000 shares of BB&T Common Stock and 5,000,000 shares of preferred stock, par value $5.00 per share (the "BB&T Preferred Stock"). As of June 30, 1997, there were 135,418,510 shares of BB&T Common Stock issued and outstanding (as restated to reflect the issuance of shares in the UCB Merger). There were no shares of BB&T Preferred Stock issued and outstanding as of such date, although 2,000,000 shares of BB&T Preferred Stock have been designated as Junior Participating Preferred Stock (the "BB&T Junior Preferred Stock") and are reserved for issuance in connection with BB&T's shareholder rights plan. See "-- Shareholder Rights Plan." Based on the number of shares of Craigie Common Stock anticipated to be outstanding at the Effective Time, if the Closing Value is $51.25, it is estimated that approximately 450,000 shares of BB&T Common Stock would be issued in the Merger.


BB&T COMMON STOCK

         Each share of BB&T Common Stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of BB&T Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors of BB&T (the "BB&T Board") out of funds legally available therefor and, upon liquidation, to receive pro rata all assets, if any, of BB&T available for distribution after the payment of necessary expenses and all prior claims. Holders of BB&T Common Stock have no preemptive rights to subscribe for any additional securities of any class that BB&T may issue, nor any conversion, redemption or sinking fund rights. Holders of BB&T Common Stock have no right to cumulate votes in the election of directors. The rights and privileges of holders of BB&T Common Stock are subject to any preferences provided for by resolution of the BB&T Board for any series of BB&T Preferred

Stock that BB&T may issue in the future. The terms of the BB&T Junior Preferred Stock reserved for issuance in connection with the Rights Agreement provide that holders of such shares shall have rights and privileges that are substantially identical to those of holders of BB&T Common Stock.

         The transfer agent and registrar for BB&T Common Stock is BB&T-NC. BB&T intends to apply for the listing on the NYSE, subject to official notice of issuance, of the shares of BB&T Common Stock to be issued in the Merger.

BB&T PREFERRED STOCK

         Under the BB&T Articles, BB&T may issue shares of BB&T Preferred Stock in one or more series as may be determined by the BB&T Board or a duly authorized committee. The BB&T Board or committee may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any BB&T Preferred Stock issued may rank senior to the BB&T Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of BB&T, or both. In addition, any shares of BB&T Preferred Stock may have class or series voting rights. Under certain circumstances, the issuance of BB&T Preferred Stock or the existence of the unissued BB&T Preferred Stock may tend to discourage or render more difficult a merger or other change in control of BB&T. See "--Shareholder Rights Plan."

SHAREHOLDER RIGHTS PLAN

         BB&T has adopted a shareholder rights plan pursuant to which holders of shares of BB&T Common Stock also hold rights to purchase securities or other property that may be exercised upon the occurrence of certain "triggering events." Shareholder rights plans such as BB&T's plan are intended to encourage potential hostile acquirors of a "target" corporation to negotiate with the board of directors of the target corporation in order to avoid occurrence of the "triggering events" specified in such plans. Shareholder rights plans are intended to give the directors of a target corporation the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether or not it is in the best interests of the corporation and its shareholders. Notwithstanding these purposes and intentions of shareholder rights plans, such plans, including that of BB&T, could have the effect of discouraging a business combination that shareholders believe to be in their best interests. The provisions of BB&T's shareholder rights plan are discussed below.

         On December 17, 1996, the BB&T Board declared a dividend distribution of one right (a "Right," and collectively the "Rights") for each outstanding share of BB&T Common Stock to shareholders of record at the close of business on January 17, 1997. One Right will also be distributed for each share of BB&T Common Stock issued between January 17, 1997 and the occurrence of a "Distribution Date" (described in the next paragraph). Each Right entitles the registered holder to purchase from BB&T a unit consisting of one-hundredth of a share (a "Unit") of BB&T Junior Preferred Stock at a Purchase Price of $145.00 per Unit, subject to adjustment, or, under certain circumstances, other securities or property. The description and terms of the Rights are set forth in the Rights Agreement, dated as of December 17, 1996, between BB&T and BB&T-NC in the capacity of Rights Agent (the "Rights Agreement").

         Initially, the Rights will be attached to all BB&T Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A "Distribution Date" will occur, and the Rights will separate from shares of BB&T Common Stock, upon the earliest of (a) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of BB&T Common Stock (the "Stock Acquisition Date"), (b) 10 business days following the commencement of a tender offer or exchange offer that would if consummated result in a person or group beneficially owning 20% or more of such outstanding shares of BB&T Common Stock or (c) 10 business days after the BB&T Board declares any Person to be an "Adverse Person," as described in the following paragraph.

         The BB&T Board will declare a person to be an Adverse Person upon its determinations (a) that such person, alone or together with its affiliates and associates, has or will become the beneficial owner of 10% or more of the outstanding shares of BB&T Common Stock (provided that any such determination will not be effective until such person has in fact become the beneficial owner of 10% or more of the outstanding shares of BB&T Common Stock) and (b) following consultation with such persons as the BB&T Board deems appropriate, that (i) such beneficial ownership by such person is intended to cause, is reasonably likely to cause or will cause BB&T to repurchase the BB&T Common Stock beneficially owned by such person or to cause pressure on BB&T to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the BB&T Board determines that the best long-term interests of BB&T and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (ii) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of BB&T's ability to maintain its competitive position) on the business or prospects of BB&T or
(iii) such beneficial ownership otherwise is determined to be not in the best interests of BB&T and its shareholders, employees, customers and communities in which BB&T and its subsidiaries do business.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 2006, subject to extension by the BB&T Board, or unless earlier redeemed by BB&T as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of BB&T Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except for certain issuances in connection with outstanding options and convertible securities and as otherwise determined by the BB&T Board, only shares of BB&T Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that the BB&T Board determines that a person is an Adverse Person or, at any time following the Distribution Date, a person becomes the beneficial owner of 25% or more of the then-outstanding shares of BB&T Common Stock, each holder of a Right will thereafter have the right to receive at the time specified in the Rights Agreement, (a) upon exercise and payment of the exercise price, BB&T Common Stock (or, in certain circumstances, cash, property or other securities of BB&T) having a value equal to two times the exercise price of the Right or (b) at the discretion of the BB&T Board, upon exercise and without payment of the exercise price, BB&T Common Stock (or, in certain circumstances, cash, property or other securities of BB&T) having a value equal to the difference between the exercise price of the Right and the value of the consideration that would be payable under clause (a). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. Rights will not become exercisable following the occurrence of either of the events set forth above, however, until such time as the Rights are no longer redeemable by BB&T as set forth below.

         For example, at an exercise price of $145.00 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $290.00 worth of BB&T Common Stock (or other consideration, as noted above) for $145.00. Assuming that the BB&T Common Stock had a per share value of $72.50 at such time, the holder of each valid Right would be entitled to purchase four shares of BB&T Common Stock for $145.00. Alternatively, at the discretion of the BB&T Board, each Right following an event set forth in the preceding paragraph, without payment of the exercise price, would entitle its holder to BB&T Common Stock (or other consideration, as noted above) worth $145.00.

         In the event that, at any time following the Stock Acquisition Date,
(a) BB&T is acquired in a merger, statutory share exchange or other business combination transaction in which BB&T is not the surviving corporation or (b) 50% or more of BB&T's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The Purchase Price payable, and the number of Units of BB&T Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain events.

         In general, BB&T may redeem the Rights in whole, but not in part, at a price of $0.01 per Right at any time until 10 business days following the earlier of the Stock Acquisition Date or the effective date of any declaration by the BB&T Board that any person is an Adverse Person. After the redemption period has expired, BB&T's right of redemption may be reinstated if an Acquiring Person or Adverse Person reduces his beneficial ownership to less than 10% of the outstanding shares of BB&T Common Stock in a transaction or series of transactions not involving BB&T and if there are no other Acquiring Persons or Adverse Persons.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the BB&T Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the BB&T Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made when the Rights are not redeemable.

         The Rights Agreement is filed as an exhibit to a Registration Statement on Form 8-A dated January 10, 1997 that has been filed by BB&T with the Commission. Such registration statement and the Rights Agreement are incorporated by reference in this Prospectus, and reference is made thereto for the complete terms of the Rights Agreement and the Rights. The foregoing discussion is qualified in its entirety by reference to the Rights Agreement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

CERTAIN PROVISIONS OF THE NCBCA, BB&T ARTICLES AND BB&T BYLAWS

         Certain provisions of the NCBCA, the BB&T Articles and the BB&T Bylaws deal with matters of corporate governance and the rights of shareholders. Certain of these provisions, as well as the ability of the BB&T Board to issue shares of BB&T Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may delay or prevent takeover attempts not first approved by the BB&T Board. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. BB&T believes that these provisions are appropriate to protect the interests of BB&T and all of its shareholders. The following describes the principal provisions of the NCBCA applicable to BB&T, the BB&T Articles and BB&T Bylaws that may be deemed to have anti-takeover effects.

         CONTROL SHARE ACT

         The Control Share Acquisition Act of the NCBCA may make an unsolicited attempt to gain control of BB&T more difficult by restricting the right of certain shareholders to vote newly acquired large blocks of stock. For a description of this statute, see "COMPARISON OF SHAREHOLDERS'
RIGHTS--Anti-takeover Statutes."

         PROVISIONS REGARDING THE BB&T BOARD

         The provisions of the BB&T Articles and the BB&T Bylaws with respect to the classification of the BB&T Board and the removal of directors only for cause could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of BB&T. For a description of such provisions, see "COMPARISON OF SHAREHOLDERS'
RIGHTS--Directors."

         MEETING OF SHAREHOLDERS; SHAREHOLDERS' NOMINATIONS AND PROPOSALS

         Under the BB&T Bylaws, meetings of the shareholders may be called by the Chief Executive Officer or the BB&T Board. Shareholders of BB&T may not request that a special meeting of shareholders be called. This provision could have the effect of delaying until the next annual shareholders' meeting shareholder actions that are favored by the holders of a majority of the outstanding voting securities of BB&T.

         Certain procedures governing the submission of nominations for directors and other proposals by stockholders may have some deterrent on shareholder actions designed to result in change of control in BB&T. See "COMPARISON OF SHAREHOLDERS' RIGHTS--Notice of Shareholder Nominations and Shareholder Proposals."

                       COMPARISON OF SHAREHOLDERS' RIGHTS

         At the Effective Date, holders of Craigie Common Stock (other than dissenting shareholders) will become shareholders of BB&T. The following is a summary of material differences between the rights of holders of BB&T Common Stock and holders of Craigie Common Stock. Since BB&T is organized under the laws of North Carolina and Craigie is organized under the laws of the Commonwealth of Virginia, differences in the rights of holders of BB&T Common Stock and those of holders of Craigie Common Stock arise from differing provisions of the NCBCA and the VSCA in addition to differing provisions of their respective articles of incorporation and bylaws.

         The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of BB&T Common Stock and holders of Craigie Common Stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the NCBCA and VSCA and the governing corporate instruments of BB&T and Craigie, to which the shareholders of Craigie are referred.

AUTHORIZED CAPITAL STOCK

         BB&T

         BB&T's authorized capital stock consists of 300,000,000 shares of BB&T Common Stock and 5,000,000 shares of BB&T Preferred Stock. The BB&T Articles authorize the BB&T Board to issue shares of BB&T Preferred Stock in one or more series and to fix the designation, powers, preferences, and rights of the shares of BB&T Preferred Stock in each such series. As of June 30, 1997, 135,418,510 shares of BB&T Common Stock were outstanding (as restated to reflect the issuance of shares in the UCB Merger). No shares of BB&T Preferred Stock were issued and outstanding as of such date, although 2,000,000 shares of BB&T Preferred Stock have been designated as BB&T Junior Preferred Stock and are reserved for issuance in connection with BB&T's shareholder rights plan. See "DESCRIPTION OF BB&T CAPITAL STOCK--Shareholder Rights Plan."

         CRAIGIE

         Craigie's authorized capital stock consists of 2,400,000 shares of Craigie Common Stock. As of the Record Date, 948,933 shares of Craigie Common Stock and no shares of Craigie Preferred Stock were outstanding. Debentures convertible into an additional 309,690 shares of Craigie Common Stock were also outstanding at such time.

DIRECTORS

         BB&T

         The BB&T Articles and the BB&T Bylaws provide for a board of directors having not less than three nor more than 30 members as determined from time to time by vote of a majority of the members of the BB&T Board or by resolution of the shareholders of BB&T. Currently, the BB&T Board consists of twenty-five directors. The BB&T Board is divided into three classes, with directors serving staggered three-year terms. Under the BB&T Articles and the BB&T Bylaws, BB&T directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors. Holders of BB&T Common Stock do not have cumulative voting rights in the election of directors.

         CRAIGIE

         The Craigie Articles and the Craigie Bylaws provide for a board of directors of 17 members. Under the VSCA, a Craigie director may be removed by the shareholders, with or without cause, at a special shareholders' meeting. Holders of Craigie Common Stock do not have cumulative voting rights in the election of directors.

DIVIDENDS AND OTHER DISTRIBUTIONS

         BB&T

         The NCBCA prohibits a North Carolina corporation from making any distributions to shareholders, including the payment of cash dividends, that would render it insolvent or unable to meet its obligations as they become due in the ordinary course of business. BB&T is not subject to other express regulatory restrictions on payments of dividends and other distributions. The ability of BB&T to pay distributions to the holders of BB&T Common Stock will depend, however, to a large extent upon the amount of dividends its bank subsidiaries, which are subject to restrictions imposed by regulatory authorities, pay to BB&T. In addition, the Federal Reserve could oppose a distribution by BB&T if it determined that such a distribution would harm BB&T's ability to support its bank subsidiaries. There can be no assurances that dividends will be paid in the future. The declaration, payment and amount of any such future dividends would depend on business conditions, operating results, capital, reserve requirements and the consideration of other relevant factors by the BB&T Board.

         CRAIGIE

         The VSCA prohibits a Virginia corporation from making any distributions to shareholders, including the payment of cash dividends, that would render it insolvent or unable to meet its obligations as they become due in the usual course of business. Craigie is not subject to other express regulatory restrictions on payments of dividends and other distributions.

NOTICE OF SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

         BB&T

         The BB&T Bylaws establish advance notice procedures for shareholder proposals and the nomination, other than by or at the direction of the BB&T Board or a committee thereof, of candidates for election as directors. The BB&T Bylaws provide that a shareholder wishing to nominate a person as a candidate for election to the BB&T Board must submit such nomination in writing to the Secretary of BB&T not later than 60 days before one year after the date of the immediately preceding Annual Meeting of Shareholders, together with biographical information about the candidate and the shareholder's name and shareholdings. Nominations not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.

          Similarly, a shareholder must notify the Secretary of BB&T in writing not later than 60 days before one year after the date of the immediately preceding Annual Meeting of Shareholders of the shareholder's intention to make a proposal for consideration at the next Annual Meeting. The notice must contain: (a) a brief description of the proposal, (b) the name and shareholdings of the shareholder submitting the proposal and (c) any material interest of the shareholder in such proposal.

         CRAIGIE

         The Craigie Bylaws do not establish any advance notice procedures for shareholder proposals or the nomination of directors. Shareholder proposals and director nominations may be considered as new business at annual shareholders' meetings.

EXCULPATION AND INDEMNIFICATION

         BB&T

         The NCBCA requires that a director of a North Carolina corporation discharge his duties as a director (a) in good faith, (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (c) in a manner he reasonably believes to be in the best interests of the corporation. The NCBCA expressly provides that a director facing a change of control situation shall not be subject to any different duties or a higher standard of care. The BB&T Articles provide that, to the fullest extent permitted by applicable law, no director of BB&T will have any personal liability for monetary damage for breach of a duty as a director. The BB&T Bylaws require BB&T to indemnify its directors and officers against liabilities arising out of such person's status as such, excluding any liability relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interests of BB&T.

         CRAIGIE

         The VSCA requires that a director of a Virginia corporation discharge his duties as a director in accordance with his good faith business judgment of the best interests of the corporation. The VSCA permits Virginia corporations to provide indemnification for directors, officers and agents and also permits Virginia corporations to eliminate personal liability for directors and officers for certain actions. The Craigie Articles require Craigie to indemnify its directors and officers against any liability arising out of such person's status as such, to the full extent permitted by Virginia law. The VSCA does not permit indemnity against willful misconduct or a knowing violation of the criminal law. The Craigie Articles also provide that officers and directors shall not be liable to Craigie or its shareholders for monetary damages, unless judgment is entered because of a finding that the act or omission for which the officer or director is adjudged liable is due to his willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

         BB&T

         The NCBCA generally requires that any merger, share exchange or sale of substantially all the assets of a corporation not in the ordinary course of business be approved by the affirmative vote of the majority of the issued and outstanding shares of each voting group entitled to vote. BB&T is also subject to certain statutory anti-takeover provisions. See "--Anti-takeover Statutes."

         CRAIGIE

         The VSCA generally requires that any merger, share exchange or sale of substantially all of the assets of a corporation not in the ordinary course of business be approved by at least two-thirds of the votes entitled to be cast by each voting group entitled to vote, unless the articles of incorporation provide for a greater or lesser vote (but in no event less than a majority of votes cast by each such voting group at a meeting at which a quorum of the voting group exists).

ANTI-TAKEOVER STATUTES

         BB&T

         The North Carolina Control Share Acquisition Act (the "Control Share Act") applies to BB&T. The Control Share Act is designed to protect shareholders of publicly owned North Carolina corporations based within the state against certain changes in control and to provide shareholders with the opportunity to vote on whether to afford voting rights to certain shareholders.

         The Control Share Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Control Share Act, the shares acquired that result in the crossing of any of these thresholds ("Control Shares") have no voting rights until such rights are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of Control Shares, any officer of the corporation and any employee of such corporation who is also a director of such corporation. If voting rights are conferred on Control Shares, all shareholders of such corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any Control Shares.

         In accordance with the provisions of such statute, BB&T has elected not to be governed by the North Carolina Shareholder Protection Act.

         CRAIGIE

         The VSCA restricts transactions between a publicly-held Virginia corporation and its affiliates and potential acquirors in certain respects, but such statutory provisions do not apply to Craigie because it is a privately-held company.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

         BB&T

         The NCBCA provides generally that a North Carolina corporation's articles of incorporation may be amended if the amendment is affirmatively approved by a majority of the votes cast within each voting group entitled to vote. The BB&T Articles and BB&T Bylaws also require the affirmative vote of two-thirds of the outstanding shares entitled to vote to approve an amendment to the BB&T Articles or BB&T Bylaws amending, altering or repealing the portions of such articles or bylaws relating to classification and staggered terms of the board, removal of directors or any requirement for a supermajority vote on such an amendment. The BB&T Articles authorize the BB&T Board to amend the BB&T Bylaws.

         CRAIGIE

         The VSCA generally requires that any amendment to a Virginia corporation's articles of incorporation be approved by at least two-thirds of the votes entitled to be cast by each voting group entitled to vote on such amendment, unless the articles of incorporation provide for a greater or lesser vote (but in no event less than a majority of all of the votes cast by each such voting group at a meeting at which a quorum of the voting group exists).

         The VSCA provides generally that a Virginia corporation's board of directors may amend or repeal the corporation's bylaws except to the extent that
(a) such power is reserved to the shareholders by the articles of incorporation or by law, (b) the shareholders in adopting or amending a particular bylaw provided expressly that the board of directors could not amend or repeal such bylaw and (c) the corporation's shareholders may amend or repeal the bylaws even though the bylaws may be amended or repealed by the board of directors.

SHAREHOLDERS' RIGHTS OF DISSENT AND APPRAISAL

         BB&T

         Under the NCBCA, a shareholder of a North Carolina corporation is entitled to dissent from, and obtain payment of the "full value" of his shares in the event of, any of the following corporate transactions: (a) consummation of a plan of merger to which the corporation is a party, unless (i) the corporation is a parent merging with a subsidiary pursuant to a particular NCBCA provision for such transactions; (ii) the merger is subject to an NCBCA provision that exempts from the shareholder approval requirement certain mergers that do not result in a substantial change to the corporation or the rights of its shareholders; or (iii) the shares in question are then redeemable by the corporation at a price not greater than the cash to be received for such shares;
(b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares; (c) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the regular course of business, including a sale in dissolution but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds are to be distributed in cash to shareholders within one year;
(d) an amendment to the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of shares to vote on any matter;
(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or (e) any corporation action take pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         A shareholder who has the right to dissent from a transaction and receive payment of the "fair value" of his shares must follow specific procedural requirements as set forth in the NCBCA in order to maintain such right and obtain such payment.

         CRAIGIE

         Under the VSCA, a shareholder of a Virginia corporation is entitled to dissent from, and to receive payment of the "fair value" of his shares in the event of, any of the following corporation transactions: (a) consummation of a merger to which the corporation is a party, provided that either (i) shareholder approval is required for the merger pursuant to the VSCA or the corporation's articles of incorporation and the shareholder is entitled to vote or (ii) the corporation is a subsidiary being merged with its parent pursuant to a particular VSCA provision for such transactions; (b) consummation of a plan of share exchange to which the corporation is a party as the party whose shares will be acquired, provided that the shareholder is entitled to vote on the plan;
(c) consummation of the sale or exchange of all or substantially all the property of the corporation, if the shareholder is entitled to vote on the transaction or the transaction is in furtherance of a dissolution on which the shareholder is entitled to vote, and provided that the transaction is neither
(i) a transaction pursuant to court order nor (ii) a transaction for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year; or (d) any corporate action taken pursuant to a shareholder vote, to the extent that the articles of incorporation, the bylaws, or a resolution of the board of directors provides that voting and nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         With respect to corporations that have a class or series of shares either listed on a national securities exchange or the Nasdaq market or held by more than 2,000 record shareholders, dissenters' rights are not available to the holders of such shares by reason of a merger, share exchange or sale or exchange of property unless (a) the articles of incorporation of the corporation issuing such shares provided otherwise; (b) in the case of a merger or share exchange, the holders of such shares are required to accept anything other than (i) cash,
(ii) shares in another corporation that are either listed on a national securities exchange or held by more than 2,000 record shareholders or (iii) a combination of cash and such shares; or (c) the transaction is with a shareholder who owns more than 10 percent of a class of shares and has not been approved by a majority of the directors unaffiliated with such shareholder.

         A shareholder who has the right to dissent from a transaction and receive payment of the "fair value" of his shares must follow specific procedural requirements as set forth in the VSCA in order to maintain such right and obtain such payment. See "Dissenters' Rights."

LIQUIDATION RIGHTS

         BB&T

         In the event of the liquidation, dissolution or winding-up of the affairs of BB&T, holders of outstanding shares of BB&T Common Stock are entitled to share, in proportion to their respective interests, in BB&T's assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of BB&T.

         Because BB&T is a bank holding company, its rights, the rights of its creditors and of its shareholders, including the holders of the shares of any BB&T Preferred Stock that may be issued, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors except to the extent that BB&T may itself be a creditor with recognized claims against the subsidiary and any interests in the liquidation accounts established by savings associations or savings banks acquired by BB&T for the benefit of eligible account holders in connection with conversion of such savings associations to stock form.

         CRAIGIE

         In the event of the liquidation, dissolution or winding up of the affairs of Craigie, holders of the outstanding shares of Craigie Common Stock are entitled to share, in proportion to their respective interests, Craigie's assets and funds remaining after payment, or provision for payment of all liabilities of Craigie.


                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon by Womble Carlyle Sandridge & Rice, PLLC, Charlotte, North Carolina, as counsel to BB&T. As of the date of this Proxy Statement/Prospectus, certain members of Womble Carlyle Sandridge & Rice, PLLC owned an aggregate of approximately 22,000 shares of BB&T Common Stock.


                                     EXPERTS

         The consolidated financial statements of BB&T Corporation and its subsidiaries which are incorporated herein by reference from BB&T Corporation's Current Report on Form 8-K dated August 15, 1997, which restates the consolidated financial statements that are incorporated by reference from BB&T Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 to reflect the acquisition of United Carolina Bancshares Corporation by BB&T Corporation during 1997, and incorporated by reference in this Proxy Statement/Prospectus have been audited by Authur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


         The financial statements and schedules as of December 31, 1996, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1996 of Craigie Incorporated included herein have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Financial Condition

                                                                           June 30, 1997  December 31, 1996
                                                                           -------------  -----------------
                                                                            (unaudited)
----------------------------------------------------------------------------------------------------------
ASSETS
----------------------------------------------------------------------------------------------------------
Cash                                                                      $     806,512     $     845,922
Cash segregated under Federal regulations                                     1,517,640           224,709
Restricted cash and cash equivalents                                          1,700,031         1,709,159
Receivable from brokers, dealers and clearing organizations                     741,541         1,766,117
Receivable from customers                                                     2,632,279           604,795
Securities purchased under agreements to resell                              18,768,052        15,892,028
Marketable trading securities, at fair value:
     State and municipal bonds                                               24,728,850        34,245,411
     U.S. government and agency obligations                                   2,496,849         8,586,323
     Corporate stocks and bonds                                              13,507,949         4,230,713
Mortgage backed securities available-for-sale, at fair value                  9,246,636        10,447,728
Accrued Interest                                                                461,297           582,669
Cash surrender value of insurance policies, net of policy loans               6,649,676         6,482,393
Property, furniture and fixtures (less accumulated depreciation)                563,205           566,539
Deferred income taxes                                                            39,530           193,153
Other assets                                                                  1,803,638         1,793,471
==========================================================================================================
Total assets                                                              $  85,663,685     $  88,171,130
==========================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------
Short-term bank loans                                                        32,461,000        36,513,632
Payable to brokers, dealers and clearing organizations                        1,559,718           888,142
Payable to customers                                                            219,259           742,965
Note payable to affiliate                                                     9,276,324        10,206,206
Securities sold under agreements to repurchase                               18,245,875        15,731,289
Securities sold, but not yet purchased, at fair value                         1,009,206           105,128
Accounts payable                                                              3,940,176         5,194,162
Income tax liability                                                                  0           172,688
----------------------------------------------------------------------------------------------------------
Total liabilities                                                            66,711,558        69,554,212
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Liabilities subordinated to the claims of general creditors                   4,305,000         4,305,000
Negative goodwill                                                               498,391           498,391
Stockholders' equity:
    Common stock, no par value.  Authorized 2,400,000 shares;
    941,674 and 939,862 shares outstanding at June 30, 1997
    and December 31, 1996, respectively                                         500,000           500,000
    Retained earnings                                                        13,657,228        13,326,397
Unrealized loss on securities available-for-sale, net of deferred taxes          (8,492)          (12,870)
----------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                   14,148,736        13,813,527
----------------------------------------------------------------------------------------------------------

Commitments and contingencies
==========================================================================================================
Total liabilities and stockholder's equity                                $  85,663,685     $  88,171,130
==========================================================================================================

            See accompanying notes to consolidated financial statements

CRAIGIE INCORPORATED AND
SUBSIDIARIES

Consolidated Statements of Income

                                                                  Three Months Ended                     Six Months Ended
                                                                       June 30,                             June 30,
                                                                1997            1996                  1997              1996
                                                                      (unaudited)                           (unaudited)

    Revenues
         Commissions                                     $      334,395     $     174,043        $     557,993     $     453,272
         Investment Banking                                   1,993,485         1,114,147            3,010,871         2,482,245
         Profits from trading securities                      1,556,102         1,229,532            3,096,793         3,473,842
         Interest and dividends                                 902,954           470,363            1,578,921         1,222,304
         Other                                                   42,775            55,757               90,444            78,759
                                                        ---------------     -------------        -------------     -------------
                          Total Revenues                      4,829,711         3,043,842            8,335,022         7,710,422
                                                        ---------------     -------------        -------------     -------------
    Operating Expenses
         Compensation and benefits                            2,600,620         2,516,282            4,659,954         5,419,888
         Communications                                         285,569           295,630              547,697           569,138
         Occupancy & equipment                                  158,008           175,802              316,032           359,800
         Interest                                             1,038,949           624,621            1,698,746         1,265,407
         Floor brokerage, exchange, and
            clearing fees                                        97,826            91,175              201,470           199,560
         Other operating expenses                               401,057           305,539              647,084           561,427
                                                        ---------------     -------------        -------------     -------------
                          Total Operating Expenses            4,582,029         4,009,049            8,070,983         8,375,220
                                                        ---------------     -------------        -------------     -------------
    Income (loss) before income taxes                           247,682          (965,207)             264,039         (664,798)

    Income tax expense (benefit)                                 49,373          (371,796)            (41,358)         (294,258)
                                                        ---------------     -------------        -------------     -------------
    Net income (loss)                                    $      198,309     $    (593,411)       $     305,397     $   (370,540)
                                                        ===============    ===============      ==============    ==============



            See accompanying notes to consolidated financial statements

CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

                                                        Six Months Ended       Six Months Ended
                                                          June 30, 1997          June 30, 1996
                                                        ----------------       ----------------
                                                                      (unaudited)
Cash flows from operating activities:

      Net income  (loss)                                 $      305,397       $    (370,540)
      Adjustments to reconcile net income to cash
        provided by operating activities                      3,491,794            8,060,514
                                                        -----------------     -----------------
      Net cash provided by operating activities               3,797,191            7,689,974
                                                        -----------------     -----------------
Cash flows from investing activities:
      Purchases of property, furniture and fixtures            (47,666)             (30,977)
      Other                                                           0               12,822
                                                        -----------------     -----------------
      Net cash used by investing activities                    (47,666)             (18,155)
                                                        -----------------     -----------------
Cash flows from financing activities:
      Net change in short-term bank loans                   (4,052,632)          (9,432,023)
      Borrowings on life insurance policies                     233,885              317,276
      Retirement of subordinated notes                                0             (25,000)
      Issuance of subordinated notes                                  0            2,275,000
      Repayment of notes payable                                      0            (935,743)
      Proceeds from sale of common stock                         46,722               50,883
      Repurchase of common stock                               (16,910)             (29,416)
                                                        -----------------     -----------------
      Net cash used by financing activities                 (3,788,935)          (7,779,022)
                                                        -----------------     -----------------
Net decrease in cash                                           (39,410)            (107,203)

Cash at beginning of year                                       845,922              452,308
                                                        -----------------     -----------------
Cash at end of period                                    $      806,512       $      345,105
                                                        =================     =================

Notes to Consolidated Financial Statements

CRAIGIE INCORPORATED AND SUBSIDIARIES

June 30, 1997

Note A (Unaudited)

     These financial statements should be read in conjunction with the financial statements and notes thereto in Craigie Incorporated and Subsidiaries Annual Report for the year ended December 31, 1996. The financial statements for the six months ended June 30, 1997, include all adjustments (consisting only of normal recurring adjustement) necessary for a fair presentation of the results of operations, financial position, and cash flows for the interim periods. These amounts are not necessarily indicative of results for a full year.

Independent Auditors' Report




The Board of Directors
Craigie Incorporated:


We have audited the accompanying consolidated statement of financial condition of Craigie Incorporated and subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, changes in subordinated liabilities, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Craigie Incorporated and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The information contained in Schedules 1 through 3 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements, but is supplementary information required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


                                       KPMG Peat Marwick LLP


January 16, 1997


CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Financial Condition

December 31, 1996

----------------------------------------------------------------------------------------------------------------

Assets
----------------------------------------------------------------------------------------------------------------
Cash (note 7)                                                                                      $    845,922
Cash segregated under Federal regulations                                                               224,709
Restricted cash and cash equivalents                                                                  1,709,159
Receivable from brokers, dealers and clearing organizations                                           1,766,117
Receivable from customers (note 3)                                                                      604,795
Securities purchased under agreements to resell                                                      15,892,028
Marketable trading securities, at fair value (note 7):
     State and municipal bonds                                                                       34,245,411
     U.S. government and agency obligations                                                           8,586,323
     Corporate stocks and bonds                                                                       4,230,713
Mortgage-backed securities available-for-sale, at fair value (notes 4 and 8)                         10,447,728
Accrued interest                                                                                        582,669
Cash surrender value of insurance policies, net of policy loans of $1,608,838                         6,482,393
Property, furniture and fixtures (less accumulated depreciation of $1,968,471) (note 6)                 566,539
Deferred income taxes (note 11)                                                                         193,153
Other assets                                                                                          1,793,471
----------------------------------------------------------------------------------------------------------------

Total assets                                                                                       $ 88,171,130
----------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
----------------------------------------------------------------------------------------------------------------

Short-term bank loans (note 7)                                                                       36,513,632
Payable to brokers,  dealers and clearing organizations                                                 888,142
Payable to customers (note 3)                                                                           742,965
Note payable to affiliate (note 8)                                                                   10,206,206
Securities sold under agreements to repurchase                                                       15,731,289
Securities sold, but not yet purchased, at fair value (note 5)                                          105,128
Accounts payable and accrued expenses (note 12)                                                       5,194,162
Income taxes payable (note 11)                                                                          172,688
----------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                    69,554,212
----------------------------------------------------------------------------------------------------------------

Liabilities subordinated to the claims of general creditors (note 9)                                  4,305,000
Negative goodwill (note 1)                                                                              498,391
Stockholders' equity (notes 8 and 12):
     Common stock, no par value.  Authorized 2,400,000 shares; issued and outstanding
         939,862 shares                                                                                 500,000
     Retained earnings                                                                               13,326,397
     Unrealized loss on securities available-for-sale, net of deferred taxes                            (12,870)
----------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                                           13,813,527
----------------------------------------------------------------------------------------------------------------

Total subordinated liabilities, deferred credits and stockholders' equity                            18,616,918

Commitments and contingencies (notes 13, 14, 15, 16 and 17)
----------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                                         $ 88,171,130
----------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.


CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Income

Year ended December 31, 1996

------------------------------------------------------------------------------------------
Revenues:
     Commissions                                                          $       820,439
     Investment banking                                                         7,551,448
     Profits from trading securities                                            7,173,532
     Interest and dividends                                                     2,650,922
     Other (note 1)                                                               745,905
------------------------------------------------------------------------------------------

                                                                               18,942,246
------------------------------------------------------------------------------------------

Expenses:
     Employee compensation and benefits                                        11,515,899
     Communications                                                             1,142,692
     Interest                                                                   2,815,647
     Occupancy and equipment                                                      702,911
     Brokerage, clearing and exchange fees                                        382,403
     Advertising and sales promotion                                              586,156
     Other operating expenses                                                     564,102
------------------------------------------------------------------------------------------

                                                                               17,709,810
------------------------------------------------------------------------------------------

Income before income taxes                                                      1,232,436

Income tax expense (note 11)                                                       10,735
------------------------------------------------------------------------------------------

Net income                                                                $     1,221,701
------------------------------------------------------------------------------------------
Earnings per share:
     Primary                                                              $          1.30
     Fully Diluted                                                                   1.00
------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders' Equity

Year ended December 31, 1996

---------------------------------------------------------------------------------------------------------------------

                                                                                       Net unrealized
                                              Common stock                           loss on securities
                                        ------------------------                       available-for-
                                             Number                     Retained         sale, net of
                                          of shares       Amount        earnings       deferred taxes          Total
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                  939,718    $ 500,000      12,102,855                    -   $ 12,602,855

Repurchase of common stock                   (4,022)           -         (61,948)                   -        (61,948)

Issuance of common stock                      4,166            -          63,789                    -         63,789

Change in net unrealized loss on
     securities available-for-sale                -            -               -              (12,870)       (12,870)

Net income                                        -            -       1,221,701                    -      1,221,701
---------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                  939,862    $ 500,000      13,326,397              (12,870)  $ 13,813,527
---------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Changes in Subordinated Liabilities

Year ended December 31, 1996

--------------------------------------------------------------------------------

Balance, December 31, 1995                                       $    2,055,000

Retirement of subordinated notes                                        (25,000)

Issuance of subordinated notes                                        2,275,000
--------------------------------------------------------------------------------

Balance, December 31, 1996                                       $    4,305,000
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 1996

--------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                                                       $   1,221,701
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                                                        216,328
        Amortization of negative goodwill                                                                  (548,208)
        Change in net unrealized loss on mortgage-backed securities available for sale                      (12,870)
        (Increase) decrease in assets net of effects from purchase of finance subsidiaries:
            Cash segregated under Federal regulations                                                           625
            Restricted cash and cash equivalents                                                           (434,973)
            Receivable from brokers, dealers and clearing organizations                                     (61,917)
            Receivable from customers                                                                       483,933
            Securities purchased under agreements to resell                                               5,603,930
            Marketable trading securities owned                                                          (2,945,609)
            Mortgage-backed securities available-for-sale                                                   314,935
            Cash surrender value of insurance policies, net                                                (982,152)
            Deferred income taxes                                                                           (88,515)
            Other assets                                                                                   (238,559)
        Increase  (decrease)  in  liabilities  net of effects  from  purchase of finance subsidiaries:
            Payable to brokers, dealers and clearing organizations                                         (730,282)
            Payable to customers                                                                            576,402
            Securities sold under agreements to repurchase                                                 (512,855)
            Securities sold, but not yet purchased                                                       (4,833,709)
            Accounts payable and accrued expenses                                                           532,078
            Income taxes payable                                                                            172,688
--------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                                    (2,267,029)
--------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
     Purchases of property, furniture and fixtures                                                          (65,314)
     Other                                                                                                  110,227
--------------------------------------------------------------------------------------------------------------------
Net cash provided by investing activities                                                                    44,913
--------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Net change in short-term bank loans                                                                    760,609
     Borrowings on life insurance policies                                                                  539,023
     Retirement of subordinated notes                                                                       (25,000)
     Issuance of subordinated notes                                                                       2,275,000
     Repayment of notes payable                                                                            (935,743)
     Proceeds from sale of common stock                                                                      63,789
     Repurchase of common stock                                                                             (61,948)
--------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                                 2,615,730
--------------------------------------------------------------------------------------------------------------------


                                                                                                         (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Consolidated Statement of Cash Flows, Continued



--------------------------------------------------------------------------------------------------------------------
Net increase in cash                                                                                  $     393,614

Cash at beginning of year                                                                                   452,308
--------------------------------------------------------------------------------------------------------------------

Cash at end of year                                                                                   $     845,922
--------------------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information:
     Interest payments                                                                                $   2,644,865
     Income tax payments                                                                                          -
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.

December 31, 1996

(1)   Summary of Significant Accounting Policies

      Craigie Incorporated (the Company) is a registered broker-dealer selling primarily to institutional customers throughout the United States. On November 12, 1996, the Company purchased all of the outstanding stock of three limited purpose entities (the Finance Subsidiaries) from the Federal Deposit Insurance Corporation (FDIC). The Finance Subsidiaries were former subsidiaries of certain depository institutions under the receivership of the Resolution Trust Company (RTC). The RTC was succeeded by the FDIC as receiver on January 1, 1996. The Finance Subsidiaries were originally formed to facilitate the issuance of collateralized mortgage obligations (the CMO Bonds) through National Mortgage Acceptance Corporation (NMAC), an affiliate of the Company (see note 2). A summary of the significant accounting and reporting policies of the Company and its subsidiaries is presented below.

      Basis of Presentation

      The consolidated financial statements include the accounts of the Company and its wholly-owned finance subsidiaries. All material intercompany balances and transactions are eliminated in consolidation.

      Use of Estimates

      The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses. Actual results could differ from those estimates.

      Securities Transactions

      Securities transactions and related revenues and expenses are recorded on settlement date, which is not materially different from a trade date basis.

      Investment Banking

      Where the Company is the manager or co-manager of a securities offering, management and underwriting fees are recorded at the time a commitment has been made. For all other underwritings, fees are recorded when the underwriting is closed. Sales concessions are recorded on a settlement date basis.

      Marketable Trading Securities and Futures Contracts

      Marketable securities are valued at fair value and are generally based on quoted market prices. The Company may enter into futures contracts from time to time in order to hedge a portion of marketable securities owned or securities sold, but not yet purchased. Futures contracts are valued at fair value with unrealized gains and losses included in profits from trading securities in the consolidated statement of income.


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.

(1)   Continued

      Mortgage-Backed Securities Available-for-Sale

      The Company's wholly-owned Finance Subsidiaries classify their securities owned as available-for-sale. Available-for-sale securities are recorded at fair value, generally based on quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as a separate component of stockholders' equity until realized. A decline in the fair value of these securities below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis of the security. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using a method which approximates the effective interest method. Interest income is recognized when earned. Realized gains and losses for securities are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

      Repurchase and Resale Agreements

      Repurchase and resale agreements are accounted for as financing transactions and are recorded at the amount for which the securities will be subsequently reacquired or resold, as specified in the respective agreements. The Company has procedures in place to periodically monitor the value of collateral underlying resale agreements.

      Income Taxes

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Property, Furniture and Fixtures

      Property, furniture and fixtures are carried at cost less accumulated depreciation and amortization. Depreciation and amortization is provided on a straight-line basis over the following estimated useful lives:

               Building and improvements                    25 years
               Leasehold improvements                        7 years
               Furniture and fixtures                        5 years
               -----------------------------------------------------

     Earnings Per Share

     Earnings per share is calculated by dividing net income by the weighted average shares of common stock outstanding during the period. The Company does not have any common stock equivalents. The number of shares used in the earnings per share calculation is 939,924 for the year ended December 31, 1996.

     Restricted Cash and Cash Equivalents

     Restricted cash and cash equivalents primarily consist of monthly principal and interest payments in the amount of $1,608,425 from mortgage backed securities available-for-sale, reinvested in government securities, in anticipation of semi-annual payments due on notes payable to the affiliate. In addition, approximately $91,606 is invested in government securities to provide a reserve for future expenses. These reserves are distributed to participants as the respective assets are paid down.


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.


(2)   Subsidiary Information

      The acquisition of the Finance Subsidiaries was accounted for as a purchase. The fair value of the tangible net assets of the Finance
      Subsidiaries at the date of the acquisition was $1,592,732. Negative goodwill of $1,046,599 was recorded as of the acquisition date and is being amortized over the estimated remaining life of the CMO Bonds through the year 2001 based on the present value of the expected future benefits to be received by the Company. During 1996, $548,208 was amortized and is included in other revenues in the consolidated statement of income.

      The following is a summary of certain financial information of the Company's consolidated Finance Subsidiaries at December 31, 1996:

               Total assets                                         $ 12,944,794

               Stockholder's equity                                      987,020
               -----------------------------------------------------------------

      The accounts of the Finance Subsidiaries are not included in the computation of the Company's net capital under the Securities and Exchange Commission Uniform Net Capital Rule 15c3-1 (Rule 15c3-1). The Company's Finance Subsidiaries are restricted from paying dividends to the Company to the extent assets are needed to service notes payable of the Finance Subsidiaries. At December 31, 1996, $438,812 of the Finance Subsidiaries stockholder's equity was restricted from paying dividends.


(3)   Receivable From and Payable to Customers

      The balances represent the net amounts receivable from and payable to customers in connection with normal cash and margin transactions. The amounts receivable from customers are generally collateralized by securities, the value of which is not reflected in the accompanying consolidated financial statements.


(4)   Mortgage-Backed Securities Available-for-Sale

      The amortized  cost,  gross  unrealized  holding gains,  gross  unrealized
      holding   losses   and   fair   value   for   mortgage-backed   securities
      available-for-sale at December 31, 1996 were as follows:

               Amortized cost                                      $ 10,460,598
               Gross unrealized gains                                    13,893
               Gross unrealized losses                                  (26,763)
               -----------------------------------------------------------------
               Fair value                                          $ 10,447,728
               -----------------------------------------------------------------


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.


(5)   Securities Sold, But Not Yet Purchased

      Securities sold, but not yet purchased are valued at fair value and consisted of the following at December 31, 1996:

               Corporate stocks and bonds                             $  81,675
               State and municipal obligations                           23,453
               ----------------------------------------------------------------
                                                                      $ 105,128
               ----------------------------------------------------------------

(6)   Property,  Furniture and Fixtures

      The components of property, furniture and fixtures at December 31, 1996 are as follows:

               Land                                                 $   153,538
               Building and improvements                                899,652
               Leasehold improvements                                    41,819
               Furniture and fixtures                                 1,440,001
               ----------------------------------------------------------------
                                                                      2,535,010
               Less: accumulated depreciation and amortization        1,968,471
               ----------------------------------------------------------------
                                                                    $   566,539
               ----------------------------------------------------------------

      The land and building and improvements are currently being held for sale or lease.

(7)   Short-term  Bank  Loans

      The Company maintains lines of credit from established financial institutions totalling $77 million, of which $36.5 million was outstanding as of December 31, 1996. Additional bank lines of credit are available on a short-term basis for the purpose of financing new underwritings. These loans generally bear interest at the bank's broker call rates (rates range from 7.1% to 7.4% at December 31, 1996). These loans are collateralized by the Company's cash balances and marketable securities with a carrying value totaling $40,566,430 at December 31, 1996.


(8)   Note Payable

      During 1985, NMAC issued CMO Bonds lending a portion of the proceeds to the Finance Subsidiaries, which in turn issued a note payable to NMAC. In addition to certain debt service funds held by the independent trustee (the Trustee) for the CMO Bonds, the Finance Subsidiaries have pledged available-for-sale mortgage-backed securities with a fair value of $10,447,728 at December 31, 1996 to NMAC as collateral for the note payable. NMAC in turn has pledged the collateral to the Trustee. As principal and interest from the mortgage-backed securities are received by the Trustee, the CMO Bonds and the note payable to NMAC are concurrently reduced as defined in the CMO Bond and note


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.

(8)   Continued

      agreement with NMAC. Principal and interest at an annual rate of 11.25%, including the effects of prepayments of the underlying collateral, are payable semi-annually to NMAC. Due to the reduction of the note payable as a function of payments received from the collateral, the ultimate timing of the maturity of the note payable is not readily determinable. NMAC has the option of calling the note payable in full beginning July 1, 2001.


(9)   Liabilities Subordinated to the Claims of General Creditors

      At December 31, 1996, the Company had outstanding to certain officers of the Company $4,305,000 of convertible subordinated debentures. Of the debentures outstanding, $1,175,000 are due on April 1, 1998, $855,000 are due on July 1, 2000, and $2,275,000 are due on March 8, 2003. At any time prior to the debentures' maturities, the outstanding debentures may be converted, by the holder, into one share of common stock for each $9.57, $16.42, or $16.88, respectively, of principal, or the Company may redeem the debentures at par plus accrued interest. The subordinated debentures bear interest at 1% above a commercial bank's prime rate. The rate on these debentures at December 31, 1996 was 9.25%.

      The subordinated debentures due April 1, 1998 and March 8, 2003 have been approved by the National Association of Securities Dealers, Inc. (NASD) for inclusion as net capital for purposes of computing net capital under Rule 15c3-1. Both conversion and early redemption require the prior written approval of the NASD.


(10)  Net Capital Requirements

      The Company is subject to the net capital rules of the Securities and Exchange Commission and elects to compute its net capital requirements in accordance with the aggregate indebtedness method. Under this method, the ratio of aggregate indebtedness to net capital, as defined, shall not exceed 15 to 1. At December 31, 1996, the Company's net capital was $6,898,873, which was $6,470,453 in excess of the minimum net capital required. The ratio of aggregate indebtedness to net capital was .93 to 1.


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.

(11)  Income Taxes

      The provision for income tax expense (benefit) consists of the following for the year ended December 31, 1996:

               Current:
                 Federal                                            $  101,442
                 State                                                  11,246
               ---------------------------------------------------------------
                                                                       112,688
               Deferred                                               (101,953)
               ---------------------------------------------------------------
               Total income tax expense                             $   10,735
               ---------------------------------------------------------------

      A reconciliation of the U.S. corporate income tax rate and the effective tax rate on income before income taxes is as follows:

               U.S. corporate tax rate                                   34.0%
               Tax-exempt interest                                      (13.5%)
               Amortization of negative goodwill                        (15.1%)
               Other                                                     (4.5%)
               ----------------------------------------------------------------
               Effective tax rate                                          .9%
               ---------------------------------------------------------------

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 are presented below.

               Deferred tax assets:
                 Deferred compensation, principally due to
                   accrual for financial reporting purposes          $  571,927
                 Alternative minimum taxes                              153,812
                 Other                                                   47,145
              -----------------------------------------------------------------
               Total gross deferred tax assets                          772,884
              -----------------------------------------------------------------

               Deferred tax liabilities:
                 Difference between fair value and tax basis
                   of assets and liabilities of acquired
                   subsidiaries at date of acquisition                  539,158
                 Other                                                   40,573
              -----------------------------------------------------------------
               Total gross deferred tax liabilities                     579,731
              -----------------------------------------------------------------
               Net deferred tax asset                                $  193,153
              -----------------------------------------------------------------


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.

(11)  Continued

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(12)  Deferred Compensation Arrangements

      The Company has unfunded deferred compensation arrangements for certain officers which provide for defined deferred compensation payments commencing at retirement. The Company accrues the present value of the expected future benefits over the estimated remaining working lives of the individuals. The accrued liability for deferred compensation at December 31, 1996 was approximately $1,682,000.


(13)  Defined Contribution Benefit Plan

      The Company sponsors a 401(k) defined contribution plan that covers all employees who wish to participate. Employees may contribute the maximum amount according to IRS regulations and the Company may make matching contributions at the discretion of the Company's Board of Directors. The Company's matching contributions totaled approximately $212,000 during 1996.


(14)  Stock Buy/Sell Agreements

      The Company has entered into agreements with its stockholders whereby the Company has the right of first refusal to repurchase its stock at 115% of the book value at death or termination of employment of each stockholder. The Company may assign its rights under this agreement to any other stockholder. The agreements also place certain restrictions as to the sale, donation, assignment or transfer of the Company's stock.


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.

(15)  Commitments and Contingencies

      Leases

      The Company leases both its Richmond, Virginia and Charlotte, North Carolina offices under non-cancelable operating leases. The Richmond office lease provides for escalating rentals generally based on the Consumer Price Index.

      Minimum future rental commitments under non-cancelable operating leases are as follows:

               Year ending
               December 31,                                          Amount
               ------------------------------------------------------------

               1997                                            $    418,445
               1998                                                 368,840
               1999                                                 379,905
               2000                                                 391,302
               2001                                                 198,542
               ------------------------------------------------------------
               Total future lease payments                     $  1,757,034
               ------------------------------------------------------------

      Total rental expense under all operating leases approximated $474,000 in 1996.

      Litigation

      The Company is a party to several legal actions arising in the normal course of business. In the opinion of management, such litigation is not expected to have a material effect on the Company's financial position or results of operations.


(16)  Financial Instruments with Off-Balance-Sheet Risk

      In the normal course of business, the Company enters into transactions as principal, as agent and for its own account. If the securities sold as principal are not in the possession of the Company, or if agency transactions do not settle, the Company may incur a loss if the market value of the security is different from the contract value of the transaction. The Company may also incur a loss should the market value of securities sold, not yet purchased, increase prior to the purchase of such securities. The Company also enters into futures contracts and underwriting commitments. The Company is at risk in these transactions to the extent that a counterparty may fail to perform or that market values fluctuate. At December 31, 1996, the Company had sold municipal interest rate futures and government interest rate futures contracts with underlying notional amounts of $4,300,000 and $2,400,000, respectively.


                                                                    (Continued)

CRAIGIE INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements.

(16)  Continued

      The  Company  collateralizes  borrowings  from  lending  institutions  and repurchase agreements with securities it owns and customer not-fully-paid-for securities. If the counterparty to these transactions fails to return the securities, the Company may incur a loss in discharging the obligation should the underlying security's market value increase above the value as of the original transaction date.

      The Company does not anticipate nonperformance by customers or counterparties in the above situations. The Company's policy is to monitor its market exposure and counterparty risk and to review, as necessary, the credit standing of each counterparty and customer with which it conducts business.


(17)  Concentrations of Credit Risk

      Although the Company has a diversified marketable trading security portfolio, a substantial portion of this portfolio consists of bonds issued by municipalities located within the Commonwealth of Virginia.

CRAIGIE INCORPORATED                                                                                    Schedule 1

Computation of Net Capital Under Rule 15c3-1

December 31, 1996

-------------------------------------------------------------------------------------------------------------------
Net capital:
     Total stockholders' equity                                                                    $    13,813,527
     Additions - allowable subordinated liabilities                                                      3,450,000
     Deductions - stockholders' equity not allowable for net capital                                      (987,020)
-------------------------------------------------------------------------------------------------------------------

                                                                                                        16,276,507
     Other deductions and charges:
        Non-allowable assets:
            Unsecured and partially secured accounts of
                customers and non-customers                                          $       1,892
            Investments not readily marketable                                           1,582,905
            Exchange memberships, at cost                                                    2,893
            Property, furniture and fixtures, less accumulated
                depreciation                                                               566,539
            Other assets                                                                 3,616,321
            Aged fail-to-deliver                                                            22,203       5,792,753
-------------------------------------------------------------------------------------------------------------------

        Haircuts on firm trading and investment securities                                               2,805,382

        Other deductions and charges                                                                       779,499
-------------------------------------------------------------------------------------------------------------------

Net capital                                                                                        $     6,898,873
-------------------------------------------------------------------------------------------------------------------

Aggregate indebtedness:
     Items included in statement of financial condition:
        Payable to brokers, dealers and clearing organizations                             888,142
        Payable to customers                                                               742,965
        Accrued expenses and other liabilities                                           4,795,188       6,426,295
-------------------------------------------------------------------------------------------------------------------

Required net capital                                                                               $       428,420
-------------------------------------------------------------------------------------------------------------------

Excess net capital                                                                                 $     6,470,453
-------------------------------------------------------------------------------------------------------------------

Ratio of aggregate indebtedness to net capital                                                          .93 to 1
-------------------------------------------------------------------------------------------------------------------

Note - There are no material differences between this computation and that filed by the Company on Securities and Exchange Commission Form X-17A-5 as of December 31, 1996.

See accompanying independent auditors' report.

CRAIGIE INCORPORATED                                                                                       Schedule 2

Computation for Determination of the Reserve Requirements Under Rule 15c3-3

December 31, 1996

----------------------------------------------------------------------------------------------------------------------
Credit balances:
     Customers, net of amounts related to short positions in customers' accounts offset
        by securities owned by the Company                                                             $      742,965
     Customers' securities failed to receive (including credit balances in continuous net
        settlement accounts)                                                                                  888,142
     Credit balances in firm accounts which are attributable to principal sales to customers                   74,250
     Market value of stock dividends, splits and similar distributions receivable over
        30 calendar days old                                                                                   12,739
----------------------------------------------------------------------------------------------------------------------

     Total credits                                                                                          1,718,096
----------------------------------------------------------------------------------------------------------------------

Debit balances:
     Debit balances in customers' cash and margin accounts, excluding unsecured and partially
        secured accounts and accounts doubtful of collection                                                  572,976
     Securities borrowed to effectuate short sales by customers and securities borrowed to
        make  delivery  on  customers'  securities  failed  to  deliver                                       164,768
     Customers'  securities  failed to deliver not older than 30  calendar  days
     (including debit balances in continuous net settlement accounts)                                         902,514
----------------------------------------------------------------------------------------------------------------------

Total debits                                                                                                1,640,258
----------------------------------------------------------------------------------------------------------------------

Excess of total 15c3-3 credits over total debits                                                       $       77,838
----------------------------------------------------------------------------------------------------------------------

Amount held on deposit by the Company in reserve bank accounts
     as of December 31, 1996                                                                           $      224,709
----------------------------------------------------------------------------------------------------------------------

Required deposit                                                                                       $            -
----------------------------------------------------------------------------------------------------------------------

Amount deposited on January 3, 1997                                                                    $       77,000
----------------------------------------------------------------------------------------------------------------------

Amount held on deposit by the Company in reserve bank accounts as of January 3, 1997                   $      301,709
----------------------------------------------------------------------------------------------------------------------

Note - There are no material differences between this computation and that filed by the Company on Securities and Exchange Commission Form X-17A-5 as of December 31, 1996.

See accompanying independent auditors' report.

CRAIGIE INCORPORATED                                                                                    Schedule 3

Information Relating to the Possession or Control Requirements Under Rule 15c3-3

December 31, 1996

-------------------------------------------------------------------------------------------------------------------

1.      Customers' fully paid securities and excess margin securities not in the
        Company's  possession  or  control  as of the  report  date  (for  which instructions  to reduce to  possession  or control had been issued as of the report date) but for which the required action was not taken by
        the Company within the time frames specified under Rule 15c3-3.                            $             -
-------------------------------------------------------------------------------------------------------------------

     A. Number of items                                                                                          -
-------------------------------------------------------------------------------------------------------------------

2.      Customers' fully paid securities and excess margin  securities for which instructions  to reduce to  possession or control had not been issued as of the report date,  excluding  items arising from "temporary lags which result from normal business operations" as permitted under
        Rule 15c3-3.                                                                               $             -
-------------------------------------------------------------------------------------------------------------------

     A. Number of items                                                                                          -
-------------------------------------------------------------------------------------------------------------------

See accompanying independent auditors' report.

                          INDEPENDENT AUDITORS' REPORT
                          ON INTERNAL CONTROL STRUCTURE

                          REQUIRED BY SEC RULE 17a-5

                          Year ended December 31, 1996

                    KPMG Peat Marwick LLP Logo
                            Suite 1900
                       1021 East Cary Street
                     Richmond, VA  23219-4023

Independent Auditors' Report on Internal Control Structure
Required by SEC Rule 17a-5



The Board of Directors
Craigie Incorporated:


In planning and performing our audit of the consolidated financial statements of Craigie Incorporated and subsidiaries for the year ended December 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the consolidated financial statements and not to provide assurance on the internal control structure.

Also, as required by rule 17a-5(g)(1) of the Securities and Exchange Commission, we have made a study of the practices and procedures (including tests of compliance with such practices and procedures) followed by Craigie Incorporated that we considered relevant to the objectives stated in rule 17a-5(g), (1) in making the periodic computations of aggregate indebtedness and net capital under rule 17a-3(a)(11) and the reserve required by rule l5c3-3(e); (2) in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by rule 17a-13; (3) in complying with the requirements for prompt payment for securities under section 8 of Regulation T of the Board of Governors of the Federal Reserve System; and (4) in obtaining and maintaining physical possession or control of all fully paid and excess margin securities of customers as required by rule l5c3-3.

The management of Craigie Incorporated is responsible for establishing and maintaining an internal control structure and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commission's above mentioned objectives. Two of the objectives of an internal control structure and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of consolidated financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

Because of inherent limitations in any internal control structure or the practices and procedures referred to above, errors or irregularities may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above.

We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purposes in accordance with the Securities Exchange Act of 1934 and related regulations and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that Craigie Incorporated's practices and procedures were adequate at December 31, 1996 to meet the Commission's objectives.

This  report  is  intended  solely  for  the  use of  the  board  of  directors, management, the National Association for Securities Dealers, Inc., the Securities and Exchange Commission and other regulatory agencies which rely on rule 17a-5(g) under the Securities Exchange Act of 1934 and should not be used for any other purpose.


                                       KPMG Peat Marwick LLP



January 16, 1997

 KPMG Peat Marwick LLP

 Suite 1900
 1021 East Cary Street
 Richmond VA 23219-4023


 INDEPENDENT AUDITORS' REPORT

 The Board of Directors
 Craigie Incorporated:

 We have audited the accompanying statement of financial condition of Craigie Incorporated as of December 31, 1995, and the related statements of income, changes in stockholders' equity, changes in subordinated liabilities, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Craigie Incorporated at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

 Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in Schedules 1 through 3 is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
                                                     KPMG Peat Marwick LLP
 January 12, 1996

 CRAIGIE INCORPORATED

 Statement of Financial Condition

 December 31, 1995


 ASSETS

 Cash (note 5)                                                                  $   452,308
 Cash segregated under Federal regulations                                          225,334
 Deposits with clearing organizations                                               450,915
 Receivable from brokers, dealers and clearing organizations                      1,253,285
 Receivable from customers (note 2)                                               1,088,728
 Securities purchased under agreements to resell                                 21,495,958
 Marketable  securities, at market value (note 5):
    State and municipal bonds                                                    25,583,648
    U.S. government and agency obligations                                       14,539,525
    Corporate stocks and bonds                                                    3,773,708
 Accrued interest                                                                   750,053
 Cash surrender value of insurance policies, net of policy loans of $1,069,815    6,039,264
 Property, furniture and fixtures (less accumulated depreciation of
    $ 1,765,918) (note 4)                                                           716,600
 Refundable income taxes                                                            728,992
 Deferred income taxes (note 9)                                                     643,797
 Other assets                                                                       825,920

 Total assets                                                                   $78,568,035

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term bank loans (note 5)                                                  35,753,023
 Payable to brokers, dealers and clearing organizations                           1,618,424
 Payable to customers (note 2)                                                      166,563
 Securities sold under agreements to repurchase                                  16,244,144
 Securities sold, but not yet purchased, at market value (note 3)                 4,938,837
 Accounts payable and accrued expenses (note 10)                                  4,253,446
 Notes payable (note 6)                                                             935,743
 Total liabilities                                                               63,910,180

 Liabilities subordinated to the claims of general creditors (note 7)             2,055,000
 Stockholders' equity (notes 8 and 12):

   Common stock, no par value Authorized 2,400,000 shares; issued
    and outstanding 939,718 shares                                                  500,000

   Retained earnings                                                             12,102,855

   Total stockholders' equity                                                    12,602,855


 Total subordinated liabilities and stockholders' equity                         14,657,855

 Commitments and contingencies (notes 11, 12, 14 and 15)

 Total liabilities and stockholders' equity                                     $78,568,035



 See accompanying notes to financial statements.

 CRAIGIE INCORPORATED

 Statement of Income

 Year ended December 31, 1995

 Revenues:
    Commissions                                                                 $   815,221
    Investment banking                                                            6,257,968
    Profits from trading securities                                               6,854,099
    Interest and dividend                                                         2,562,651
    Other                                                                           170,055
                                                                                 16,659,994
 Expenses:
    Employee compensation and benefits                                           10,892,973
    Communications                                                                  970,610
    Interest                                                                      2,684,547
    Occupancy and equipment                                                         737,480
    Brokerage, clearing and exchange fees                                           358,036
    Advertising and sales promotion                                                 590,924
    Other operating expenses                                                        516,780
                                                                                 16,751,350
 Loss before income taxes                                                           (91,356)

 Income tax benefit (note 9)                                                        198,896

 Net income                                                                     $   107,540

 Earnings per share:
   Primary                                                                      $      0.11
   Fully diluted                                                                       0.09

 See accompanying notes to financial statements.

 CRAIGIE INCORPORATED
 Statement of Changes in Stockholders' Equity
 Year ended December 31, 1995

                                                                     Common stock
                                                          Number                                Retained
                                                        of shares             Amount            earnings               Total
 Balance, December 31, 1994                             1,180,416            $500,000           17,282,308            17,782,308

 Repurchase of common stock
    (note 7)                                             (367,151)          (6,972,174)             -                 (6,972,174)

 Issuance of common stock (note 7)                        126,453            1,685,181              -                  1,685,181

 Transfer from retained earnings
    (note 12)                                               -                5,286,993          (5,286,993)                  -

 Net income                                                 -                        -             107,540               107,540

 Balance, December 31, 1995                                939,718           $  500,000          12,102,855            12,602,855


 See accompanying notes to financial statements.

 CRAIGIE INCORPORATED
 Statement of Changes in Subordinated Liabilities
 Year ended December 31, 1995

 Balance, December 31, 1994                                          $ 3,625,000
 Retirement of subordinated notes                                    (1,570,000)
 Balance December 31, 1995                                          $ 2,055,000

 See accompanying notes to financial statements.

 CRAIGIE INCORPORATED

 Statement of Cash Flows

 Year ended December 31, 1995


 Cash flows from operating activities:
  Net income                                                                     $   107,540
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                    224,061
   Deferred income tax expense                                                      214,499
   (Increase) decrease in assets:
      Cash segregated under Federal regulations                                      87,098
      Deposits with clearing organizations                                          432,292
      Receivable from brokers, dealers and clearing organizations                 8,795,385
      Receivable from customers                                                   6,121,461
      Securities purchased under agreements to resell                           (19,725,020)
      Securities owned and accrued interest                                       4,320,730
      Cash surrender value of insurance policies, net                              (901,081)
      Refundable income taxes                                                      (633,547)
      Other assets                                                                  (88,038)
    Increase (decrease) in liabilities:
      Payable to brokers, dealers and clearing organizations                     (9,116,440)
      Payable to customers                                                         (196,869)
      Securities sold, but not yet purchased                                      3,138,672
      Accounts payable and accrued expenses                                         452,261
      Securities sold under agreements to repurchase                             16,244,144
Net cash provided by operating activities                                         9,477,148

Cash flows from financing activities:
  Net change in short-term bank loans                                            (2,663,977)
  Borrowings on life insurance policies                                             473,773
  Retirement of subordinated notes                                                  (95,000)
  Repayment of notes payable                                                       (175,000)
  Proceeds from sale of common stock                                                210,181
  Repurchase of common stock                                                     (6,972,174)

Net cash used for financing activities                                           (9,222,197)

Cash flows from investing activities - purchases of
  property, furniture and fixtures                                                 (106,055)                               (

 Net increase in cash                                                               148,896

Cash at beginning of year                                                           303,412
Cash at end of year                                                             $   452,308

Supplemental disclosures of cash flow information:
   Interest payments                                                            $ 2,684,561

 Income tax payments                                                            $   263,538


 See accompanying notes to financial statements.

 CRAIGIE INCORPORATED

 Notes to Financial Statements

 December 31, 1995

 (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Craigie Incorporated (the Company) is a registered broker-dealer selling primarily to institutional customers. A summary of the significant accounting and reporting policies of the Company is presented below.

 SECURITIES TRANSACTIONS

 Securities transactions and related revenues and expenses are recorded on settlement date, which is not materially different from a trade date basis,

 INVESTMENT BANKING

 Where the Company is the manager or co-manager of a securities offering, management and underwriting fees are recorded at the time a commitment has been made. For all other underwritings, fees are recorded when the underwriting is closed. Sales concessions are recorded on a settlement date basis.

 MARKETABLE SECURITIES AND FUTURES CONTRACTS

 Marketable securities are valued at market value and are generally based on quoted market prices. The Company may enter into futures contracts from time to time in order to hedge a portion of marketable securities owned or securities sold, but not yet purchased. Futures contracts are valued at market value with unrealized gains and losses included in profits from trading securities in the statement of income.

 REPURCHASE AND RESALE AGREEMENTS

 Repurchase and resale agreements are accounted for as financing transactions and are recorded at the amount for which the securities will be subsequently reacquired or resold, as specified in the respective agreements. The Company has procedures in place to periodically monitor the value of collateral underlying resale agreements.

 INCOME TAXES

 Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 CRAIGIE INCORPORATED
 Notes to Financial Statements

 (1) CONTINUED

 EQUIPMENT AND LEASEHOLD IMPROVEMENTS

 Depreciation and amortization on equipment is provided on a straight-line basis and amortization of leasehold improvements is provided over the lesser of their useful life or the related lease term.

      Building and improvements         25 years
      Leasehold improvements             7 years
      Furniture and fixtures             5 years

 EARNINGS PER SHARE

 Earnings per share is calculated by dividing net income by the weighted average shares of common stock outstanding during the period. The Company does not have any common stock equivalents. The number of shares used in the earnings per share calculation is 941,304 for the year ended December 31, 1995.

 (2) RECEIVABLE FROM AND PAYABLE TO CUSTOMERS

 The balances represent the net amounts receivable from and payable to customers connection with normal cash and margin transactions. The amounts receivable customers are generally collateralized by securities, the value of which is not reflected in the accompanying financial statements.

 (3) SECURITIES SOLD, BUT NOT YET PURCHASED

 Securities sold, but not yet purchased are valued at market value and consist of the following:

                                                                  December 31,
                                                                         1995

 U. S. government and government agency obligations                $4,795,952
 State and municipal obligations                                      142,885
                                                                   $4,938,837

 CRAIGIE INCORPORATED

 Notes to Financial Statements

 (4) PROPERTY, FURNITURE AND FIXTURES

 The components of property, furniture and fixtures are as follows:

                                                   December 31,
                                                       1995

 Land                                             $    153,538
 Building and improvements                             899,652
 Leasehold improvements                                 41,819
 Furniture and fixtures                              1,387,509
                                                     2,482,518
 Less: accumulated depreciation and amortization     1,765,918
                                                  $    716,600

 The land and building and improvements are currently being held for resale or lease. The Company currently receives lease income of approximately $21,000 annually from this property.

 (5) SHORT-TERM BANK LOANS

 The Company maintains lines of credit from established financial institutions totalling $97 million, of which $35.8 million was outstanding at December 31, 1995. Additional bank lines of credit are available on a short-term basis for the purpose of financing new underwritings. These loans generally bear interest at the bank's broker call rates (rates range from 5.9% to 6.3% at December 31, 1995). These loans are collateralized by Company cash balances and marketable securities totaling $39,210,861.

 (6) NOTES PAYABLE

 In January 1994, the Company issued two promissory notes for the repurchase of the Company's stock from a former director. These promissory notes bear interest at 1/2 of 1% above a commercial bank's prime rate. The rate on these promissory notes at December 31, 1995 was 9.25%. As of December 31, 1995, the balances of these promissory notes were $629.009 and $306,734. Subsequent to year end, both notes were settled by the Company.

 (Continued)

 CRAIGIE INCORPORATED

 Notes to Financial Statements

 (7) LIABILITIES SUBORDINATED TO THE CLAIMS OF GENERAL CREDITORS

 At December 31, 1995, the Company had outstanding to certain officers of the Company $2,055,000 of convertible subordinated debentures. Of the debentures outstanding $1,175,000 are due on April 1, 1998, and $880,000 are due on July 1, 2000. At any time prior to the debentures' maturities, the outstanding debentures may be converted, by the holder, into one share of common stock for each $9.57 or $16.42, respectively, of principal, or the Company may redeem the debentures at par plus any accrued interest. The subordinated debentures bear interest at 1% above a commercial bank's prime rate. The rate on these debentures at December 31, 1995 was 9.75%.

 During 1995, $95,000 of subordinated debentures were repaid by the Company and $1,475,000 of subordinated debentures were converted to 189,712 shares of the Company's common stock.

 The subordinated debentures due April 1, 1998 have been approved by the National Association of Securities Dealers, Inc. (NASD) for inclusion as net capital for purposes of computing net capital under the Securities and Exchange Commission Uniform Net Capital Rule 15c3-1. Both conversion and early redemption require the prior written approval of the NASD.

 Subsequent to December 31, 1995, the Company offered to sell up to $2,745,000 of convertible subordinated debentures to certain officers of the Company. The convertible subordinated debentures offered for sale may be converted to common stock by the holder, will bear interest at 1% above a commercial bank's prime rate and will mature 7 years from the date of issuance. The Company intends to request approval from the NASD to include all debentures issued pursuant to this offer as regulatory capital.

 (8) NET CAPITAL REQUIREMENTS

 The Company is subject to the net capital rules of the Securities and Exchange Commission and elects to compute its net capital requirements in accordance with the aggregate indebtedness method. Under this method, the ratio of aggregate indebtedness to net capital, as defined, shall not exceed 15 to 1. At December 31, 1995, the Company's net capital was $5,148,774, which was $4,741,388 in excess of the minimum net capital required. The ratio of aggregate indebtedness to net capital was 1.19 to 1.

 (Continued)

 CRAIGIE INCORPORATED

 Notes to Financial Statements

 (9) INCOME TAXES

 The provision for income tax expense (benefit) consists of the following:

                                          December 31,
                                                  1995

 Current:
   Federal                                     $(413,780)
   State                                             385
                                                (413,395)
 Deferred                                        214,499
 Total income tax benefit                      $(198,896)

 A reconciliation of the U.S. corporate income tax rate and the effective tax rate on income before income taxes is as follows:

 U.S. corporate tax rate                       34.0%
 Tax-exempt interest                          175.7%
 Meals and entertainment                      (64.8)%
 Company life insurance                        56.3%
 Other                                         16.5%

 Effective tax rate                           217.7%

 The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below.

                                                                    December 31,
                                                                           1995
 Deferred tax assets:

Deferred compensation, principally due to accrual for financial
 reporting purposes                                                 $    561,490
 Alternative minimum taxes                                                50,000
 Other                                                                    59,175
 Total gross deferred tax assets                                         670,665

 Deferred tax liabilities:
   Property, furniture and fixtures, principally due to differences
    in depreciation and capitalized interest                              15,483
   Other                                                                  11,385
    Total gross deferred tax liabilities                                  26,868
 Net deferred tax asset                                             $    643,797

 (Continued)
                                      F-36

 CRAIGIE INCORPORATED
 Notes to Financial Statements

 (9) CONTINUED

 In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

 (10) DEFERRED COMPENSATION ARRANGEMENTS

 The Company has unfunded deferred compensation arrangements for certain officers which provide for defined deferred compensation payments commencing at retirement. The Company is accruing the expected present value of the future benefits over the expected remaining working lives of the individuals.

 (11) DEFINED CONTRIBUTION BENEFIT PLAN

 The Company sponsors a 401 (k) defined contribution plan that covers all employees who wish to participate. Employees may contribute the maximum amount according to IRS regulations and the Company may make matching contributions at the discretion of the Company's Board of Directors. The Company's matching contributions totaled approximately $208,000 during 1995.

 (12) STOCK BUY/SELL AGREEMENTS

 The Company has entered into agreements with its stockholders whereby the Company has the right of first refusal to repurchase its stock at 115% of the book value at death or termination of employment of each stockholder. The Company may assign its rights under this agreement to any other stockholder. The agreements also place certain restrictions as to the sale, donation, assignment, or transfer of the Company's stock.

 (Continued)

 CRAIGIE INCORPORATED

 Notes to Financial Statements

 (13) NATIONAL MORTGAGE ACCEPTANCE CORPORATION

 The Company is a stockholder of National Mortgage Acceptance Corporation
 (NMAC), a financing conduit which issues mortgage-backed securities. The Company acts as underwriter for securities sold by NMAC and also receives annual fees for administrative services provided to NMAC. The Company has recorded its investment in NMAC on the equity basis. The Company's investment in NMAC and the results of NMAC's operations were not significant to the Company's financial statements.

 (14) COMMITMENTS AND CONTINGENCIES

 LEASES

 The Company leases both its Richmond, Virginia and Charlotte, North Carolina offices under noncancelable operating leases. The Richmond office lease provides for escalating rentals generally based on the Consumer Price Index.

 Minimum future rental commitments under non-cancelable operating leases are as follows:

 Year ending
 December 31,                      Amount

 1996                           $  387,027
 1997                              358,097
 1998                              368,840
 1999                              379,905
 2000                              391,302
 2001 and thereafter               198,548

 Total future lease payments    $2,083,719

 Total rental expense under operating leases approximated $410,000 in 1995.

 LITIGATION

 The Company is a party to several legal actions arising in the normal course of business. In the opinion of management, such litigation is not expected to have a material effect on the Company's financial position or results of operations.


 (Continued)

 CRAIGIE INCORPORATED
 Notes to Financial Statements

 (15) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

 In the normal course of business, the Company enters into transactions as principal, as agent, and for its own account. If the securities sold as principal are not in the possession of the Company, or if agency transactions do not settle, the Company may incur a loss if the market value of the security is different from the contract value of the transaction. The Company may also incur a loss should the market value of securities sold, not yet purchased, increase prior to the purchase of such securities. The Company also enters into futures contracts and underwriting commitments. The Company is at risk in these transactions to the extent that a counterparty may fail to perform or that market values fluctuate. At December 31, 1995, the Company had sold municipal interest rate futures contracts with an underlying amount of $1,700,000 and purchased government interest rate futures contracts with an underlying amount of $3,000,000.

 The Company collateralizes borrowings from lending institutions and repurchase agreements with securities it owns and customer not-fully-paid-for securities. If the counterparty to these transactions fails to return the securities, the Company may incur a loss in discharging the obligation should the underlying security's market value increase above the value as of the original transaction date.

 The Company does not anticipate nonperformance by customers or counterparties in the above situations. The Company's policy is to monitor its market exposure and counterparty risk and to review, as necessary, the credit standing of each counterparty and customer with which it conducts business.

 SCHEDULE I

 CRAIGIE INCORPORATED

 Computation of Net Capital Under Rule l5c3-1

 December 31, l995

 Net capital:
  Total stockholders' equity                                                                   $12,602,855
  Additions - allowable subordinated liabilities                                                 1,175,000
                                                                                                13,777,855
Deductions and other charges:
  Non-allowable assets:
   Unsecured and partially secured accounts of
    customers and non-customers                                                 $      77
   Investments not readily marketable                                             370,192
   Exchange memberships, at cost                                                    2,893
   Property, furniture and fixtures, less accumulated
    depreciation                                                                  716,600
   Other assets                                                                 4,505,411        5,595,173

 Haircuts on firm trading and investment securities                                              2,264,533

 Other deductions and charges                                                                      769,375

Net capital                                                                                    $ 5,148,774

Aggregate indebtedness:
  Items included in statement of financial condition:
     Payable to brokers, dealers and clearing organizations                       748,256
     Payable to customers                                                         166,319
     Notes payable                                                                935,743
     Accrued expenses and other liabilities                                     4,260,469        6,110,787

Required net capital                                                                               407,386

Excess net capital                                                                               4,741,388

Ratio of aggregate indebtedness to net capital                                                   1.19 to 1


Note - There are no material differences between this computation and that filed by the Company on Securities and Exchange Commission Form X-17A-5 as of December 31, 1995.

 See accompanying independent auditors' report.

 SCHEDULE 2

 CRAIGIE INCORPORATED

 Computation for Determination of the Reserve Requirements Under Rule 15c3-3

 December 31, 1995

Credit balances:

Customers, net of amounts related to short positions in customers'
 accounts offset by securities owned by the Company                             $  166,319
Customers' securities failed to receive (including credit balances in
 continuous net settlement accounts)                                             1,359,716
Market value of stock dividends, splits and similar distributions
 receivable over 30 calendar days old                                               12,740

 Total credits                                                                   1,538,775

Debit balances:

Debit balances in customers' cash and margin accounts, excluding unsecured and partially secured accounts and accounts doubtful
 of collection                                                                   1,047,194
Securities borrowed to effectuate short sales by customers
 and securities borrowed to make delivery on customers' securities
 failed to deliver                                                                  51,031
Customers' securities failed to deliver not older than 30 calendar days (including debit balances in continuous net settlement
 accounts)                                                                         990,820

 Total debits                                                                    2,089,045

 Excess of total l5c3-3 debits over total credits                              $  550,270

Amount held on deposit by the Company in reserve bank accounts
 as of December 31, 1995                                                        $  225,334

 Required deposit                                                               $    -


Note  -  There are no material differences between this computation and that filed by the Company on Securities and Exchange Commission Form
          X-17A-5 as of December 31, 1995.

 See accompanying independent auditors' report.

 SCHEDULE 3

 CRAIGIE INCORPORATED

Information Relating to the Possession or Control Requirements Under Rule 15c3-3

 December 31, 1995

1.      Customers' fully paid securities and excess margin securities not in the
        Company's possession or control as of the report date (for which instructions to reduce to possession or control had been issued as of the report date) but for which the required action was not taken by the
        Company within the time frames specified under Rule l5c3-3.                  $    -

 A. Number of items                                                                       -

2.      Customers' fully paid securities and excess margin securities for which instructions to reduce to possession or control had not been issued as of the report date, excluding items arising from "temporary lags which
        result from normal business operations" as permitted under Rule l5c3-3.      $    -

 A. Number of items                                                                       -

 See accompanying independent auditors' report.

                          INDEPENDENT AUDITORS' REPORT
                          ON INTERNAL CONTROL STRUCTURE

                           REQUIRED BY SEC RULE 17A-5

                          YEAR ENDED DECEMBER 31, 1995

 KPMG Peat Marwick LLP

 Suite 1900
 1021 East Cary Street
 Richmond, VA 23219-4023


 INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL STRUCTURE
 REQUIRED BY SEC RULE 17A-5

 The Board of Directors Craigie Incorporated:

 In planning and performing our audit of the financial statements of Craigie Incorporated for the year ended December 31, 1995, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

 Also, as required by rule 17a-5(g)(1) of the Securities and Exchange Commission, we have made a study of the practices and procedures (including tests of compliance with such practices and procedures) followed by Craigie Incorporated that we considered relevant to the objectives stated in rule 17a-5(g), (1) in making the periodic computations of aggregate indebtedness and net capital under rule 17a-3(a)(11) and the reserve required by rule l5c3-3(e);
 (2) in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by rule l7a-13; (3) in complying with the requirements for prompt payment for securities under section 8 of Regulation T of the Board of Governors of the Federal Reserve System; and
 (4) in obtaining and maintaining physical possession or control of all fully paid and excess margin securities of customers as required by rule 15c3-3.

 The management of Craigie Incorporated is responsible for establishing and maintaining an internal control structure and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commission's above mentioned objectives. Two of the objectives of an internal control structure and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

 (Continued)

Because of inherent limitations in any internal control structure or the practices and procedures referred to above, errors or irregularities may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above.

We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purposes in accordance with the Securities Exchange Act of 1934 and related regulations and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that Craigie Incorporated's practices and procedures were adequate at December 31, 1995 to meet the Commission's objectives.

This report is intended solely for the use of the board of directors, management, the National Association for Securities Dealers, Inc., the Securities and Exchange Commission and other regulatory agencies which rely on rule 17a-5(g) under the Securities Exchange Act of 1934 and should not be used for any other purpose.

                                             KPMG Peat Marwick LLP

January 12, 1996

KPMG Peat Marwick LLP

Suite 1900
1021 East Cary Street
Richmond, VA 23219-4023


                          Independent Auditors' Report

The Board of Directors
Craigie Incorporated:

We have audited the accompanying statement of financial condition of Craigie Incorporated as of December 31, 1994, and the related statements of income, changes in stockholders' equity, changes in subordinated liabilities and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Craigie Incorporated at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in Schedules 1 through 3 is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                   KPMG Peat Marwick LLP

January 13, 1995

                              CRAIGIE INCORPORATED

                        Statement of Financial Condition

                                December 31, 1994

                                     Assets

Cash                                                                  $     303,412
Cash segregated under Federal regulations                                   312,432
Deposits with clearing organizations                                        883,207
Receivable from brokers, dealers and clearing organizations              10,048,670
Receivable from customers (note 2)                                        7,210,189
Securities purchased under agreements to resell                           1,770,938
Marketable securities, at market value:
  State and municipal bonds                                              37,072,414
  U.S. government and agency obligations                                  9,717,779
  Corporate stocks and bonds                                              1,223,403
Accrued interest                                                            954,068
Cash surrender value of insurance policies, net of policy loans
  of $596,042                                                             5,611,956
Property, furniture and fixtures (less accumulated
  depreciation of S1,582,721)(note 4)                                       834,606
Deferred income taxes (note 9)                                              858,296
Other assets                                                                833,327
                                                                      -------------
  Total assets                                                        $  77,634,697
                                                                      =============

                      Liabilities and Stockholders' Equity

Short-term bank loans (note 5)                                           38,417,000
Payable to brokers, dealers and cleating organizations                   10,734,864
Payable to customers (note 2)                                               363,432
Securities sold, but not yet purchased, at market value (note 3)          1,800,165
Accounts payable and accrued expenses (note 10)                           3,801,185
Notes payable (note 6)                                                    1,110,743
                                                                      -------------
                                                                         56,227,389
                                                                      -------------
Liabilities subordinated to the claims of general creditors (note 7)      3,625,000
Stockholders' equity (notes 8 and 11):
  Common stock, no par value. Authorized 2,400,000 shares; issued
    and outstanding 1,180,416 shares                                        500,000
  Retained earnings                                                      17,282,308
                                                                      -------------
    Total stockholders' equity                                           17,782,308
                                                                      -------------
    Total subordinated liabilities and stockholders' equity              21,407,308
                                                                      -------------
Commitments and contingencies (notes 11, 13 and 14)
    Total liabilities and stockholders' equity                        $  77,634,697
                                                                      =============

See accompanying notes to financial statements.

                             CRAIGIE INCORPORATED

                              Statement of Income

                          Year ended December 31, 1994

Revenues:
     Commissions                                       $     670,273
     Investment banking                                    4,793,567
     Profits from trading securities                       7,378,980
     Interest and dividends                                1,857,176
     Other                                                   191,375
                                                       -------------
                                                          14,891,371
                                                       -------------
 Expenses:
     Employee compensation and benefits                   10,039,721
     Communications                                        1,038,699
     Interest                                              1,540,326
     Occupancy and equipment                                 702,831
     Brokerage, clearing and exchange fees                   334,387
     Advertising and sales promotion                         591,788
     Other operating expenses                                612,296
                                                       -------------
                                                          14,860,048
                                                       -------------
 Income before income taxes                                   31,323

 Income tax benefit (note 9)                                 438,285
                                                       -------------
 Net income                                            $     469,608

 Earnings per share
     Primary                                           $        0.37
     Fully diluted                                              0.30
                                                       =============
 See accompanying notes to financial statements.

                              CRAIGIE INCORPORATED

                  Statement of Changes in Stockholders' Equity

                          Year ended December 31, 1994

                                                 Common stock
                                           Number                            Retained
                                          of shares         Amount           earnings            Total
                                          ----------     ------------      ------------      -------------
 Balance, December 31, 1993                1,278,284     $    500.000       18,444,387       $  18,944,387

 Purchase and retirement of common stock    (105,357)      (1,899,122)               -          (1,899,122)

 Sale of common stock                          7,489          267,435                -             267,435

 Transfer from retained earnings                   -        1,631,687       (1,631,687)                  -

 Net income                                        -                -          469,608             469,608
                                          ----------     ------------      ------------      -------------
 Balance, December 31, 1994                1,180,416     $    500,000       17,282,308       $  17,782,308
                                          ==========     ============      ============      =============

 See accompanying notes to financial statements.

                              CRAIGIE INCORPORATED
                Statement of Changes in Subordinated Liabilities
                          Year ended December 31, 1994



 Balance, December 31, 1993              $ 3,875,000

 Retirement of subordinated notes           (250,000)
                                         -----------
 Balance, December 31, 1994              $ 3,625,000
                                         ===========



 See accompanying notes to financial statements.

                              CRAIGIE INCORPORATED

                             Statement of Cash Flows

                          Year ended December 31, 1994


Cash flows from operating activities:
  Net income                                                            $    469,608
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                          219,963
      Deferred income tax benefit                                           (212,019)
      (Increase) decrease in assets:
         Cash segregated under Federal regulations                           (87,250)
         Deposits with clearing organizations                                 86,459
         Receivable from brokers, dealers and clearing organizations      (8,361,306)
         Receivable from customers                                           540,553
         Securities purchased under agreements to resell                  11,251,042
         Securities owned and accrued interest                             5,985,511
         Cash surrender value of insurance policies, net                    (917,008)
         Other assets                                                        888,046
      Increase (decrease) in liabilities:
         Payable to brokers, dealers and clearing organization             8,178,289
         Payable to customers                                               (784,825)
         Securities sold, but not yet purchased                           (2,458,176)
         Accounts payable and accrued expenses                            (2,505,245)
         Securities sold under agreements to repurchase                  (11,748,691)
                                                                         ------------
           Net cash provided by operating activities                         544,951
                                                                         ------------
 Cashflows from financing activities:
  Net change in short-term bank loans                                     (1,073,000)
  Borrowings on life insurance policies                                       43,355
  Retirement of subordinated notes                                          (250,000)
  Proceeds from sale of common stock                                         267,434
  Repurchase of common stock                                                (788,378)
                                                                         ------------
           Net cash used for financing activities                         (1,800,589)
                                                                         ------------
 Cash flows from investing activities - purchases of
   property, furniture and fixtures                                          (55,679)
                                                                         ------------
 Net decrease in CASH                                                     (1,311,317)

 Cash at beginning of year                                                 1,614,729
                                                                         ------------
 Cash at end of year                                                     $   303,412
                                                                         ============
 Supplemental disclosures of cash flow information:
   Interest payments                                                     $ 1,548,304
                                                                         ============
   Income tax payments                                                   $        --
                                                                         ============



 See accompanying notes to financial statements.

                              CRAIGIE INCORPORATED

                          Notes to Financial Statements

                                December 31, 1994

(1) Summary of Significant Accounting Policies

     Craigie Incorporated (the Company) is a registered broker-dealer selling primarily to institutional customers. A summary of the significant accounting and reporting policies of the Company is presented below.

    (a) Securities Transactions

        Securities transactions and related revenues and expenses are recorded on settlement date, which is not materially different from a trade date basis.

    (b) Investment Banking

        Where the Company is the manager or co-manager of a securities offering, management and underwriting fees are recorded at the time a commitment has been made. For all other underwritings, fees are recorded when the underwriting is closed. Sales concessions are recorded on a settlement date basis.

   (c) Marketable Securities and Futures Contracts

       Marketable securities are valued at market value. The Company may enter into futures contracts from time to time in order to hedge a portion of marketable securities owned. Futures contracts are valued at market value with unrealized gains and losses included in profits from trading securities in the statement of income.

   (d) Repurchase and Resale Agreements

       Repurchase and resale agreements are accounted for as financing transactions and are recorded at the amount for which the securities will be subsequently reacquired or resold, as specified in the respective agreements. The Company has procedures in place to periodically monitor the value of collateral underlying resale agreements.

   (e) Income Taxes

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                             CRAIGIE INCORPORATED

                          Notes to Financial Statements

 (f) Equipment Leasehold Improvements

     Depreciation and amortization on equipment is provided on a straight-line basis and amortization of leasehold improvements is provided over the lesser of their useful life or the related lease term

                Building and improvements     25 years
                Leasehold improvements         7 years
                Furniture and fixtures         5 years

 (g) Earnings Per Share

     Earnings per share is calculated by dividing net income by the weighted average shares of common stock outstanding during the period. The Company does not have any common stock equivalents. The number of shares used in the earnings per share calculation is 1,256,822 for the year ended December 31, 1994.

 (2) Receivable From and Payable to Customers

     The balances represent the net amounts receivable from and payable to customers in connection with normal cash and margin transactions. The amounts receivable from customers are generally collateralized by securities, the value of which is not reflected in the accompanying financial statements.

 (3) Securities Sold, But Not Yet Purchased

 Securities sold, but not yet purchased are valued at market value and consist of the following:
                                                               December 31,
                                                                   1994
            U. S. government and government
              agency obligations                                $1,766,328
            State and municipal obligations                         13,613
            Corporate stocks                                        20,224
                                                                 ---------
                                                                $1,800,165
                                                                ===========




(4) Property, Furniture and Fixtures


 The components of property, furniture and fixtures are as follows:

                                                            December 31,
                                                               1994
        Land                                                $  153,538
        Building and improvements                              899,652
        Leasehold improvements                                  41,819
        Furniture and fixtures                               1,322,318
                                                             ---------
                                                             2,417,327
        Less: accumulated depreciation
          and amortization                                   1,582,721
                                                             ---------
                                                             $ 834,606
                                                             ==========




 The land and building and improvements are currently being held for resale or lease.

 (Continued)

                              CRAIGIE INCORPORATED
                          Notes to Financial Statements

 (5) Short-term Bank Loans

     The Company has various short-term loan arrangements with banks. These loans generally bear interest at the bank's broker call rates (rates range from 6% to 7% at December 31, 1994). These loans are collateralized by Company cash balances and marketable securities totaling $39,344,857 and customer not-fully-paid-for marketable securities valued at $6,151,240.

 (6) Notes Payable

     In January 1994, the Company issued two promissory notes in the amounts of $629,009 and $481,734 for the repurchase of the Company's stock from a former director. These promissory notes bear interest at 1/2 of 1% above a commercial bank's prime rate. The rate on these promissory notes at December 31, 1994 was 8.25%. The principal amounts of these promissory notes shall be paid by the Company as follows: $100,000 at January 31, 1995, $100,000 at January 31, 1996 and $910,743 at January 31, 1997.

 (7) Liabilities Subordinated to the Claims of General Creditors

     At December 31, 1994, the Company had outstanding to certain officers of the Company $3,625,000 of convertible subordinated debentures. Of the debentures outstanding, $1,000,000 are due on June 1, 1995, $1,625,000 are due on April 1, 1998, and $ 1,000,000 are due on July 1, 2000. At any time prior to the debentures' maturities, the outstanding debentures may be converted, by the holder, into one share of common stock for each $7.085, $9.57 or $16.42, respectively, of principal, or the Company may redeem the debentures at par plus any accrued interest. The subordinated debentures bear interest at 1% above a commercial bank's prime rate. The rate on these debentures at December 31, 1994 was 8.75%. Subsequent to December 31, 1994, $200,000 of the debentures due June 1, 1995 and $300,000 of the debentures due April 1, 1998 were converted to common stock.

     The subordinated debentures due June 1, 1995 and April 1, 1998 have been approved by the National Association of Securities Dealers, Inc. (NASD) for inclusion as net capital for purposes of computing net capital under the Securities and Exchange Commission Uniform Net Capital Rule l5c3-1. Both conversion and early redemption require the prior written approval of the NASD.

 (8) Net Capital Requirements

     The Company is subject to the net capital rules of the Securities and Exchange Commission and elects to compute its net capital requirements in accordance with the aggregate indebtedness method. Under this method, the ratio of aggregate indebtedness to net capital, as defined, shall not exceed 15 to 1. At December 31, 1994, the Company's net capital was $10,833,419, which was $10,095,129 in excess of the minimum net capital required. The ratio of aggregate indebtedness to net capital was 1.02 to 1.

 (Continued)

                              CRAIGIE INCORPORATED
                          Notes to Financial Statements

 (9) Income Taxes

 The provision for income tax expense (benefit) consists of the following:

                                            December 31,
                                                1994
 Current:
   Federal                                   $ (229,454)
   State                                          3,188
                                             ----------
                                               (226,266)
 Deferred                                      (212,019)
                                             ----------
   Total income tax benefit                  $ (438,285)
                                             ===========

A reconciliation of the U.S. corporate income tax rate and the effective tax rate on income before income taxes is as follows:

U.S. corporate tax rate                   34.0%
Tax-exempt interest                      773.8%
Meals and entertainment                  (61.6)%
Company life insurance                   274.8%
Other                                    378.2%

Effective tax rate                      1399.2%

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below.

                                                               December 31,
                                                                  1994
 Deferred tax assets:
     Deferred compensation, principally due to
        accrual for financial reporting purposes                $ 826,896
     Alternative minimum taxes                                     50,000
     Deferred rent, principally due to accrual for
        financial reporting purposes                               31,599
     Other                                                         28,965
                                                                   ------
              Total gross deferred tax assets                     937,460
                                                                ---------
 Deferred tax liabilities:
     Property, furniture and fixtures, principally
        due to differences in depreciation and
        capitalized interest                                       67,292
     Other                                                         11,872
                                                                  --------
              Total gross deferred tax liabilities                 79,164
                                                                  --------
              Net deferred tax asset                            $ 858,296
                                                                 =========
 (Continued)

                              CRAIGIE INCORPORATED

                          Notes to Financial Statements

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(10) Deferred Compensation Arrangements

The Company has unfunded deferred compensation arrangements for certain officers which provide for defined deferred compensation payments commencing at retirement. The Company is accruing the expected present value of the future benefits over the remaining working lives of the individuals. For the year ended December 31, 1994, approximately $180,000 was charged to expense under these arrangements.

(11) Stock Buy/Sell Agreements

The Company has entered into agreements with its stockholders whereby the Company has the right of first refusal to repurchase its stock at 115% of the book value at death or termination of employment of each stockholder. The Company may assign its rights under this agreement to any other stockholder. The agreements also place certain restrictions as to the sale, donation, assignment, or transfer of the Company's stock. Subsequent to December 31, 1994, stock with a redemption value of approximately $2,070,000 became eligible for redemption by the Company.

(12) National Mortgage Acceptance Corporation

The Company is a stockholder of National Mortgage Acceptance Corporation (NMAC), a financing conduit which issues mortgage-backed securities. The Company acts as underwriter for securities sold by NMAC and also receives annual fees for administrative services provided to NMAC. The Company has recorded its investment in NMAC on the equity basis. The Company's investment in NMAC and the results of NMAC's operations were not significant to the Company's financial statements.

(13) Commitments and Contingencies

     (a) Leases

The Company leases both its Richmond, Virginia and Charlotte, North Carolina offices under noncancelable operating leases. The Richmond office lease provides for escalating rentals generally based on the Consumer Price Index.

(Continued)

                              CRAIGIE INCORPORATED

                          Notes to Financial Statements

Minimum future rental commitments under non-cancelable operating leases are as follows:


 Year ending
 December 31.                                  Amount

 1995                                      $   376,901
 1996                                          387,027
 1997                                          358,097
 1998                                          368,840
 1999                                          379,905
 2000 and thereafter                           389,844
                                           -----------
 Total future lease payments               $ 2,260,614
                                           ===========


       Total rental expense under operating leases approximated $396,000 in 1994.

       (b) Litigation

The Company is a party to several legal actions arising in the normal course of business. In the opinion of management, such litigation is not expected to have a material effect on the Company's financial position.

(14) Financial Instruments with Off-Balance-Sheet Risk

In the normal course of business, the Company enters into transactions as principal, as agent, and for its own account. If the securities sold as principal are not in the possession of the Company, or if agency transactions do not settle, the Company may incur a loss if the market value of the security is different from the contract value of the transaction. The Company may also incur a loss should the market value of securities sold, not yet purchased, increase prior to the purchase of such securities. The Company also enters into futures contracts and underwriting commitments. The Company is at risk in these transactions to the extent that a counterparty may fail to perform or that market values fluctuate. At December 31, 1994, the Company had sold municipal and government interest rate futures contracts with underlying amounts of $6,800,000 and $5,500,000, respectively.

The Company collateralizes borrowings from lending institutions and repurchase agreements with securities it owns and customer not-fully-paid-for securities. If the counterparty to these transactions fails to return the securities, the Company may incur a loss in discharging the obligation should the underlying security's market value increase above the value as of the original transaction date.

The Company does not anticipate nonperformance by customers or counterparties in the above situations. The Company's policy is to monitor its market exposure and counterparty risk and to review, as necessary, the credit standing of each counterparty and customer with which it conducts business.

                                                                      Schedule 1

                              CRAIGIE INCORPORATED
                  Computation of Net Capital Under Rule l5c3-1
                             December 31, 1994

 Net capital
   Total stockholders' equity                                                $ 17,782,308
   Additions - allowable subordinated
     liabilities                                                                2,625,000
                                                                               ---------
                                                                               20,407,308

    Non-allowable assets:
      Unsecured and partially secured accounts of
       customers and non-customers                                   598
      Investments not readily marketable                          381,272
      Exchange memberships, at cost                                 2,893
      Property, furniture and fixtures,
       less accumulated depreciation                              834,606

     Other assets                                               3,707,552       4,926,921
                                                                =========
 Haircuts on firm trading and investment securities                             2,891,408
 Other deductions and charges                                                   1,755,560
                                                                               -----------
        Net capital                                                            10,833,419
 Aggregate indebtedness:                                                       ===========
    Items included in statement of financial condition:
       Short-term bank loans                                    5,067,132
       Payable to brokers or dealers and
         clearing organizations                                   733,052         362,241
       Payable to customers                                       362,241
       Notes payable                                            1,110,743
       Accrued expenses and other liabilities                   3,801,185      11,074,353
                                                                ---------      ===========
                                                                                  738,290
 Required net capital                                                          ===========

 Excess net capital                                                            10,095,129
                                                                               ===========
 Ratio of aggregate indebtedness to net capital                                 1.02 to 1
                                                                               ===========



Note - There are no material differences between this computation and that filed by the Company on Securities and Exchange Commission Form X-17A-5 as of December 31, 1994.

 See accompanying independent auditors' report

                                                                      Schedule 2

                              CRAIGIE INCORPORATED
                  Computation for Determination of the Reserve
                         Requirements Under Rule 15c3-3
                                December 31, 1994

Credit balances:
     Customers, net of amounts related to short positions in customers' accounts
          offset by securities owned by the Company                             $   362,241
     Monies borrowed collateralized by customer securities                        6,151,240
     Customers' securities failed to receive (including credit balances
          continuous net settlement accounts)                                    10,645,135
     Market value of stock dividends, splits and similar distributions
          receivable over 30 calendar days old                                       12,641
     Market value of securities in transfer in excess of 40 calendar days and
          not confirmed to be in transfer during the 40 days                            331
                                                                                 ----------
          Total credits                                                          17,171,588
                                                                                 ----------
Debit balances:
     Debit balances in customers' cash and margin accounts, excluding unsecured
          and partially secured accounts and accounts doubtful of collection      7,125,587
     Securities borrowed to effectuate short sales by customers and securities
          borrowed to make delivery on customers' securities failed to deliver       28,301
     Customers' securities failed to deliver not older than 30 calendar days
          (including debit balances in continuous net settlement accounts)        9,998,864
                                                                                  ---------
          Total debits                                                           17,152,752
                                                                                 ==========

Excess of total l5c3-3 credits over total debits                                $    18,836
                                                                                ===========
Amount held on deposit by the Company in Reserve Bank Accounts
 as of December 31, 1994                                                        $   312,432
                                                                                ===========
Required deposit                                                                $      -
                                                                                ===========

Note - There are no material differences between this computation and that filed by the Company on Securities and Exchange Commission Form X-17A-5 as of December 31, 1994.

See accompanying independent auditors' report.

                                                                      Schedule 3

                              CRAIGIE INCORPORATED
                    Information Relating to the Possession or
                     Control Requirements Under Rule l5c3-3
                                December 31, 1994

1.       Customers' fully paid securities and excess margin securities not in the Company's possession or control as of the report date (for which instructions to reduce to possession or control had been issued as of the report date) but for which the required action was not taken by the
         Company within the time frames specified under Rule l5c3-3.              $    -
                                                                                  =======
 A. Number of items                                                                    -
                                                                                  =======
2.       Customers' fully paid securities and excess margin securities for which instructions to reduce to possession or control had not been issued as of the report date, excluding items arising from "temporary lags which
         result from normal business operations" as permitted under Rule l5c3-3.  $    -
                                                                                  =======
 A. Number of items                                                                    -
                                                                                  =======

 See accompanying independent auditors' report.

           INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL STRUCTURE
                           REQUIRED BY SEC RULE 17a-5
                          Year ended December 31, 1994





 KPMG Peat Marwick LLP

 Suite 1900
 1021 East Cary Street
 Richmond. VA 23219-4023

           Independent Auditors' Report on Internal Control Structure

                           Required by SEC Rule 17a-5

 The Board of Directors
 Craigie Incorporated:

 In planning and performing our audit of the financial statements of Craigie Incorporated for the year ended December 31, 1994, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

 Also, as required by rule 17a-5(g)(1) of the Securities and Exchange Commission, we have made a study of the practices and procedures (including tests of compliance with such practices and procedures) followed by Craigie Incorporated that we considered relevant to the objectives stated in rule 17a-5(g), (1) in making the periodic computations of aggregate indebtedness and net capital under rule 17a-3(a)(11) and the reserve required by rule l5c3-3(e);
 (2) in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by rule 17a-13; (3) in complying with the requirements for prompt payment for securities under section 8 of Regulation T of the Board of Governors of the Federal Reserve System; and
 (4) in obtaining and maintaining physical possession or control of all fully paid and excess margin securities of customers as required by rule l5c3-3.

 The management of Craigie Incorporated is responsible for establishing and maintaining an internal control structure and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commission's above mentioned objectives. Two of the objectives of an internal control structure and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

 Because of inherent limitations in any internal control structure or the practices and procedures referred to above, errors or irregularities may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

 Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above.

 We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purposes in accordance with the Securities Exchange Act of 1934 and related regulations and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that Craigie Incorporated's practices and procedures were adequate at December 31, 1994 to meet the Commission's objectives.

 This report is intended solely for the use of the board of directors, management, the National Association for Securities Dealers, Inc., the Securities and Exchange Commission and other regulatory agencies which rely on rule 17a-5(g) under the Securities Exchange Act of 1934 and should not be used for any other purpose.

                                               KPMG Peat Marwick LLP

January 13, 1995
                                      F-61

                                                                      APPENDIX I


                              AMENDED AND RESTATED


                      AGREEMENT AND PLAN OF REORGANIZATION


                                     BETWEEN


                          SOUTHERN NATIONAL CORPORATION

                             (NOW BB&T CORPORATION)

                                       AND

                              CRAIGIE INCORPORATED








                                  MARCH 7, 1997

                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE I.........................................................................................................1
         The Merger...............................................................................................1
         1.1      Merger..........................................................................................1
         1.2      Filing; Plan of Merger..........................................................................2
         1.3      Effective Time..................................................................................2
         1.4      Closing.........................................................................................2
         1.5      Effect of Merger................................................................................2
         1.6      Further Assurances..............................................................................3
         1.7      Merger Consideration............................................................................3
         1.8      Conversion of Shares; Payment of Merger Consideration; Surrendering Procedure
                   ...............................................................................................7
         1.9      Dissenting Shares...............................................................................8




ARTICLE II

         Representations and Warranties of Craigie................................................................8
         2.1      Organization and Good Standing..................................................................8
         2.2      Authority.......................................................................................9
         2.3      Capitalization..................................................................................9
         2.4      No Conflict.....................................................................................9
         2.5      Required Consents...............................................................................9
         2.6      Subsidiaries and Investments...................................................................10
         2.7      Material Contracts.............................................................................10
         2.8      Minute and Stock Transfer Books................................................................10
         2.9      Financial Statements...........................................................................10
         2.10     Absence of Certain Changes.....................................................................11
         2.11     Undisclosed Liabilities; Hedges and Derivatives................................................11
         2.12     Title to and Sufficiency of Assets.............................................................12
         2.13     Securities.....................................................................................12
         2.14     Receivables....................................................................................12
         2.15     Insurance......................................................................................13
         2.16     Licenses and Permits...........................................................................13
         2.17     Litigation and Compliance......................................................................13
         2.18     Tax Matters....................................................................................14
         2.19     Environmental Matters..........................................................................15
         2.20     Intangible Rights..............................................................................15
         2.21     Employees; Compensation; Benefit Plans.........................................................16
         2.22     Labor Matters..................................................................................19
         2.23     Contracts with Affiliates......................................................................19
         2.24     Accuracy of Information........................................................................20
         2.25     Brokers........................................................................................20
         2.26     Investment Advisers Act Matters................................................................20



                                        i





ARTICLE III......................................................................................................20
         Representations and Warranties of SNC...................................................................20
         3.1      Capital Structure of SNC.......................................................................20
         3.2      Organization, Standing and Authority of SNC....................................................20
         3.3      Organization, Standing and Authority of BB&T Acquisition.......................................21
         3.4      Authorized and Effective Agreement.............................................................21
         3.5      Securities Documents...........................................................................21
         3.6      Financial Statements...........................................................................21
         3.7      Material Adverse Change........................................................................21
         3.8      Legal Proceedings; Regulatory Approvals........................................................21
         3.9      Absence of Undisclosed Liabilities.............................................................22
         3.10     Allowance for Loan Losses......................................................................22
         3.11     Tax Matters....................................................................................22
         3.12     Compliance with Laws...........................................................................22

ARTICLE IV

         Covenants...............................................................................................23
         4.1      Shareholders' Meeting..........................................................................23
         4.2      Plan of Merger; Reservation of Shares..........................................................23
         4.3      Additional Acts................................................................................24
         4.4      Best Efforts...................................................................................24
         4.5      Certain Accounting Matters.....................................................................24
         4.6      Access to Information..........................................................................24
         4.7      Press Releases.................................................................................25
         4.8      Forbearances of Craigie........................................................................25
         4.9      Employment and Noncompetition Agreements.......................................................27
         4.10     Affiliates.....................................................................................27
         4.12     Craigie Stock Rights...........................................................................27
         4.13     Shareholder Agreements.........................................................................28
         4.14     Off-Balance Sheet Positions....................................................................28
         4.15     Bonus Program..................................................................................28
         4.16     Escrow Agreement...............................................................................28

ARTICLE V
          Conditions Precedent to SNC's Obligations..............................................................29
         5.1      Representations and Warranties.................................................................29
         5.2      Performance by Craigie.........................................................................29
         5.3      Compliance Certificate.........................................................................29
         5.4      Approvals; No Restraint on Transactions........................................................29
         5.5      No Material Adverse Change.....................................................................29
         5.6      Third Party Consents...........................................................................29
         5.7      Employees......................................................................................30
         5.8      Tax Opinion....................................................................................30
         5.9      Legal Opinions.................................................................................30


                                       ii




         5.10     Dissenters.....................................................................................30

ARTICLE VI

         Conditions Precedent to Craigie's Obligations...........................................................30
         6.1      Representations and Warranties.................................................................30
         6.2      Performance by SNC.............................................................................30
         6.3      Compliance Certificate.........................................................................30
         6.4      Approvals; No Restraint on Transactions........................................................30
         6.5      Tax Opinion....................................................................................31
         6.6      Legal Opinion..................................................................................31

ARTICLE VII

         Closing.................................................................................................31
         7.1      Deliveries By Craigie..........................................................................31
         7.2      Deliveries By SNC..............................................................................32
         7.3      Delivery of Escrow Agreement...................................................................32

ARTICLE VIII.....................................................................................................32
         Indemnification.........................................................................................32
         8.1      Indemnification by Director/Shareholders.......................................................32
         8.2      Indemnification by Craigie.....................................................................33
         8.3      Indemnification by SNC.........................................................................33
         8.4      Notice of Claim................................................................................33
         8.5      Defense........................................................................................34
         8.6      Other Remedies.................................................................................34
         8.7      Maximum Indemnity Amount.......................................................................34
         8.8      Time Limitations...............................................................................34
         8.9      Shareholders' Representatives..................................................................34

ARTICLE IX

         Termination.............................................................................................35
         9.1      Termination....................................................................................35
         9.2      Effect on Obligations..........................................................................36
         9.3      Waiver.........................................................................................36
         9.4      Amendment or Supplement........................................................................36

ARTICLE X

         Miscellaneous...........................................................................................37
         10.1     Survival.......................................................................................37
         10.2     Notices........................................................................................37
         10.3     Predecessor Agreement; Complete Agreement......................................................38
         10.4     Further Assurances.............................................................................38


                                       iii





         10.5     Expenses.......................................................................................38
         10.6     Governing Law..................................................................................39
         10.7     Binding Effect.................................................................................39
         10.8     Severability...................................................................................39
         10.9     Counterparts...................................................................................39
         10.10    Captions.......................................................................................39

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


                  This Amended and Restated Agreement and Plan of
Reorganization, dated as of March 7, 1997 (the "Agreement"), is by and between SOUTHERN NATIONAL CORPORATION, a North Carolina Corporation with its principal office in Winston-Salem, North Carolina ("SNC"), and CRAIGIE INCORPORATED, a Virginia corporation ("Craigie");


                              STATEMENT OF PURPOSE

                  The parties desire that SNC shall incorporate BB&T Acquisition, Inc. ("BB&T Acquisition") under the laws of the Commonwealth of Virginia as a wholly-owned subsidiary, to be merged with and into Craigie (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger in the form set forth in the Articles of Merger attached hereto as Exhibit A ("Plan of Merger"), and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

                  To accomplish such purposes and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

                  1.1 Merger. BB&T Acquisition and Craigie are constituent corporations to the Merger as contemplated by the Virginia Stock Corporation Act (the "VASCA"). From and after the Effective Time (as defined in Section 1.3):

                           (a) BB&T Acquisition shall be merged with and into
                  Craigie in accordance with the applicable provisions of the VASCA, with Craigie remaining as the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

                           (b) The separate existence of BB&T Acquisition shall
                  cease and the Merger shall in all respects have the effect provided for in Section 1.5.

                           (c) The Articles of Incorporation of Craigie shall
                  continue in effect as the Articles of Incorporation of the Surviving Corporation at the Effective Time.

                           (d) The Bylaws of Craigie as presently constituted
                  shall become the Bylaws of the Surviving Corporation at the Effective Time.

                  1.2 Filing; Plan of Merger. The Merger shall not become effective unless and until this Agreement is duly approved by shareholders holding a majority of the shares of each of BB&T Acquisition and Craigie. Upon fulfillment or waiver of the conditions specified in Articles V and VI, and provided that this Agreement has not been terminated pursuant to Article IX, the Constituent Corporations will cause Articles of Merger in substantially the form of Exhibit A (attached hereto) (the "Articles of Merger") to be executed and filed with the Secretary of State of Virginia. The Plan of Merger, which is a part of the Articles of Merger, is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of the Constituent Corporations shall constitute adoption and approval of the Plan of Merger.

                  1.3 Effective Time. The Merger shall be effective at the day and hour on the Closing Date specified in the Articles of Merger filed with the Secretary of State of Virginia (hereinafter sometimes referred to as the "Effective Time").

                  1.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, 1600 BB&T Financial Center, 200 West Second Street, Winston-Salem, North Carolina, at 11:00 a.m. not later than the tenth business day following the satisfaction of the conditions to Closing set forth in Articles V and VI (the "Closing Date") unless the parties hereto agree in writing upon a different time, date or place. The Closing shall not be deemed to have occurred until all actions necessary to complete the Closing have occurred.

                  1.5 Effect of Merger. From and after the Effective Time, the separate existence of BB&T Acquisition shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other chooses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim existing or action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

                  1.6 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

                  1.7      Merger Consideration.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                           (i) Average Market Value. "Average Market Value" per
                  share or per unit shall mean, with respect to each security held by Craigie, the highest offer received by Craigie to purchase such security, determined by application of the following procedure: Craigie shall, on the date next preceding the date as of which Average Market Value is being determined, solicit from reputable purchasers reasonably acceptable to SNC three current bids to purchase each security for normal delivery. The highest of such bids for each market security shall be deemed to be the Average Market Value.

                           (ii) Closing Value. "Closing Value" shall mean, with
                  respect to SNC common stock, the average closing price per share of SNC common stock on the New York Stock Exchange for the twenty trading days immediately preceding the tenth calendar day prior to the Closing Date, as reported in THE WALL STREET JOURNAL.

                           (iii) Considered Earnings Per Share. "Considered
                  Earnings per Share" shall mean, with respect to Craigie, an amount per share of Craigie common stock determined by dividing the number of shares of Craigie common stock issued and outstanding at the Effective Time into the lesser of the following: (A) actual net earnings after tax of Craigie for the period beginning on January 1, 1997 and ending on and including the Closing Date, determined in accordance with generally accepted accounting principles consistently applied, or (B) $1.435 million multiplied by a fraction, the numerator of which is the number of days in 1997 ending on and including the Closing Date, and the denominator of which is 365.

                           (iv) Tangible Book Value. "Tangible Book Value" shall
                  mean, with respect to Craigie, the shareholders' equity of Craigie determined as of the applicable date in accordance with generally accepted accounting principles consistently applied, adjusted (A) to include any unrealized gains or losses on marketable securities held by Craigie at the Average Market Value per share or per unit, (B) to eliminate goodwill and other intangible assets, and (C) to treat the principal amount of the convertible subordinated debt described in Section 4.12, if any, of Craigie as if it were equity.

                           (v) Tangible Book Value Per Share. "Tangible Book
                  Value per Share" shall mean, with respect to Craigie, an amount per share of Craigie common stock determined by dividing the Tangible Book Value of Craigie as of the date as of which Tangible Book Value per Share is being determined by the number of shares of Craigie common stock issued and outstanding at the Effective Time.

                           (vi) Options. For the purpose of determining the
                  number of shares of Craigie common stock issued and outstanding at the Effective Time, any options to acquire shares of Craigie common stock previously granted and outstanding at the Effective Time shall be deemed to have been exercised immediately preceding the Effective Time.

                  (b) The consideration to be exchanged in the Merger for each share of Craigie common stock outstanding at the Effective Time (the "Merger Consideration") shall be determined as provided in (i) and (ii) of this Section 1.7(b), and shall consist of that number of shares of SNC common stock (rounded to the nearest one-hundredth of a share) equal to the lesser of: (x) 1.20 multiplied by the sum of (A) Tangible Book Value per Share determined as of December 31, 1996, plus (B) the Considered Earnings per Share, which product shall be divided by the Closing Value; or (y) 1.20 multiplied by the Tangible Book Value per Share as of the Closing Date, divided by the Closing Value. Notwithstanding the foregoing, if the Closing Value is more than $49.03 and not more than $52.00, the Merger Consideration shall be determined as if the Closing Value were $49.03; and if the Closing Value is more than $52.00, the Merger Consideration shall be determined as if the Closing Value were the sum of $49.03 plus the amount by which the Closing Value exceeds $52.00; and if the Closing Value is less than $29.43, SNC may terminate this Agreement or enter into negotiations with Craigie to decrease the Merger Consideration. The Merger Consideration shall be determined and distributed as follows:

                           (i) Closing Merger Consideration. The Closing Merger
                  Consideration, defined below, shall be distributed to or for the benefit of the holders of record of Craigie common stock at the Effective Time who are not Dissenting Shareholders defined in Section 1.9 (the "Closing Shareholders") as soon as practicable following the Effective Time in accordance with
                  Section 1.8(d). For this purpose, the "Closing Merger Consideration" shall equal 90% of the approximate Merger Consideration determined as provided in the foregoing provisions of this Section 1.7(b) except that (x) and (y) shall, to the extent dependent on Closing Date financial statements of Craigie, be determined from the unaudited financial statements of Craigie as of the Closing Date. Notwithstanding the foregoing, an amount equal to 5% of the aggregate Closing Merger Consideration shall be distributed to the Escrow Agent named in the Escrow Agreement, to be administered pursuant to the terms of the Escrow Agreement. The amount of such distribution to the Escrow Agent shall be allocated solely to the Closing Shareholders who were members of the Board of Directors of Craigie on March 7, 1997 (the "Director/Shareholders"), in the proportion that the Closing Merger Consideration otherwise distributable to each

                  Director/Shareholder bears to the Closing Merger Consideration otherwise distributable to all Director/Shareholders. Any fractional share of SNC common stock allocable to any Closing Shareholder or to the Escrow Agent pursuant to this subparagraph shall not be distributed.

                           (ii) Determination of Post-Closing Merger
                  Consideration. An amount equal to the difference between the Merger Consideration and the Closing Merger Consideration (the "Post-Closing Merger Consideration") shall be distributed to or for the benefit of the Closing Shareholders in accordance with Sections 1.7(b)(iii) and 1.8(d). The Merger Consideration from which the Post-Closing Merger Consideration shall be derived shall be determined by the following procedure:

                                    (A) Closing Financial Statements. Promptly
                           following the Closing, SNC shall cause to be prepared a balance sheet and income statement (the "Closing Financial Statements") showing Craigie's Tangible Book Value as of the Closing Date and Considered Earnings per Share. The Closing Financial Statements shall be prepared in accordance with generally accepted accounting principles consistently applied with prior periods, except for adjustments for determining Tangible Book Value.

                                    (B) Audit. The Closing Financial Statements
                           and related footnotes (if any) shall be audited and reported on by Arthur Andersen & Co., L.L.P. ("Arthur Andersen"). The report of Arthur Andersen shall be unqualified except as necessary to reflect adjustments in determining Tangible Book Value as required herein. Prior to the Closing, SNC shall cause Arthur Andersen to review Craigie's accounting procedures and its audited 1996 Financial Statements and work papers in preparation for auditing the Closing Financial Statements. SNC shall exercise its reasonable best efforts to cause the Closing Financial Statements, together with the report of Arthur Andersen thereon, to be delivered to the Closing Shareholders as soon as practicable, but no later than the sixtieth day after the Closing Date, subject to the provisions of subsection (C) hereof. Such delivery shall be made to the Shareholder Representatives as provided in Section 8.9. SNC and Craigie shall, and shall cause their respective employees and agents to, fully cooperate in all respects in the audit and review process and take such actions and make such undertakings as are customary in connection therewith.

                                    (C) Review. Following delivery of the
                           Closing Financial Statements to the Shareholders' Representatives, SNC shall cause Arthur Andersen to provide the Shareholders' Representatives with an opportunity to observe all aspects of the audit and to review Arthur Andersen's work papers, and to discuss the same with Arthur Andersen representatives. SNC shall be responsible for the fees and expenses of Arthur Andersen to the extent allowed under Rev. Rul. 73-54, 1973-1C.B. 187. The Shareholders' Representatives shall have 30 days to review the Closing Financial Statements and to give notice to SNC that they have a disagreement with Arthur

                           Andersen regarding the Closing Financial Statements (an "Objection Notice"). Failing such Objection Notice, the Closing Financial Statements as delivered to the Shareholders' Representatives shall be final and binding on the parties hereto.

                                    (D) Objection Period. If the Shareholders'
                           Representatives give an Objection Notice in a timely manner, but SNC and the Shareholders' Representatives are able to resolve such objections, the Closing Financial Statements, as modified to resolve such objections, shall be binding on the parties hereto. If SNC and the Shareholders' Representatives are unable to reach agreement as to all differences within 15 days after SNC's receipt of the Shareholders' Representatives' Objection Notice, then the unresolved differences shall be submitted to arbitration to resolve the dispute and make a determination which shall be binding on the parties to this Agreement. Such arbitration shall be conducted by arbitrators experienced in the matters at issue and selected in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration shall be held in Winston-Salem, North Carolina and shall be conducted in accordance with the Rules. The decision of the arbitrator(s) shall be final and binding as to any matters submitted to arbitration; provided that, if necessary, such decision may be enforced by either SNC or the Shareholders' Representatives in any court having competent jurisdiction. After delivery of the arbitrator's decision, the Closing Financial Statements, modified as appropriate to reflect the arbitrator's decision, shall be final and binding. The determination of which party (or combination thereof) bears the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator.

                           (iii) Distribution of Post-Closing Merger
                  Consideration. The Post-Closing Merger Consideration shall be distributed as soon as practicable following the close of the 30-day period described in 1.7(b)(ii)(C) if an Objection Notice has not been timely filed. If an Objection Notice is timely filed, the portion of the Post-Closing Merger Consideration which SNC and Craigie agree is distributable shall be distributed (disregarding any fractional share of SNC common stock) as soon as practicable following the close of such 30-day period, and the remainder of the Post- Closing Merger Consideration, if any, shall be distributed as soon as practicable following final resolution of all objections in the Objection Notice. Distributions of the Post-Closing Merger Consideration shall be as follows:

                                    (A) An amount equal to 5% of the aggregate
                           Post-Closing Merger Consideration shall be distributed to the Escrow Agent. The amount of such distribution to the Escrow Agent shall be allocated solely to the Director/Shareholders in the proportion that the Post-Closing Merger Consideration otherwise distributable to each Director/Shareholder bears to the Post-Closing Merger Consideration otherwise distributable to all

                           Director-Shareholders. Any fractional share allocable to the Escrow Agent pursuant to this subparagraph shall not be distributed.

                           (B) Following the distribution to the Escrow Agent described in (A) immediately preceding, the remainder of the Post-Closing Merger Consideration (including fractional shares) shall be distributed to the Closing Shareholders.

                           The Escrow Agent shall determine the percentage (to the nearest one-hundredth of a share) of the total shares of SNC common stock held by it for each Director/ Shareholder as of the Effective Time. All distributions from the escrow, if any, and all dividends payable on shares of SNC common stock held in escrow on the record date, shall be charged or allocated among all of the Director/Shareholders in proportion to their respective percentages in the escrow fund. To the extent any amounts are distributable to the Director/Shareholders upon termination of the escrow, such distributions shall be made in shares of common stock of SNC except that the value of any fractional share shall be paid in cash. The cash payable for such fractional shares shall, if necessary, be provided by SNC.

                  (c) The amount of cash payable to a Closing Shareholder with respect to any fractional share of SNC common stock shall be determined by multiplying the fractional part of such share by the closing price per share on the New York Stock Exchange of the last trade of SNC common stock on the day next preceding the date of distribution, as reported in THE WALL STREET JOURNAL.

                  (d) By executing this Agreement, each Director/Shareholder consents to the foregoing provisions of this Section 1.7 providing for distribution to the Escrow Agent of a portion of the Merger Consideration otherwise distributable to each Director/Shareholder, to be held and administered pursuant to the terms of the Escrow Agreement, and agrees that he will not transfer any of his shares of Craigie from and after the date of this Agreement, except pursuant to this Agreement or with the prior written consent of SNC.

                  1.8 Conversion of Shares; Payment of Merger Consideration; Surrendering Procedure.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of Craigie or the Closing Shareholders, all shares of Craigie's common stock (the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon receipt by the Surviving Corporation of the Instruction Letter and other documents described in paragraph (d) below, the Merger Consideration in accordance with
         Section 1.7.
                                        7

                  (b) Each share of the common stock of BB&T Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Surviving Corporation's common stock.

                  (c) Each ownership right which prior to the Effective Time represented one or more Shares shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration as described in Section 1.7. No interest will be paid or accrued on the Merger Consideration. After the Effective Time, no transfer of Shares shall be made on the stock transfer books of the Surviving Corporation.

                  (d) Prior to the Effective Time, the Surviving Corporation shall cause to be delivered or mailed to each Closing Shareholder a form of letter of instruction (the "Instruction Letter") for use in effecting the surrender of ownership of the Shares, in exchange for the Closing Merger Consideration. Upon delivery of the Instruction Letter, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, the Surviving Corporation shall promptly cause the Closing Merger Consideration to be transferred as provided in Section 1.7 to the persons entitled thereto. Thereafter, the Surviving Corporation shall cause the Post-Closing Merger Consideration, if any, to be payable as provided in Section 1.7.

                  1.9 Dissenting Shares. Any Closing Shareholder who shall have lawfully dissented from the Merger in accordance with the VASCA and who has properly exercised rights to demand payment of the value of the Closing Shareholder's Shares (the "Dissenting Shares") as provided by the VASCA (the "Dissenting Shareholder") shall thereafter have only such rights as are provided a Dissenting Shareholder in accordance with the VASCA and shall have no rights under Sections 1.7 and 1.8; provided, however, that if a holder of Dissenting Shares shall withdraw (in accordance with applicable law) the demand for such appraisal or shall become ineligible for such appraisal, then such holder's Dissenting Shares automatically shall cease to be Dissenting Shares and shall be converted into and represent only the right to receive from the Surviving Corporation the Merger Consideration, without interest thereon, upon delivery of the Instruction Letter and other documents described in Section 1.8(d) with respect to such Dissenting Shares.

                                   ARTICLE II

                    Representations and Warranties of Craigie

                   Craigie represents and warrants to SNC as follows
(all references herein to matters within the knowledge of or known to Craigie shall mean matters within the actual knowledge of one or more of Allen Mead Ferguson, John W. Wright, George B. Pugh, John T. West, IV, Jonathan Wallace and John B. Jung, Jr.):

                  2.1 Organization and Good Standing. Craigie is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with full corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as now conducted and as presently proposed to be conducted, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification and where failure so to qualify would have a material adverse effect on the financial condition, results of operations or business of Craigie.

                  2.2 Authority. Craigie has all requisite corporate power and authority to enter into and to perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Craigie have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement, including the Plan of Merger, constitutes the legal, valid and binding obligation of Craigie, and is enforceable against Craigie in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership, or similar laws affecting the rights of creditors, and (ii) general principles of equity.

                  2.3 Capitalization. The entire authorized capital stock of Craigie consists of 2,400,000 shares of common stock, without par value, of which 940,599.8964 Shares are issued and outstanding and are owned of record and beneficially by shareholders in the amounts listed on Exhibit B. The Shares have been duly authorized and are validly issued, fully paid and non-assessable, with no liability attaching to the ownership thereof. Except as provided in Schedule 2.3, there are no authorized, outstanding or existing (a) voting trusts or other agreements or understandings with respect to the voting of Craigie's common stock to Craigie's knowledge; (b) control agreements executed by Craigie at the direction of any registered owner, transferring control of any securities from the registered owner; (c) securities convertible into or exchangeable for voting common stock; (d) restrictions on the transfer of shares; (e) options, warrants or other rights (including, without limitation, preemptive rights) to purchase, repurchase or subscribe for any of Craigie's common stock; (f) agreements of any kind relating to the issuance of common stock of Craigie, any other type or form of securities or any options, warrants or rights; or (g) agreements of any kind which may obligate Craigie to issue or purchase any of its securities. None of the Shares has been issued in violation of any preemptive or other rights of shareholders.

                  2.4 No Conflict. Except as provided in Schedule 2.4, neither the execution and delivery by Craigie of this Agreement, nor the performance of any other obligation of Craigie under this Agreement, conflicts with, will result in the breach of, or constitutes a default under, the terms of the Articles of Incorporation or Bylaws of Craigie, any Material Contract (as defined in Section 2.7), any indenture or other instrument or agreement to which Craigie is a party or by which any of the assets of Craigie may be bound or affected, or any statute, ordinance, judgment, order, decree, regulation or rule of any court or governmental body affecting or relating to Craigie or its assets, or will result in the creation of any lien upon any assets of Craigie, or will result in any loss by Craigie of any membership in or seat on any securities or commodities exchange (an "Exchange"), the National Association of Securities Dealers, Inc. (the "NASD") or other self-regulatory organization.

                  2.5 Required Consents. Schedule 2.5 describes each notice to consent, waiver, approval, or authorization from, and registration or filing with any federal, state or local judicial or governmental authority or agency or any other third party (collectively, the "Required Consents") that is required in order (a) for Craigie to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby or (b) for Craigie to maintain in full force and effect, upon the consummation of the transactions contemplated hereby, the Material Contracts (as defined in Section 2.7) and the approvals, authorizations, consents, licenses, orders, permits, Intangible Rights and other rights of Craigie existing and in effect immediately prior to the Closing.

                  2.6 Subsidiaries and Investments. Except as set forth in
Schedule 2.6, Craigie has no subsidiary or direct or indirect interest in any partnership, joint venture, corporation, or other business, except for marketable securities held as inventory for sale in the ordinary course of business, and except for a minority investment in National Mortgage Acceptance Corporation (the investment in which and the results of operations of which do not have a material effect on the financial condition or operations of Craigie).

                  2.7 Material Contracts. Schedule 2.7 sets forth a true, complete and correct list of all Material Contracts. For the purpose of this Agreement, a "Material Contract" means any written or oral contract, agreement, undertaking or commitment relating to Craigie with or to any person or entity whatsoever, other than one which (a) may be terminated on not more than thirty days notice without liability to Craigie, or (b) involves payments in the aggregate of less than $50,000, or (c) relates to orders or obligations for purchases or sales of securities entered into in the ordinary course of business of Craigie. Except as set forth in Schedule 2.7, all of the Material Contracts are valid and in full force and effect, and there are no existing or, to Craigie's knowledge, claimed defaults by any party thereunder and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default under any Material Contract. Craigie has performed in all material respects all the obligations required to be performed by each under the Material Contracts.

                  2.8 Minute and Stock Transfer Books. The minute books of Craigie are true, correct, complete and current in all material respects and contain records of all material actions taken by its shareholders and Board of Directors, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be. The stock ledger of Craigie is true, correct, complete and current in all respects. Schedule 2.8 hereto sets forth a true, correct and complete list of the names and titles of all officers and directors of Craigie.

                  2.9 Financial Statements. Craigie has previously delivered to Buyer true and complete copies of (i) the audited balance sheets of Craigie as of December 31, 1996, 1995 and 1994 and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent certified public accountants auditing such financial statements; and (ii) the interim monthly unaudited financial report for January, 1997. The documents described in clauses (i) and (ii) (collectively, the "Financial Statements"):

                           (a)      are true, complete and correct;

                            (b) are in accordance with the books and records of
                   Craigie;

                            (c) present fairly the assets, liabilities and
                   financial condition of Craigie as of the respective dates thereof, and the results of operations for the periods then ending; and

                            (d) have been prepared in accordance with generally
                   accepted accounting principles applied on a consistent basis throughout the periods involved, except for year-end adjustments and the absence of footnotes with respect to the documents described in 2.9(ii).

Craigie has no liability or obligation, whether accrued, absolute, or contingent, that is not reflected or reserved against in the Financial Statements, except for those that are not required by generally accepted accounting principles to be included therein. Any items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the Financial Statements.

                            2.10 Absence of Certain Changes. Except as described
                   in Schedule 2.10, following December 31, 1996 (the "Last Audit Date") Craigie has conducted its operations and business only in the ordinary course, and has not:

                            (a) Suffered any damage, destruction or loss to any
                   material asset, whether or not covered by insurance;

                            (b) Sold, transferred, distributed or otherwise
                   disposed of any material asset;

                            (c) Made or entered into any general wage or salary
                   increase for its employees as a group, except in the ordinary course of business consistent with past practices;

                            (d) Amended or terminated any contract, lease,
                   license or commitment;

                           (e) Incurred any obligation or liability (whether
                  absolute, accrued, contingent or otherwise and whether due or to become due) except normal trade or business obligations incurred in the ordinary course of business;

                            (f) Introduced any new method of management,
                   operations or accounting;

                            (g) Suffered any adverse change in the condition
                  (financial or otherwise), results of operations or business, or any other event or condition of any character that might reasonably be expected to have an adverse effect on its operations or its assets; or

                            (h) Agreed, whether in writing or otherwise, to take
                  any action described in this Section 2.10.

                  2.11 Undisclosed Liabilities; Hedges and Derivatives. Craigie has no indebtedness, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than (a) those reflected in the Financial Statements and not heretofore paid or discharged (and in the actual amounts so reflected); and (b) those incurred during the period from the Last Audit Date to the date of this Agreement in the ordinary course of business, none of which is material and adverse to Craigie. Except as provided above in this Section 2.11, Craigie will have no liability or obligation under any contract (including any off-balance sheet hedge or derivative) accruing with respect to any period prior to the Closing Date, or attributable to any actual or alleged breach thereof or nonperformance thereunder prior to the Closing Date.

                  2.12     Title to and Sufficiency of Assets.

                           (a) Craigie has good and marketable title to all of
                  its properties and assets (real, personal and mixed, tangible and intangible), free and clear of all liens, claims and encumbrances, except as set forth in Schedule 2.12(a). The properties and assets owned or leased by Craigie constitute all the assets necessary to operate the business as now conducted by Craigie. All of the physical assets are in good operational condition and repair, normal wear and tear excepted.

                           (b) The leases for all assets, real and personal,
                  leased by Craigie are valid and in full force and effect; no default or event of default, or event which, with the giving of notice or passage of time or both would constitute a default or event of default by Craigie, or to Craigie's knowledge by any other party thereto, under any of such leases has occurred and is continuing; and, except as set forth in
                  Schedule 2.12(b), none of such leases is terminable as a result of the transactions contemplated by this Agreement.

                           (c) Schedule 2.12(c) sets forth a true, correct and
                  complete list and summary description of all real property, interests in real property and tangible personal property (including, without limitation, machinery, equipment, vehicles and inventory) owned or leased by Craigie, indicating whether such property is owned or leased or otherwise used in connection with the business of Craigie, the location of such property and, in the case of leased property, the commencement date, expiration date and annual rental payable under the lease.

                  2.13 Securities. The securities designated on the balance sheets of Craigie as marketable securities are in the aggregate convertible within a reasonable period of time into cash without material loss of value, are saleable in secondary markets having ability to absorb positions of the size held by Craigie without excessive price volatility, and are traded in secondary markets characterized by multiple bona fide bids and offers, reasonable trading volume in light of the size of the holdings by Craigie, and prompt and orderly settlement of transactions. Craigie has no other securities except for debt obligations under agreements to resell which are fully collateralized. All securities are carried on the books of Craigie at current market value. Craigie has no hedging or derivatives transactions which are not fully reflected and accounted for in the Financial Statements.

                  2.14 Receivables. All accounts receivable and trade accounts ("Receivables") reflected on the Financial Statements (less any such receivables collected since the date thereof) and all Receivables presently owing and to be owing at the Effective Time are, and at the Closing Date will be, legal, valid and binding obligations, and are collectible in full at face value (net of the reserves established and reflected in the Financial Statements, as such reserves are adjusted for the passage of time through the Closing Date in accordance with the past practice of Craigie). Except as provided in Schedule 2.14, Receivables were created in the ordinary course of business of Craigie. There are no set-offs, counterclaims or disputes asserted with respect to any Receivable, and no discount or allowance from any Receivable has been made or agreed to. The reserves established for doubtful or uncollected accounts as shown on the Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with the past practice of Craigie, are consistent in amount to those historically established with respect to the accounts receivable.

                  2.15 Insurance. Schedule 2.15 contains a true, correct and complete list of all policies of fire and casualty, property, product and other liability, worker's compensation and other forms of insurance maintained by or with respect to Craigie or its properties. All premiums due and payable under such policies have been paid, subject to no readjustment of any nature whatsoever; all such policies are in full force and effect in accordance with their respective terms; and such policies are sufficient for compliance with all requirements of law and agreements by which Craigie or its assets are bound, affected or subject. Except for amounts deductible under policies of insurance and as described in Schedule 2.15, Craigie is not subject to liability as a self-insurer. Except as set forth in Schedule 2.15, there are no claims pending or threatened under any of such policies and there are no disputes between Craigie and any of the underwriters of said policies.

                  2.16 Licenses and Permits. Craigie is a member in good standing of the following organizations: Securities Industry Association, Securities Insurance Protection Corporation, National Association of Securities Dealers, Public Securities Association and the Municipal Securities Rulemaking Board. Craigie has a seat on the Philadelphia-Baltimore-Washington Stock Exchange. Each Associated Person as defined in Article I(q) of the By-Laws of the NASD ("Associated Person") of Craigie who is engaged in activities requiring registration with the NASD, is properly registered with the NASD as a principal (including, if applicable, a government securities principal) or representative (including, if applicable, a government securities representative or an assistant representative) of Craigie. Schedule 2.16 identifies each Associated Person of Craigie who is a registered principal or representative, including the category of registration appropriate to the function performed, and contains a true, correct and complete list of the government or self-regulatory organization, permits, licenses, registrations and consents which Craigie or any of its employees has obtained in connection with Craigie's assets or operations, including without limitation registrations or licenses in each state in which the conduct of Craigie's investment banking or securities business requires such registration or licensing by Craigie or any of its employees. No other memberships, permits, licenses, registrations or other governmental or self-regulatory organization consents are required in order for Craigie or any of its employees to conduct Craigie's business. All such permits, licenses, registrations and consents are in full force and effect, and the continued validity thereof shall not be adversely affected by this Agreement or the consummation of the transactions contemplated hereby. Craigie has not received any notice of any claim of revocation of any such permit, license, registration or other consent, nor does Craigie have knowledge of any event which might reasonably be expected to give rise to such a claim.

                  2.17 Litigation and Compliance. Except as set forth in
Schedule 2.17, there are no actions, suits, claims, proceedings or governmental or administrative investigations pending or, to Craigie's knowledge, threatened against Craigie or any of its assets. None of the claims or proceedings set forth on Schedule 2.17, if determined adversely against Craigie, would materially and adversely affect Craigie, its operations or assets, and except as set forth in Section 2.17, all of such claims and proceedings are adequately covered by insurance. Craigie and its personnel have complied in all material respects with and are not in default or violation in any material respect under any applicable law, ordinance, requirement, regulation, policy, guideline, decree or order (including the rules of the NASD identified in Article I(s) of the By-Laws of the NASD and the rules of conduct of any Exchange of which Craigie is a member) affecting Craigie or its personnel. Craigie has not received, since December 31, 1993, any notice of any claimed default or violation with respect to any such law, ordinance, requirement, regulation, policy, guideline, decree or order. Craigie is not subject to any judgment, order or decree entered in any action or proceeding which has or may reasonably be expected to have a material adverse effect upon Craigie or any of its assets. There are no disciplinary proceedings or investigations by the NASD or any Exchange, and there are no complaints filed with any District Business Conduct Committee or similar committee of the NASD or any Exchange, pending against Craigie or any of its Associated Persons. Craigie has duly filed all reports and returns required to be filed by it with governmental authorities relating to Craigie, including without limitation reports required to be filed with the Securities and Exchange Commission (the "Commission"), the NASD and any Exchange of which it is a member, and each such report at the time of filing complied in all material respects with the rules and regulations of the Commission, the NASD and any such Exchange, as the case may be. Craigie has paid when due all required premiums to the Securities Investor Protection Corporation. Craigie is in compliance in all material respects with the rules and regulations of all federal and state governmental authorities and agencies and self-regulatory organizations governing Craigie's securities activities, including but not limited to rules and regulations relating to Craigie's capital and reserves promulgated by the Commission, the NASD and state governmental agencies.

                  2.18 Tax Matters. Craigie has properly completed, duly and timely filed in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns, reports and declarations of estimated tax (the "Tax Returns") required to be filed. All Tax Returns are accurate, complete and correct in all material respects as filed, and Craigie has paid in full or made adequate provision in its financial statements for all amounts shown to be due thereon. All United States, state and local income, profits, franchise, sales, use, occupancy, property, severance, excise, value added, withholding and other taxes, and all taxes owing to any foreign countries and political subdivisions thereof (including interest, penalties and any additions to tax) (the "Taxes") due from or claimed to be due by each taxing authority in respect of Craigie or its operations or assets, for all periods through the date of this Agreement, have been, and for all periods through the Effective Time will be, fully paid or adequately provided for in the financial statements of Craigie. Craigie has timely made and will timely make all withholdings of tax required to be made under all applicable United States, state and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Craigie. All estimated income taxes which are not yet due to be paid to the Internal Revenue Service or any state or local taxing authority have been properly accrued, reserved against and entered upon the books of Craigie. All Tax Returns required to be filed after the date hereof by Craigie shall, in each case, be prepared and filed by Craigie in a manner consistent in all respects (including elections and accounting methods and conventions) with such Tax Return most recently filed by Craigie in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation or agreed to by SNC. All deficiencies asserted as a result of any examinations of the Tax Returns have been paid or adequately provided for in the Financial Statements, and no issue has been raised by a taxing authority in any such examination which, if raised with regard to any other period not so examined, would be expected to result in a proposed deficiency for any other period not so examined. Craigie will not have any liability, either in its own right or as a transferee, for Taxes or estimated income taxes in excess of the amount paid or reserved for any period prior to the Effective Time. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return, or the period for assessment or collection of any Taxes. Craigie is not a party to any pending action or proceeding, nor to Craigie's knowledge is there threatened any action or proceeding, by any governmental authority for assessment or collection of taxes, and Craigie has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. Craigie will realize the entire portion of the deferred tax assets reflected in the Financial Statements.

                  2.19 Environmental Matters. Craigie is not in violation of, and has not violated any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "Environmental Laws"). Specifically, but not in limitation of the foregoing:

                           (a) No real estate owned or leased by Craigie has
                  been used at any time by any person as a landfill or a waste disposal site.

                           (b) There is no electrical equipment, including
                  transformers, containing PCBs included in the assets of Craigie.

                           (c) There are no underground or aboveground tanks
                  situated on any real property owned or leased by Craigie.

                           (d) There are no liens on any real property owned or
                  leased by Craigie resulting from any cleanup or proposed cleanup under the Environmental Laws.

                           (e) No notices of any violation, inquiries or
                  requests for information relating to any of the foregoing have been received by Craigie.

                           2.20 Intangible Rights. Craigie owns or possesses the
right to use the patents, trademarks, service marks, trade names, brands, copyrights, licenses and designs and rights and/or applications with respect to the foregoing ("Intangible Rights") listed in
Schedule 2.20, and the Intangible Rights so listed are all that are required for the conduct of the business of Craigie as now being conducted. There are no assignments, licenses or sublicenses with respect to any of the Intangible Rights, except as set forth in Schedule 2.20. There are no pending or, to Craigie's knowledge, threatened claims by any person to the use of any of the Intangible Rights and, to Craigie's knowledge, none of the Intangible Rights infringes on the rights of any person and no valid basis exists for any such claim. Schedule 2.20 sets forth a true and correct list of all corporate, partnership and trade names under which Craigie has conducted its businesses within the past ten years.

                  2.21     Employees; Compensation; Benefit Plans.

                           (a) Compensation. Craigie has previously given to SNC
                  a complete and correct list as of the date hereof of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee and director of Craigie, and a list of each other person to whom Craigie pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

                           (b)      Employee Benefit Plans.

                                    (i) Schedule 2.21 contains an accurate and
                           complete list of all Plans, as defined below, contributed to, maintained or sponsored by Craigie, to which Craigie is obligated to contribute or with respect to which Craigie has any liability or potential liability, whether direct or indirect. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 2.21(b)(i) and which is: (A) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated,
                           (B) an employment agreement, or (C) a personnel policy or fringe benefit plan, policy, program or arrangement, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, any stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, health, disability or other pension or welfare plan.

                                    (ii) Except as disclosed in Schedule 2.21,
                           Craigie does not contribute to, does not have an obligation to contribute to or otherwise have any liability or potential liability with respect to (A) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (B) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Internal Revenue Code of 1986, as amended (the "Code") (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                                    (iii) Except as disclosed in Schedule 2.21,
                           none of the Plans obligates Craigie to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in
                           Section 280G of the Code (and regulations promulgated thereunder).

                                    (iv) Except as disclosed in Schedule 2.21,
                           each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of Craigie, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could subject Craigie, or any trustee or administrator of any Plan, or any party dealing with any Plan, or SNC to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and Craigie has no knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Craigie is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, Craigie has not been required to post any security pursuant to
                           Section 307 of ERISA or Section 401(a)(29) of the Code, and neither Craigie, nor any officer or director of Craigie has knowledge of any facts which could be expected to give rise to such lien or such posting of security.

                                    (v) Each Plan that is intended to be
                           qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could disqualify such Plan or terminate the tax exempt status of such related trust.

                                    (vi) No underfunded "defined benefit plan"
                           (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which Craigie is a member or was a member during such five-year period.

                                    (vii) As of the Closing Date, the fair
                           market value of the assets of each Plan that is a defined benefit pension plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. With respect to each Plan that is subject to the funding requirements of
                           Section 412 of the Code and Section 302 of ERISA, all required or recommended contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required or recommended payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No Plan has any material unfunded liabilities.

                                    (viii) Except as set forth in Schedule 2.21,
                           the Board of Directors of Craigie, or a committee or officer authorized by such Board, has authority to amend or terminate the Plans at any time without limitation, and neither the consideration or implementation of the transactions contemplated under this Agreement nor the amendment or termination of any or all of the Plans on or after the date of this Agreement will increase (A) Craigie's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent vesting may be accelerated if SNC elects to terminate or discontinue any Plan).

                                    (ix) With respect to each Plan, Craigie has
                           provided SNC with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the Plans are maintained, funded and administered, (B) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the two most recent actuarial reports, (D) the two most recent financial statements, (E) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), and (F) the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

                  2.22 Labor Matters. Craigie is in compliance in all material respects with all federal, state and local laws affecting employment and employment practices, including terms and conditions of employment, wages and hours, and is not engaged in any unfair labor practice. There are no complaints against Craigie pending or, to Craigie's knowledge, threatened with respect to employees of Craigie before the National Labor Relations Board. There are no labor strikes, slowdowns or stoppages pending or, to Craigie's knowledge, threatened by or with respect to employees of Craigie. To Craigie's knowledge, no union organizational effort is presently ongoing with respect to the employees of Craigie; there are no grievances asserted which might have a material adverse effect upon Craigie, and Craigie has not experienced any labor strikes, slowdowns or work stoppages. There are no collective bargaining agreements now or previously in effect. All pending and, to Craigie's knowledge, threatened worker's compensation claims against Craigie are adequately covered by insurance.

                  2.23 Contracts with Affiliates. Except as set forth in
Schedule 2.23, none of the Material Contracts nor any other transaction to which Craigie has been a party during the past three years: (a) involves as a party
(i) any officer, director or shareholder of Craigie, (ii) a relative (by blood or marriage) of any of the persons referred to in (i), or (iii) any entity which any person or entity referred to in (i) or (ii) controls or in which any such person or entity has a substantial interest, direct or indirect, or is a director, officer, partner or trustee; or
(b) requires or required or is or was contingent upon the payment by or on behalf of Craigie of commissions or compensation to any person not a party to such agreement, document or instrument.

                  2.24 Accuracy of Information. All representations, warranties and certifications of Craigie contained in this Agreement or in any document, exhibit, schedule or certificate furnished or to be furnished pursuant hereto or in connection herewith to SNC by Craigie, or on its behalf, are true, correct and complete and do not contain any statement which is false or misleading with respect to a material fact, and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading.

                  2.25 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Craigie in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Craigie.

                  2.26 Investment Advisers Act Matters. Craigie's business activities do not require Craigie to register as an investment adviser under the Investment Advisers Act of 1940.

                                   ARTICLE III

                      Representations and Warranties of SNC

                  SNC hereby represents and warrants to Craigie as follows:

                  3.1 Capital Structure of SNC. The authorized capital stock of SNC consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which no shares are issued and outstanding, and (ii) 300,000,000 shares of SNC common stock (with contingent rights to acquire 2,000,000 shares of Series B Junior Participating Preferred Stock), of which 103,430,150 shares were issued and outstanding on June 30, 1996. All outstanding shares of SNC common stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of SNC common stock reserved as provided in Section
4.2 are free of any liens, claims or encumbrances and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Such shares, when issued as provided herein, will be validly issued, fully paid and nonassessable, and shall have been issued pursuant to a registration statement filed under federal securities laws (and any applicable state securities laws shall have been complied with).
Holders of SNC common stock do not have preemptive rights.

                  3.2 Organization, Standing and Authority of SNC. SNC is a corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina, with full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to qualify would have a material adverse effect on the financial condition, results of operations, or business of SNC on a consolidated basis. SNC is registered as a bank holding company under the Bank Holding Company Act.

                  3.3 Organization, Standing and Authority of BB&T Acquisition. BB&T Acquisition shall at the Effective Time be a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, shall be a wholly-owned subsidiary of SNC, and shall have full corporate power to consummate the transactions herein contemplated.

                  3.4      Authorized and Effective Agreement.

                           (a) SNC has all requisite corporate power and
                  authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of SNC. This Agreement, including the Plan of Merger, constitutes the legal, valid and binding obligation of SNC, and is enforceable against SNC in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors (including without limitation with respect to SNC, creditors; and (ii) general principles of equity.

                           (b) Neither the execution and delivery by SNC of this
                  Agreement, nor the performance of any other obligation of SNC under this Agreement, conflicts with, will result in the breach of, or constitutes a default under, the terms of their respective Articles of Incorporation or Bylaws, any indenture or other instrument or agreement to which either is a party or by which any of the assets of either may be bound or affected, or any statute, ordinance, judgment, order, decree, regulation or rule of any court or governmental body affecting or relating to either or its assets, or will result in the creation of any lien upon any assets of either.

                  3.5 Securities Documents. SNC has timely filed all documents required by applicable securities laws and regulations to be filed ("Securities Filings") since December 31, 1993, and the Securities Filings have complied in all material respects with all applicable legal requirements therefor at the times of such filings.

                  3.6 Financial Statements. The consolidated financial statements of SNC set forth in the Securities Filings fairly present the consolidated financial position of SNC and it subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the applicable periods in conformity with generally accepted accounting principles applicable to banks and bank holding companies.

                  3.7 Material Adverse Change. SNC has not, on a consolidated basis, suffered any material adverse change in its business, financial condition, results of operations or prospects since December 31, 1996.

                  3.8 Legal Proceedings; Regulatory Approvals. There are no judgments, orders or decrees entered in any action or proceeding that, and no actions, suits, claims, proceedings or governmental or administrative investigations pending or, to the best knowledge of SNC, threatened against SNC or any of its subsidiaries or against any assets of SNC or any of its subsidiaries that, if decided adversely, might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of SNC on a consolidated basis. To the best knowledge of SNC, (i) there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger; and (ii) no fact or condition relating to SNC or any of its subsidiaries exists that would prevent SNC from obtaining all of the federal and state regulatory approvals contemplated herein.

                  3.9 Absence of Undisclosed Liabilities. Neither SNC nor any of its subsidiaries has any liability (contingent or otherwise) that is material to SNC on a consolidated basis or that, when combined with all similar liabilities, would be material to SNC on a consolidated basis, except as disclosed in the Securities Filings and except for liabilities incurred in the ordinary course of its business since the date as of which SNC's most recent Securities Filing was made.

                  3.10 Allowance for Loan Losses. The allowance for loan losses reflected on the consolidated balance sheet included in each Securities Filing was reasonably adequate, in all material respects as of its date, and under the requirements of generally accepted accounting principles applicable to banks and bank holding companies, to provide for reasonably anticipated losses on outstanding loans net of recoveries.

                  3.11     Tax Matters.

                           (a) SNC has timely filed all federal, state and local
                  (and, if applicable, foreign) tax returns required by applicable law to be filed by it (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and has paid, or has set up an adequate reserve or accrual for the payment of, all taxes required to be paid as shown on such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time.

                           (b) All federal, state and local (and, if applicable,
                  foreign) tax returns filed by SNC are complete and accurate in all material respects. SNC is not delinquent in the payment of any tax, assessment or governmental charge, and has not failed to file any tax return which is currently past due. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against SNC which have not been settled and paid. There currently are no agreements in effect with respect to SNC to extend the period of limitations for the assessment or collection of any tax.

                  3.12 Compliance with Laws. SNC and each of its subsidiaries is and has been operated in compliance with all statutes and regulations applicable and material to the conduct of its business (except for any violations not material to the business, operations or financial condition of

SNC and the subsidiaries taken as a whole), and neither SNC nor any of its subsidiaries has received notification that has not lapsed, or been withdrawn or abandoned, from any agency or department of federal, state or local government
(i) asserting a violation or possible violation of any such statute or regulation, and which violations would be likely to have a material adverse effect on the business, operations or financial condition of SNC and the subsidiaries taken as a whole, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. Neither SNC nor any of its subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive or memorandum of understanding, and none of them has received any communication requesting that they enter into any of the foregoing.

                                   ARTICLE IV

                                    Covenants

                  4.1 Shareholders' Meeting. Craigie shall submit this Reorganization Agreement and the Plan of Merger to its shareholders for approval at a special meeting to be held as soon as practicable, and by approving execution of this Agreement the Board of Directors of Craigie agrees that it shall unanimously recommend that the shareholders vote for such approval; provided, that the Board of Directors of Craigie may withdraw or refuse to make such recommendation if and only if, in good faith reliance on written advice of its financial and legal advisors, the Board of Directors shall determine that such recommendation would violate its fiduciary duty to shareholders of Craigie. Notwithstanding the foregoing, each of Allen Mead Ferguson, John W. Wright, George B. Pugh, John T. West, IV, Jonathan Wallace and John B. Jung, Jr., as a shareholder of Craigie, agrees by executing this Agreement (i) that he will vote all shares of Craigie owned by him in favor of the Plan of Merger, and that he will not transfer any of his shares of Craigie from and after the date hereof, except pursuant to this Agreement or with the prior written consent of SNC. Each of Allen Mead Ferguson, John W. Wright and John T. West, IV agrees by executing this Agreement that he will act as a Shareholder Representative as provided in
Section 8.9.

                  4.2      Plan of Merger; Reservation of Shares.

                           (a) At the Effective Time, the Merger shall be
                  effected in accordance with the Plan of Merger substantially in the form attached hereto as Exhibit A. Subject to the provisions of Article IX, SNC undertakes and agrees to effect the Merger and (i) to cause BB&T Acquisition to adopt the Plan of Merger; and (ii) to vote the shares of BB&T Acquisition common stock for approval of the Plan of Merger.

                           (b) SNC has reserved for issuance such number of
                  shares of SNC common stock estimated to be necessary to pay the Merger Consideration as contemplated in Section 1.7, and SNC undertakes and agrees to pay the Merger Consideration when due. If at any time the aggregate number of shares of SNC common stock reserved for issuance hereunder shall not be sufficient to effect the Merger, SNC shall take all appropriate action as may be required to increase the number of shares of SNC common stock reserved for such purpose.

                  4.3      Additional Acts.

                           (a) Craigie agrees to approve, execute and deliver
                  any amendment to this Agreement and the Plan of Merger and any additional plans and agreements requested by SNC to modify the structure of, or to substitute parties to, the transactions contemplated hereby, provided that such modifications do not adversely affect the economic benefits of such transactions to shareholders of Craigie or otherwise abrogate the covenants and other agreements contained in this Agreement.

                           (b) As promptly as practicable after the date hereof,
                  SNC shall submit notice or applications for prior approval of the transactions contemplated herein to the Board of Governors of the Federal Reserve and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. Craigie shall provide information required for such filings promptly upon the request of SNC, and shall be given reasonable opportunity to review in advance of filing all such notices and applications. Craigie represents and warrants that all information concerning it and its directors, officers and shareholders submitted for inclusion in any such application shall be true, correct and complete in all material respects as of the date presented.

                  4.4 Best Efforts. SNC and Craigie shall each use its best efforts in good faith to (i) furnish such information as may be required in connection with, and otherwise cooperate in, the preparation and filing of the documents referred to in Section 4.3 and elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article V and Article VI and to consummate the transactions herein contemplated at the earliest possible date. Neither SNC nor Craigie shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

                   4.5 Certain Accounting Matters. Craigie shall cooperate with SNC concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account SNC's policies, practices and procedures).

                  4.6 Access to Information. Craigie will keep SNC advised of all material developments relevant to its business and to consummation of the Merger, and SNC will advise Craigie of any public disclosures by SNC of material adverse changes in its financial condition or operations. Upon reasonable notice, Craigie shall afford to representatives of SNC access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, shall make available to representatives of SNC all information concerning its business as SNC may reasonably request. No investigation pursuant to this
Section 4.6 or otherwise in this Agreement shall affect or be deemed to modify any representation or warranty made by Craigie, or the conditions to any of its obligations hereunder.

                  4.7 Press Releases. SNC and Craigie shall agree with each other as to the time of issuance, form and substance of any press release or other public statement or disclosure related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

                  4.8 Forbearances of Craigie. Except with the prior written consent of SNC, or as disclosed on Schedule 4.8, between the date hereof and the Effective Time Craigie shall not:

                           (a) carry on its business other than in the usual,
                  regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any subsidiary, or engage in any new type of business endeavor;

                           (b) declare, set aside, make or pay any dividend or
                  other distribution in respect of its capital stock, other than regularly scheduled dividends payable on record dates and in amounts consistent with past practices, or permit or accept any contributions to capital or other increases in equity (except for increases resulting from retained earnings and from the conversion of presently outstanding convertible subordinated debt to capital stock as provided in Section 4.12); provided, that SNC hereby consents to the distribution by Craigie of any net income, after taxes, for 1997 in excess of the fraction of $1.435 million determined pursuant to
                  Section 1.7(a)(iii)(B).

                           (c) issue any shares of its capital stock, pursuant
                  to conversion rights or otherwise (except as permitted in (b) immediately preceding); issue, grant or authorize any rights to acquire its capital stock (including without limitation any convertible debt in excess of the current amount outstanding of $4,305,000); or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                           (d) amend its Articles of Incorporation or Bylaws;

                           (e) impose or permit imposition of any lien, charge
                  or encumbrance on any of its assets, or permit any such lien, charge or encumbrance to exist, except for liens incurred to procure financing to acquire securities inventory in the ordinary course of business;

                           (f) merge with any other entity or permit any other
                  entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets, other than in the ordinary course of its business; or waive or release any material right or cancel or compromise any debt or claim other than in the ordinary course of business;

                           (g) fail to comply with any laws, regulations,
                  ordinances or governmental actions (including rules of self-regulatory organizations) applicable to it and to the conduct of its business;

                           (h) increase the rate of compensation of any of its
                  directors, officers or employees, or pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees, except in the ordinary course of business consistent with past practices, or change the commission payout schedule for its registered representatives;

                           (i) enter into or substantially modify (except as may
                  be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

                           (j) solicit or encourage inquiries or proposals with
                  respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Craigie, or any business combination with Craigie other than as contemplated by this Agreement (except where the failure to furnish such information or participate in such negotiations or discussions would, pursuant to a written opinion of its legal counsel, constitute a breach of the fiduciary or legal obligations of Craigie's Board of Directors to its shareholders); or authorize any officer, director, agent or affiliate of Craigie to do any of the above; or fail to notify SNC immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated;

                           (k) enter into (i) any material agreement,
                  arrangement or commitment not made in the ordinary course of business, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Craigie or guarantee by Craigie of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee except for payments pursuant to standard severance practices; or (iv) any contract, agreement or understanding with a labor union;

                           (l) change its underwriting, trading, investment
                  banking, sales, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives;

                           (m) change its method of accounting as in effect at
                  December 31, 1996, except as required by changes in generally accepted accounting principles concurred in by SNC, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1996, except as required by changes in law or regulation;

                           (n) incur any capital expenditures or obligation to
                  make capital expenditures in excess of $50,000 for any one expenditure or $250,000 in the aggregate;

                           (o) incur any indebtedness, liabilities or
                  obligations other than in the ordinary course of business;

                           (p) take any action which would or might be expected
                  to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code as determined by SNC, (ii) result in any representation or warranty herein to be untrue in any material respect, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

                           (q)      agree to do any of the foregoing.

                  4.9 Employment and Noncompetition Agreements. Craigie shall enter into Employment and Noncompetition Agreements with Allen M. Ferguson, John
W. Wright, George B. Pugh and John T. West, IV substantially in the form of Exhibits C, D, E and F, respectively, and by their signatures hereto each of Allen Mead Ferguson, John W. Wright, George B. Pugh and John T. West, IV agrees to execute such agreement applicable to him.

                  4.10 Affiliates. Craigie shall cause all persons who are "affiliates" of Craigie, within the meaning of Rule 145 promulgated by the Commission to deliver to SNC prior to the Effective Time a written agreement providing that such person will not dispose of SNC common stock received in the Merger except in compliance with the requirements of applicable securities laws.

                  4.11 Confidentiality. In recognition of the confidential nature of certain of the information which will be provided by one or more parties to other parties hereunder, each of SNC and Craigie agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence, all information transmitted or disclosed to it by the other, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by another party, except that each of SNC and Craigie may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of SNC and Craigie shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is necessary to any regulatory authorities or governmental agencies, (b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party shall be required to make disclosure of any such information by operation of law, such disclosing party shall give the other parties prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing shall not occur, each of SNC and Craigie shall upon request immediately deliver, or cause to be delivered, to the appropriate party (without retaining any copies thereof) any and all documents, statements or other written information obtained from such party that contain confidential information.

                  4.12 Craigie Stock Rights. Immediately prior to the Closing, Craigie shall cause the principal amount of the convertible subordinated debt which it presently has outstanding (in the aggregate amount of $4,305,000) to be converted into capital stock of Craigie. At the time of the Closing, no options to acquire shares of the capital stock of Craigie shall be outstanding.

                  4.13 Shareholder Agreements. Craigie shall cause to be canceled prior to the Closing all shareholder agreements between or among Craigie and any of its shareholders relating to the common stock of Craigie.

                  4.14 Off-Balance Sheet Positions. As promptly as practicable, and in any event not later than 30 days after the date of this Agreement, Craigie shall notify SNC of all of its off- balance sheet hedges and derivatives. Thereafter, the parties shall use their best efforts to develop and complete prior to the Closing Date a hedging strategy or strategies relating to the different classes of securities forming part of Craigie's inventories.

                  4.15 Bonus Program. Following the Closing, SNC shall cause Craigie to adopt a Performance Incentive Program for Craigie's employees substantially in the form of Exhibit G hereto.

                  4.16 Escrow Agreement. SNC and the Shareholders' Representatives shall execute and deliver the Escrow Agreement substantially in the form of Exhibit H hereto, and shall cause Branch Banking and Trust Company, as Escrow Agent, to execute and deliver the Escrow Agreement.

                                    ARTICLE V

                    Conditions Precedent to SNC's Obligations

                  All obligations of SNC under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing, unless waived by SNC:

                  5.1 Representations and Warranties. All of the representations, warranties and certifications of Craigie contained in this Agreement shall be true, correct and complete in all material respects at the Effective Time as though all such representations, warranties and certifications were made and given on and as of the Effective Time.

                  5.2 Performance by Craigie. Craigie shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by it pursuant to this Agreement prior to or at the Effective Time, and all corporate action necessary to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken, including without limitation the approval of the shareholders of Craigie of the Merger.

                  5.3 Compliance Certificate. SNC shall have received a compliance certificate, in form and substance reasonably satisfactory to SNC and duly executed by an authorized officer of Craigie, with respect to the matters set forth in Sections 5.1 and 5.2.

                  5.4 Approvals; No Restraint on Transactions. The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect. There shall be no effective injunction, judgment, decree, restraining order or order of any nature issued against Craigie or SNC by a court or government agency of competent jurisdiction which shall direct that this Agreement or any of the transactions contemplated by this Agreement not be consummated as herein provided, nor shall any litigation or other proceeding seeking to enjoin the Closing or any of the transactions contemplated hereby have been instituted or threatened by any federal, state or local governmental agency or department or any other party. SNC shall have determined in good faith that neither the staff nor the Board of Governors of the Federal Reserve System shall have material objections to the Merger or to the conduct by Craigie of its business following the Merger in substantially the same manner as it is previously being conducted. No request for voluntary postponement of the Closing Date shall have been received by any party to this Agreement from any federal, state or local governmental agency or department.

                  5.5 No Material Adverse Change. Since the Last Audit Date described in Section 2.10, there shall not have been any material adverse change in the financial condition, results of operations, prospects, assets or liabilities of Craigie, except such change as may have occurred as a result of general market conditions affecting the value of inventory held by Craigie.

                  5.6 Third Party Consents. All Required Consents described in
Schedule 2.5 shall have been made or obtained or shall have occurred.

                  5.7 Employees. Pursuant to Section 4.9, Allen Mead Ferguson, John W. Wright, George B. Pugh and John T. West, IV shall have executed Employment and Noncompetition Agreements with Craigie.

                  5.8 Tax Opinion. Craigie and SNC shall have received an opinion of SNC's legal counsel, in form and substance satisfactory to Craigie and SNC, substantially to the effect that the Merger will constitute a reorganization under Section 368 of the Code and that the Shareholders of Craigie will not recognize any gain or loss to the extent that such Shareholders exchange shares of Craigie common stock for shares of SNC common stock.

                  5.9 Legal Opinions. SNC shall have received the legal opinion of Williams Mullen Christian & Dobbins, counsel to Craigie, in form and substance reasonably acceptable to SNC.

                  5.10 Dissenters. The holders of no more than 10% of the shares of Craigie common stock shall have given written notice of their intent to demand payment for their shares and shall not have voted for the Merger, pursuant to Article 15 of the VASCA.

                                   ARTICLE VI

                  Conditions Precedent to Craigie's Obligations

                  All obligations of Craigie under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing, unless waived by Craigie:

                  6.1 Representations and Warranties. All of the representations and warranties of SNC contained in this Agreement shall be true, correct and complete in all material respects at the Effective Time as though all such representations and warranties were made and given on and as of the Effective Time.

                  6.2 Performance by SNC. SNC shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by SNC pursuant to this Agreement prior to or at the Closing.

                  6.3 Compliance Certificate. Craigie shall have received a compliance certificate, in form and substance reasonably satisfactory to it and duly executed by SNC, with respect to the matters set forth in Sections 6.1 and 6.2.

                  6.4 Approvals; No Restraint on Transactions. The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect. There shall be no effective injunction, judgment, decree, restraining order or order of any nature issued against Craigie or SNC by a court or government agency of competent jurisdiction which shall direct that this Agreement or any of the transactions contemplated by this Agreement not be consummated as herein provided, nor shall any litigation or other proceeding seeking to enjoin the Closing or any of the transactions contemplated hereby have been instituted or threatened by any federal, state or local governmental agency or department or any other party. No request for voluntary postponement of the Effective Time shall have been received by any party to this Agreement from any federal, state or local governmental agency or department.

                  6.5 Tax Opinion. Craigie and SNC shall have received an opinion of SNC's legal counsel, in form and substance satisfactory to Craigie and SNC, substantially to the effect that the Merger will constitute a reorganization under Section 368 of the Code and that the Shareholders of Craigie will not recognize any gain or loss to the extent that such Shareholders exchange shares of Craigie common stock for shares of SNC common stock.

                   6.6 Legal Opinion. Craigie shall have received the legal opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to SNC, in form and substance reasonably acceptable to Craigie.

                                   ARTICLE VII

                                     Closing

                   7.1 Deliveries By Craigie. At the Closing, Craigie shall deliver, or cause to be delivered, to SNC the following:

                           (a) Evidence that all Required Consents have been
                   obtained or satisfied;

                           (b) The legal opinion described in Section 5.9, dated
                   the Closing Date;

                           (c) Corporate resolutions duly adopted by the Board
                  of Directors and shareholders of Craigie, authorizing the execution, delivery and performance of this Agreement, duly certified by the Secretary of Craigie, and an incumbency certificate certifying the names and true signatures of the officers of Craigie executing and delivering this Agreement;

                           (d) A copy of the Articles of Incorporation of
                  Craigie, certified as of a date not more than ten days prior to the Closing Date by the Secretary of State of the Commonwealth of Virginia;

                           (e) A certificate of good standing or corporate
                  existence for Craigie, issued as of a date not more than ten days prior to the Closing Date by the Secretary of State of the Commonwealth of Virginia and a certificate from the Department of Revenue or Taxation of the Commonwealth of Virginia stating that all required taxes have been paid in full by Craigie;

                           (f) The compliance certificate required pursuant to
                  Section 5.3;

                           (g) The agreements with key employees described in
                  Section 5.8; and

                           (h) Such other documents as shall reasonably be
                  requested by SNC in order effectively to carry out the transactions contemplated by this Agreement, duly executed by Craigie.

                  7.2 Deliveries By SNC. At the Closing, SNC shall deliver, or cause to be delivered, to Craigie the following:

                           (a) The legal opinions described in Section 6.5 and
                  6.6, dated the Closing Date;

                           (b) Corporate resolutions duly adopted by the Boards
                  of Directors of SNC and BB&T Acquisition, and by SNC as sole shareholder of BB&T Acquisition, authorizing the execution, delivery and performance of this Agreement, duly certified by the Secretary of each, and an incumbency certificate certifying the names and true signatures of the officers of each such corporation executing and delivering this Agreement;

                           (c) The compliance certificate required pursuant to
                  Section 6.3; and

                           (d) Such other documents as shall reasonably be
                  requested by Craigie in order to effectively carry out the transactions contemplated by this Agreement, duly executed by SNC where appropriate.

                   7.3 Delivery of Escrow Agreement. At the Closing, SNC and the Shareholders' Representatives shall execute and deliver, or cause to be executed and delivered, the Escrow Agreement.

                                  ARTICLE VIII

                                 Indemnification

                  8.1 Indemnification by Director/Shareholders. Subject to Sections 8.7 and 8.8, the Director/Shareholders shall indemnify, defend and hold harmless SNC from, against, and with respect to any and all actions or causes of action, losses, damages (including without limitation all foreseeable and unforeseeable consequential damages), claims, obligations, liabilities, penalties, fines, costs and expenses (including without limitation reasonable attorneys' and consultants' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a "Loss") arising out of or in connection with any of the following:

                   (a) any breach of any of the representations or warranties of Craigie contained in or made pursuant to this Agreement; or

                   (b) any failure by Craigie to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by Craigie pursuant to this Agreement; or

                           (c) the matter disclosed at the asterisk in Schedule
                  2.21b, and disclosure of such matter by Craigie in Schedule 2.21b shall not be a defense if SNC shall incur a Loss with respect to such matter; or

                           (d) the Confederation Life Insurance Company (U.S.)
                  in Rehabilitation policies held by Craigie insuring the lives of certain present and former key employees of Craigie, and having a value on Craigie's books on December 31, 1996 of $2,731,440. For this purpose, a Loss shall be deemed to occur if the cash surrender value of any such policy on the Policy Valuation Date (as defined below) shall exceed the actual cash surrender value on the date of the determination of the Loss, and the amount of such Loss shall equal 120% of such excess. For this purpose, the Policy Valuation Date shall mean December 31, 1996 or the Closing Date, whichever is applicable in determining the Merger Consideration pursuant to Section 1.7(b). Notwithstanding the foregoing, if any of the policies shall be assumed by a solvent life insurance company, the indemnification obligation hereunder shall cease at the time of such assumption, except to the extent of 120% of the excess, if any, of the cash surrender value on the Policy Valuation Date over the cash surrender value immediately following such assumption; or

                           (e) any other matter contained in the Escrow
                  Agreement with respect to which the Director/Shareholders have agreed to indemnify SNC.

                  8.2 Indemnification by Craigie. Craigie shall indemnify, defend and hold harmless SNC from, against and with respect to any and all Loss arising out of or in connection with any act or omission by Craigie or a Shareholder of Craigie resulting in termination of this Agreement by SNC pursuant to Section 9.1(c).

                  8.3 Indemnification by SNC. SNC shall indemnify, defend and hold harmless Craigie from, against and with respect to any Loss arising out of or in connection with any of the following:

                           (a) any breach of any of the representations and
                   warranties of SNC contained in or made pursuant to this Agreement; or

                           (b) any failure by SNC to perform or observe, or to
                  have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

                  8.4 Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall notify the party from whom indemnity is sought (the "Indemnity Obligor"), and the Escrow Agent named in the Escrow Agreement, of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor and the Escrow Agent as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted. Notice to the Director/Shareholders shall be delivered to the Shareholders' Representatives.

                  8.5 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

                   8.6 Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation or limitation of, any statutory, equitable or common law remedy any party may have as a result of a Loss.

                  8.7 Maximum Indemnity Amount. Notwithstanding any other provision hereof, an Indemnified Party may recover the amount of any Loss from the Indemnity Obligator only if and to the extent that the amount of the Loss, when added to all other Losses incurred by the Indemnified Party, shall exceed $100,000. The liabilities of each Director/Shareholder hereunder as an Indemnity Obligor shall further be limited to that portion of the Merger Consideration distributable to such Director/Shareholder that is held in escrow for such Director/Shareholder pursuant to the terms of the Escrow Agreement. In the event that SNC shall suffer a Loss subject to indemnity hereunder by the Director/Shareholders, and SNC shall deliver a notice thereof as provided in
Section 8.4 to the Director/Shareholders and the Escrow Agent, SNC shall be entitled to recover up to the full amount of such Loss from the amounts held pursuant to the Escrow Agreement, subject to the terms thereof.

                  8.8 Time Limitations. Any claim asserted pursuant to Section 8.1, 8.2 or 8.3 must be submitted to the Indemnity Obligor pursuant to Section
8.4 within two years after the Closing Date in order for there to be any obligation of the Indemnity Obligor to indemnify with respect to any such claim.

                  8.9 Shareholders' Representatives. Craigie hereby appoints Allen Mead Ferguson, John W. Wright and John T. West, IV (the "Shareholders' Representatives") to act on behalf of the Director/Shareholders with respect to any Loss for which SNC claims to be indemnified by the Director/Shareholders pursuant to this Article VIII, or with respect to any other matter specified herein. Allen Mead Ferguson is hereby appointed as the agent of the Shareholders' Representatives (the "Agent"). Upon prior written notice to SNC and the Escrow Agent, the Shareholders' Representatives may substitute any other of its members as the Agent. The Agent shall receive and make all notices and communications of the Shareholders' Representatives in connection with this Agreement and the Escrow Agreement and shall have the authority, acting upon approval of a majority vote of the Shareholders' Representatives, to settle, defend, challenge or compromise any or all claims of Loss to be satisfied from the Escrow Fund. SNC and the Escrow Agent shall be entitled to rely, and shall be fully protected in so relying, upon any instrument or document executed, or any notice, communication, decision or action made by, the Agent, and the Director/Shareholders and their respective heirs, successors and assigns shall be fully bound thereby.


                                   ARTICLE IX

                                   Termination

                   9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                           (a) By the mutual written consent of Craigie and SNC;

                           (b) By Craigie in writing (if Craigie is not then in
                  breach of any term of this Agreement), if SNC shall (i) fail to perform in any material respect its covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breach any of its representations or warranties contained herein, which failure or breach is not cured within ten days after Craigie has notified SNC of its intent to terminate this Agreement pursuant to this subparagraph;

                           (c) By SNC in writing (if SNC is not then in breach
                  of any term of this Agreement), if Craigie or any Shareholder of Craigie who is a party hereto shall (i) fail to perform in any material respect its or his covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breach any of its or his representations or warranties contained herein, which failure or breach is not cured within ten days after SNC has notified Craigie or any such Shareholder of its intent to terminate this Agreement pursuant to this subparagraph;

                           (d) By either Craigie or SNC if there shall be any
                  order, writ, injunction or decree of any court or governmental or regulatory agency binding on Craigie or SNC which prohibits or restrains Craigie or SNC from consummating the transactions contemplated hereby;

                           (e) By either Craigie or SNC, (i) if the Closing has
                  not occurred by October 1, 1997, for any reason other than delay or nonperformance of the party seeking such termination, or other than failure to receive approval by the Board of Governors of the Federal Reserve System of Craigie as a subsidiary of SNC as described in Section 20 of the Glass-Steagall Act, or (ii) if the Closing has not occurred by December 31, 1997 for any reason other than delay or nonperformance of the party seeking such termination;

                           (f) By either Craigie or SNC in writing, if any of
                  the applications for prior approval referred to in Section 5.4 or 6.4 are denied, and the time period for appeals and requests for reconsideration has run;

                           (g) At any time, by either Craigie or SNC in writing,
                  if the shareholders of Craigie do not approve the transactions contemplated herein; or

                           (h) At any time prior to 11:59 p.m. on the sixtieth
                  day following the date hereof by SNC in writing, if SNC determines in its sole good faith judgment, through the performance of its due diligence or otherwise, that the financial condition, business or prospects of Craigie are materially adversely different from what was reasonably expected by SNC; provided that SNC shall inform Craigie upon such termination as to the reasons for SNC's determination; and, provided further, that this Section 9.1(h) shall not limit in any way the due diligence investigation of Craigie which SNC may perform.

                           (i) By SNC prior to the Effective Time
                  acting pursuant to the first paragraph of Section 1.7(b) of this Agreement.

                  9.2 Effect on Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Sections 10.5 (with respect to expenses) and 4.11 (with respect to confidentiality); provided, however, that termination pursuant to (b) or (c) of Section 9.1 shall not relieve the defaulting or breaching party from any liability to any other party hereto, and the nondefaulting party or parties shall be entitled to any remedies allowed by applicable law. In the event of termination under (c) of Section 9.1, SNC shall have the rights and remedies with respect to specific performance as set forth in Section 10.11, in addition to any other remedies that may be available at law or in equity.

                  9.3 Waiver. Except with respect to any required regulatory approval, each corporate party hereto, by written instrument signed by an executive officer of such corporate party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the Shareholders of Craigie) extend the time for the performance of any of the obligations or other acts of any other party hereto and may waive (i) any inaccuracies of another party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of another party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by another party of any of its obligations set out herein; provided that no such extension or waiver, or amendment or supplement pursuant to Section 9.4 executed after approval by the Shareholders of Craigie of this Agreement and the Plan of Merger shall reduce either the number of shares of SNC common stock into which each share of Craigie common stock shall be converted in the Merger or the payment terms for fractional interests.

                  9.4 Amendment or Supplement. This Agreement and the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of SNC and Craigie, subject to the proviso in Section 9.3.

                                    ARTICLE X

                                  Miscellaneous

                  10.1 Survival. Subject to Section 8.8, all covenants, agreements, statements, certifications, indemnifications, representations and warranties made by Craigie or SNC in this Agreement or in any document, exhibit, schedule or certificate furnished pursuant hereto or in connection herewith, shall survive the Closing until the second anniversary of the Closing, at which time they shall expire. The right to indemnification, payment of damages or other remedy based on the representations and warranties in Article II and on covenants, agreements and obligations herein of Craigie or of any of the Director/Shareholders will not be affected by any investigation conducted by SNC with respect to, or any knowledge acquired (or capable of being acquired) at any time by SNC, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, or any extension granted with respect thereto, will not affect the right to indemnification, payment of damages or other remedy based on such representation, warranty, covenant, agreement or obligation.

                  10.2 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) when received, if delivered in person, (b) when sent, if sent by facsimile transmission, or (c) the day following the date deposited with a nationally recognized overnight courier (with charges prepaid), in any such case as follows:

                  If to Craigie, to:

                  Allen Mead Ferguson
                  823 East Main Street
                  Richmond, Virginia 23219
                  804-649-3933

                  with a copy (which shall not constitute notice) to:

                  Theodore L. Chandler, Esquire
                  Williams Mullen Christian & Dobbins
                  Post Office Box 1320
                  Richmond, Virginia 23218-1320
                  Fax No.: 804-783-6507

                  If to the Closing Shareholders, to:

                  Allen Mead Ferguson
                  823 East Main Street
                  Richmond, Virginia 23219
                  804-649-3933

                  with a copy (which shall not constitute notice) to:

                  Theodore L. Chandler, Esquire
                  Williams Mullen Christian & Dobbins
                  Post Office Box 1320

                  Richmond, Virginia 23218-1320
                  Fax No.: 804-783-6507

                  If to SNC, to:

                  Southern National Corporation
                  200 West Second Street
                  Winston-Salem, North Carolina 27101
                  Attention:  Scott E. Reed
                  Fax No.: 910-733-0340

                  with a copy (which shall not constitute notice) to:

                  William A. Davis, II
                  Womble Carlyle Sandridge & Rice, PLLC
                  Post Office Drawer 84
                  Winston-Salem, NC  27102
                  Fax No.:  910-733-8364

                  or at such other address or addresses as any party may have advised the other in the manner provided in this
                  Section 10.2.

                  10.3 Predecessor Agreement; Complete Agreement. On March 7, 1997, the parties hereto executed Agreement and Plan of Reorganization (the "Predecessor Agreement"). Following execution of the Predecessor Agreement, the parties have agreed to certain changes, all of which are reflected in this Amended and Restated Agreement. This Amended and Restated Agreement amends and supersedes the Predecessor Agreement in its entirety from the date of its execution, and the Predecessor Agreement shall have no further force and effect. This Agreement further supersedes all other prior agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, among the parties hereto or their representatives, and together with its exhibits and schedules sets forth the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or amendment of any provision, term or condition hereof shall be valid unless in writing and signed by the party to be charged therewith, and any such waiver, modification or amendment shall be valid only to the extent therein set forth.

                  10.4 Further Assurances. Each of the parties hereto shall, from time to time after the Closing, upon the request of the other party hereto and at the expense of such requesting party, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to further effectuate the intent and purposes of this Agreement. Without limiting the foregoing, SNC guarantees the obligations of Craigie under the Performance Incentive Program described in Section 4.15, and agrees to reserve and make available to Craigie any shares of SNC common stock required to be distributed to Craigie employees under such Program.

                  10.5 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of Craigie and SNC shall pay its own expenses (including, without limitation, attorneys' and accountants' fees and disbursements) incident to this Agreement and the transactions contemplated hereby.

                   10.6 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the substantive laws of the Commonwealth of Virginia, without regard to the provisions for choice of law thereunder.

                   10.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  10.8 Severability. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

                  10.10 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and shall in no way affect the interpretation or construction of this Agreement or any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                     SOUTHERN NATIONAL CORPORATION

                                     By:
                                     Title:


                                    CRAIGIE INCORPORATED

                                     By:
                                     Title:


                  The undersigned, being Shareholders of Craigie Incorporated on the date hereof, hereby consent to the provisions of the foregoing Agreement and Plan of Reorganization as applicable to them, including without limitation the provisions of Section 1.7 relating to the Escrow Agreement; Section 4.1 obligating them to vote in favor of the Merger, restricting rights to transfer shares of Craigie, and obligating Messrs. Ferguson, Wright and West to serve as Shareholders' Representatives; Section 4.8(j) relating to exclusive dealings; and Article IX relating to termination of the Agreement and Plan of Reorganization. Each of Messrs. Ferguson, Wright, Pugh and West further agrees to execute the Employment and Noncompetition Agreement with respect to him attached as Exhibits C, D, E and F, respectively.

                  As of the 7th day of March, 1997.


                                ______________________________
                                Allen Mead Ferguson


                                ______________________________
                                John W. Wright


                                ______________________________
                                George B. Pugh


                                ______________________________
                                John T. West, IV


                                ______________________________
                                Jonathan Wallace


                                ______________________________
                                John B. Jung, Jr.


        The undersigned, being Shareholders of Craigie Incorporated on the date hereof, hereby consent to the provisions of the foregoing Agreement and Plan of Reorganization as applicable to them, including without limitation the provisions of Section 1.7 relating to the Escrow Agreement.

                  As of the 7th day of March, 1997.



                                 ______________________________________________
                                 James Alexander


                                 ______________________________________________
                                 John Blair


                                 ______________________________________________
                                 Arnold Brown


                                 ______________________________________________
                                 William T. Clarke, Jr.


                                 ______________________________________________
                                 John Garth


                                 ______________________________________________
                                 Merlin Grim


                                 ______________________________________________
                                 Melvin J. Harley, Jr.


                                 ______________________________________________
                                 Joseph M. Lowry, Jr.


                                 ______________________________________________
                                 William Reynolds


                                 ______________________________________________
                                 Peter Shea


                                 ______________________________________________
                                 Bradley Smallwood

                                                             EXHIBIT A

                               ARTICLES OF MERGER
                                       OF
                             BB&T ACQUISITION, INC.
                                  WITH AND INTO
                              CRAIGIE INCORPORATED


         The undersigned corporations, pursuant to Section 13.1-720 of the Virginia Stock Corporation Act, hereby execute the following Articles of Merger.

                                       ONE

         The merger of BB&T Acquisition, Inc., a Virginia corporation ("BB&T Acquisition"), with and into Craigie Incorporated ("Craigie"), shall be in accordance with the Plan of Merger attached hereto as Annex A (the "Plan of Merger").

                                       TWO

         The Plan of Merger was submitted to the shareholders of each of BB&T Acquisition and Craigie by its Board of Directors in accordance with the provisions of Section 13.1-718 of the Virginia Stock Corporation Act:

         A. The number of outstanding shares of common stock, without par value, of Craigie (the only voting group entitled to vote on the Plan of Merger) entitled to be cast and number of undisputed votes cast for the Plan of Merger were:

         Outstanding Shares                 Undisputed Votes Cast for the Plan

         940,599.8964                          ______________________

         The number of undisputed votes cast for the Plan of Merger was sufficient for approval of the Plan of Merger.

         B. The Plan of Merger was adopted by unanimous consent of the shareholders of BB&T Acquisition.

                                      THREE

         The articles of merger shall become effective at ______ __.m. on _________________, 1997.

         The undersigned, [Title] of each of BB&T Acquisition and Craigie declares that the facts herein stated are true as of __________________, 1997.

                             BB&T ACQUISITION, INC.



                             By:_____________________________________________
                             Name:___________________________________________
                             Title:____________________________________________


                             CRAIGIE INCORPORATED



                             By:_____________________________________________
                             Name:___________________________________________
                             Title:____________________________________________

                                                                   ANNEX A

                                 PLAN OF MERGER
                                       OF
                             BB&T ACQUISITION, INC.
                                  WITH AND INTO
                              CRAIGIE INCORPORATED


         Section 1. Corporations Proposing to Merge and Surviving Corporation. BB&T Acquisition, Inc., a Virginia corporation ("BB&T Acquisition"), shall be merged (the "Merger") with and into Craigie Incorporated, a Virginia corporation ("Craigie"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Amended and Restated Agreement and Plan of Reorganization, dated as of March 7, 1997 (the "Agreement"), by and between Craigie and Southern National Corporation (the name of which was subsequently changed to BB&T Corporation), a North Carolina corporation and parent corporation of BB&T Acquisition ("BB&T"). The effective time for the Merger (the "Effective Time") shall be set forth in the Articles of Merger to be filed with the Clerk of the State Corporation Commission of Virginia. Craigie shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of BB&T Acquisition shall cease.

         Section 2. Effects of the Merger. The Merger shall have the effects set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA").

         Section 3. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of Craigie as in effect immediately prior to the Effective Time shall remain in effect as the Articles of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until changed in accordance with their terms and the VSCA.

         Section 4.        Conversion of Shares.

         (a) At the Effective Time, each share of common stock, without par value, of Craigie ("Craigie Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the right to receive shares of common stock, $5.00 par value per share, of BB&T ("BB&T Common Stock") as described in Section 5.

         (b) At the Effective Time, each share of the common stock of BB&T Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Surviving Corporation's common stock.

         Section 5.        Merger Consideration.

                  (a) As used in this Plan of Merger, the following terms shall have the following meanings:

                           (i) Average Market Value. "Average Market Value" per
                  share or per unit shall mean, with respect to each security held by Craigie, the highest offer received by Craigie to purchase such security, determined by application of the following procedure: Craigie shall, on the date next preceding the date as of which Average Market Value is being determined, solicit from reputable purchasers reasonably acceptable to BB&T three current bids to purchase each security for normal delivery. The highest of such bids for each market security shall be deemed to be the Average Market Value.

                           (ii) Closing Value. "Closing Value" shall mean, with
                  respect to BB&T Common Stock, the average closing price per share of BB&T Common Stock on the New York Stock Exchange for the twenty trading days immediately preceding the tenth calendar day prior to the Closing Date (as defined in Section
                  1.4 of the Agreement), as reported in THE WALL STREET JOURNAL.

                           (iii) Considered Earnings Per Share. "Considered
                  Earnings per Share" shall mean, with respect to Craigie, an amount per share of Craigie Common Stock determined by dividing the number of shares of Craigie Common Stock issued and outstanding at the Effective Time into the lesser of the following: (A) actual net earnings after tax of Craigie for the period beginning on January 1, 1997 and ending on and including the Closing Date, determined in accordance with generally accepted accounting principles consistently applied, or (B) $1.435 million multiplied by a fraction, the numerator of which is the number of days in 1997 ending on and including the Closing Date, and the denominator of which is 365.

                           (iv) Tangible Book Value. "Tangible Book Value" shall
                  mean, with respect to Craigie, the shareholders' equity of Craigie determined as of the applicable date in accordance with generally accepted accounting principles consistently applied, adjusted (A) to include any unrealized gains or losses on marketable securities held by Craigie at the Average Market Value per share or per unit, (B) to eliminate goodwill and other intangible assets, and (C) to treat the principal amount of the convertible subordinated debt described in
                  Section 4.12 of the Agreement, if any, of Craigie as if it were equity.

                           (v) Tangible Book Value Per Share. "Tangible Book
                  Value per Share" shall mean, with respect to Craigie, an amount per share of Craigie Common Stock determined by dividing the Tangible Book Value of Craigie as of the date as of which Tangible Book Value per Share is being determined by the number of shares of Craigie Common Stock issued and outstanding at the Effective Time.

                           (vi) Options. For the purpose of determining the
                  number of shares of Craigie Common Stock issued and outstanding at the Effective Time, any options to acquire shares of Craigie Common Stock previously granted and outstanding at the Effective Time shall be deemed to have been exercised immediately preceding the Effective Time.

                  (b) The consideration to be exchanged in the Merger for each share of Craigie Common Stock outstanding at the Effective Time (the "Merger Consideration") shall be determined as provided in (i) and (ii) of this Section 5(b), and shall consist of that number of shares of BB&T Common Stock (rounded to the nearest one-hundredth of a share) equal to the lesser of: (x) 1.20 multiplied by the sum of (A) Tangible Book Value per Share determined as of December 31, 1996, plus (B) the Considered Earnings per Share, which product shall be divided by the Closing Value; or (y) 1.20 multiplied by the Tangible Book Value per Share as of the Closing Date, divided by the Closing Value. Notwithstanding the foregoing, if the Closing Value is more than $49.03 and not more than $52.00, the Merger Consideration shall be determined as if the Closing Value were $49.03; and if the Closing Value is more than $52.00, the Merger Consideration shall be determined as if the Closing Value were the sum of $49.03 plus the amount by which the Closing Value exceeds $52.00; and if the Closing Value is less than $29.43, BB&T may terminate the Agreement or enter into negotiations with Craigie to decrease the Merger Consideration. The Merger Consideration shall be determined and distributed as follows:

                           (i) Closing Merger Consideration. The Closing Merger
                  Consideration, defined below, shall be distributed to or for the benefit of the holders of record of Craigie Common Stock at the Effective Time who are not Dissenting Shareholders defined in Section 1.9 (the "Closing Shareholders") as soon as practicable following the Effective Time in accordance with
                  Section 1.8(d). For this purpose, the "Closing Merger Consideration" shall equal 90% of the approximate Merger Consideration determined as provided in the foregoing provisions of this Section 5(b) except that (x) and (y) shall, to the extent dependent on Closing Date financial statements of Craigie, be determined from the unaudited financial statements of Craigie as of the Closing Date. Notwithstanding the foregoing, an amount equal to 5% of the aggregate Closing Merger Consideration shall be distributed to the Escrow Agent named in the Escrow Agreement, to be administered pursuant to the terms of the Escrow Agreement. The amount of such distribution to the Escrow Agent shall be allocated solely to the Closing Shareholders who were members of the Board of Directors of Craigie on March 7, 1997 (the "Director/ Shareholders"), in the proportion that the Closing Merger Consideration otherwise distributable to each Director/Shareholder bears to the Closing Merger Consideration otherwise distributable to all Director/Shareholders. Any fractional share of BB&T Common Stock allocable to any Closing Shareholder or to the Escrow Agent pursuant to this subparagraph shall not be distributed.

                           (ii) Determination of Post-Closing Merger
                  Consideration. An amount equal to the difference between the Merger Consideration and the Closing Merger Consideration (the "Post-Closing Merger Consideration") shall be distributed to or for the benefit of the Closing Shareholders in accordance with Section 5(b)(iii) of this Plan of Merger and 1.8(d) of the Agreement. The Merger Consideration from which the Post-Closing Merger Consideration shall be derived shall be determined by the following procedure:

                                    (A) Closing Financial Statements. Promptly
                           following the Closing (as defined in Section 1.4 of the Agreement), BB&T shall cause to be prepared a balance sheet and income statement (the "Closing Financial Statements") showing Craigie's Tangible Book Value as of the Closing Date and Considered Earnings per Share. The Closing Financial Statements shall be prepared in accordance with generally accepted accounting principles consistently applied with prior periods, except for adjustments for determining Tangible Book Value.

                                    (B) Audit. The Closing Financial Statements
                           and related footnotes (if any) shall be audited and reported on by Arthur Andersen & Co., L.L.P. ("Arthur Andersen"). The report of Arthur Andersen shall be unqualified except as necessary to reflect adjustments in determining Tangible Book Value as required herein. Prior to the Closing, BB&T shall cause Arthur Andersen to review Craigie's accounting procedures and its audited 1996 Financial Statements and work papers in preparation for auditing the Closing Financial Statements. BB&T shall exercise its reasonable best efforts to cause the Closing Financial Statements, together with the report of Arthur Andersen thereon, to be delivered to the Closing Shareholders as soon as practicable, but no later than the sixtieth day after the Closing Date, subject to the provisions of subsection (C) hereof. Such delivery shall be made to the Shareholder Representatives as provided in Section 8.9 of the Agreement. BB&T and Craigie shall, and shall cause their respective employees and agents to, fully cooperate in all respects in the audit and review process and take such actions and make such undertakings as are customary in connection therewith.

                                    (C) Review. Following delivery of the
                           Closing Financial Statements to the Shareholders' Representatives, BB&T shall cause Arthur Andersen to provide the Shareholders' Representatives with an opportunity to observe all aspects of the audit and to review Arthur Andersen's work papers, and to discuss the same with Arthur Andersen representatives. BB&T shall be responsible for the fees and expenses of Arthur Andersen to the extent allowed under Rev. Rul. 73-54, 1973-1C.B. 187. The Shareholders' Representatives shall have 30 days to review the Closing Financial Statements and to give notice to BB&T that they have a disagreement with Arthur Andersen regarding the Closing Financial Statements (an "Objection Notice"). Failing such Objection Notice, the Closing Financial Statements as delivered to the Shareholders' Representatives shall be final and binding on the parties hereto.

                                    (D) Objection Period. If the Shareholders'
                           Representatives give an Objection Notice in a timely manner, but BB&T and the Shareholders' Representatives are able to resolve such objections, the Closing Financial Statements, as modified to resolve such objections, shall be binding on the parties hereto. If BB&T and the Shareholders' Representatives are unable to reach agreement as to all differences within 15 days after BB&T's receipt of the Shareholders' Representatives' Objection Notice, then the unresolved differences shall be submitted to arbitration to resolve the dispute and make a determination which shall be binding on the parties to the Agreement. Such arbitration shall be conducted by arbitrators experienced in the matters at issue and selected in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration shall be held in Winston- Salem, North Carolina and shall be conducted in accordance with the Rules. The decision of the arbitrator(s) shall be final and binding as to any matters submitted to arbitration; provided that, if necessary, such decision may be enforced by either BB&T or the Shareholders' Representatives in any court having competent jurisdiction. After delivery of the arbitrator's decision, the Closing Financial

                           Statements, modified as appropriate to reflect the arbitrator's decision, shall be final and binding. The determination of which party (or combination thereof) bears the costs and expenses incurred in connection with any such arbitration proceedings shall be determined by the arbitrator.

                           (iii) Distribution of Post-Closing Merger
                  Consideration. The Post-Closing Merger Consideration shall be distributed as soon as practicable following the close of the 30-day period described in Section 5(b)(ii)(C) if an Objection Notice has not been timely filed. If an Objection Notice is timely filed, the portion of the Post-Closing Merger Consideration which BB&T and Craigie agree is distributable shall be distributed (disregarding any fractional share of BB&T Common Stock) as soon as practicable following the close of such 30-day period, and the remainder of the Post-Closing Merger Consideration, if any, shall be distributed as soon as practicable following final resolution of all objections in the Objection Notice. Distributions of the Post-Closing Merger Consideration shall be as follows:

                                    (A) An amount equal to 5% of the aggregate
                           Post-Closing Merger Consideration shall be distributed to the Escrow Agent. The amount of such distribution to the Escrow Agent shall be allocated solely to the Director/Shareholders in the proportion that the Post-Closing Merger Consideration otherwise distributable to each Director/Shareholder bears to the Post-Closing Merger Consideration otherwise distributable to all Director- Shareholders. Any fractional share allocable to the Escrow Agent pursuant to this subparagraph shall not be distributed.

                                    (B) Following the distribution to the Escrow
                           Agent described in (A) immediately preceding, the remainder of the Post-Closing Merger Consideration (including fractional shares) shall be distributed to the Closing Shareholders.

                  The Escrow Agent shall determine the percentage (to the nearest one-hundredth of a share) of the total shares of BB&T Common Stock held by it for each Director/ Shareholder as of the Effective Time. All distributions from the escrow, if any, and all dividends payable on shares of BB&T Common Stock held in escrow on the record date, shall be charged or allocated among all of the Director/Shareholders in proportion to their respective percentages in the escrow fund. To the extent any amounts are distributable to the Director/Shareholders upon termination of the escrow, such distributions shall be made in shares of BB&T Common Stock except that the value of any fractional share shall be paid in cash. The cash payable for such fractional shares shall, if necessary, be provided by BB&T.

                  (c) The amount of cash payable to a Closing Shareholder with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the closing price per share on the New York Stock Exchange of the last trade of BB&T Common Stock on the day next preceding the date of distribution, as reported in THE WALL STREET JOURNAL.

         Section 6. No Fractional Shares. Notwithstanding any other term or provision hereof, no fraction of a share of BB&T Common Stock, and no certificates or script therefor or other evidence of ownership thereof, will be issued in connection with the conversion of Craigie Common Stock in the Merger, and no right to receive cash in lieu thereof shall entitle the holder thereof to any voting or other rights of a holder of shares or fractional share interests of the Surviving Corporation. In lieu of such fractional shares, any holder of shares who would otherwise be entitled to fractional shares of BB&T Common Stock will, upon receipt by the Surviving Corporation of the Instruction Letter and other documents described in Section 1.8(d) of the Agreement, be paid the cash value of each such fraction, computed in accordance with the ratio set forth in
Section 5 above.

          Section 7. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that: (i) any such amendment is approved by the Boards of Directors of Craigie and BB&T Acquisition; and (ii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of Craigie shall have any of the effects specified in Section 13.1-718.I of the VSCA without the approval of the shareholders affected thereby.

                                                                     APPENDIX II

                         VIRGINIA STATE CORPORATION ACT
                             TITLE 13.1, CHAPTER 9
                                   ARTICLE 15
                               DISSENTER'S RIGHTS

ss. 13.1-729  DEFINITIONS

In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.ss. 13.1-732 through 13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         "Shareholder" means the record shareholder or the beneficial shareholder.


ss. 13.1-730  RIGHT TO DISSENT

         A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                  1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by ss. 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss. 13.1-719;

                  2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                  4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

                  1. The articles of incorporation of the corporation issuing such shares provide otherwise;

                  2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

                           a.       Cash;

                           b. Shares or membership interests, or shares or
                  membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

                  c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

                  3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in ss. 13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

                  1. The proposed corporate action is abandoned or rescinded;

                  2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

                  3. His demand for payment is withdrawn with the written consent of the corporation.


ss. 13.1-731  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.



                                    App. II-2

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                  1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


ss. 13.1-732  NOTICE OF DISSENTERS' RIGHTS

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss. 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 13.1-734.


ss. 13.1-733  NOTICE OF INTENT TO DEMAND PAYMENT

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.


ss. 13.1-734  DISSENTERS' NOTICE

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss. 13.1-733.

         B.       The dissenters' notice shall:

                  1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

                  2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

                  4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and


                                    App. II-3

                  5.       Be accompanied by a copy of this article.


ss. 13.1-735  DUTY TO DEMAND PAYMENT

         A. A shareholder sent a dissenters' notice described in ss. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.


ss. 13.1-736  SHARE RESTRICTIONS

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.


ss. 13.1-737  PAYMENT

         A. Except as provided in ss. 13.1-738, within thirty days after receipt of a payment demand made pursuant to ss. 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B.       The payment shall be accompanied by:

                  1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

                  3. A statement of the dissenters' right to demand payment under ss. 13.1-739; and

                  4. A copy of this article.




                                    App. II-4
ss. 13.1-738  AFTER-ACQUIRED SHARES

         A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 13.1-739.


ss. 13.1-739  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

         A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss. 13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.


ss. 13.1-740  COURT ACTION

         A. If a demand for payment under ss. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.


                                    App. II-5

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 13.1-738.


ss. 13.1-741  COURT COSTS AND COUNSEL FEES

         A. The court in an appraisal proceeding commenced under ss. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss. 13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

                  1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ss.ss. 13.1-732 through 13.1-739; or

                  2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.



                                    App. II-6

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

         The registrant's bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising our of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of the registrant and
(ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

         The registrant's articles of incorporation provide for the elimination of the personal liability of each director of the registrant to the fullest extent permitted by law.

         The registrant maintains directors and officers liability insurance that, in general, insures: (i) the registrant's directors and officers against loss by reason of any of their wrongful acts and (ii) the registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

         Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(b)).

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following documents are filed as exhibits to this registration statement on Form S-4:


Exhibit No.             Description
------------------      ----------------------------------------------------------------------------------------------
2                       Amended and Restated Agreement and Plan of Reorganization, dated as of March 7, 1997, between BB&T Corporation and Craigie Incorporated (included as Appendix I to the Proxy
                        Statement/Prospectus
3(a)                    Articles of Incorporation of BB&T Corporation, as amended (incorporated herein by reference to Exhibit No. 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1996 and Exhibit No. 3(b) to the registrant's registration statement on Form S-3 filed May 23, 1997 (Registration No. 333-27755))
3(b)                    Bylaws of BB&T Corporation, as amended (incorporated herein by reference to Exhibit No. 3.2 to the registrant's registration statement on Form S-4 filed June 29, 1989 (Registration No. 33-
                        29586) and Exhibit No. 3(c) to the registrant's registration statement on Form S-4 filed May 6,
                        1997 (Registration No. 333-26545))
5                       Opinion of Womble Carlyle Sandridge & Rice, PLLC*
8                       Opinion of Womble Carlyle Sandridge & Rice, PLLC
23(a)                   Consent of Womble Carlyle Sandridge & Rice, PLLC  (included in Exhibits 5 and 8)
23(b)                   Consent of Arthur Andersen LLP*
23(c)                   Consent of KPMG Peat Marwick LLP*
24                      Power of Attorney*
99                      Form of Craigie Incorporated Proxy Card*

*Previously filed.

         (b)      Financial statement schedules:  Not applicable.

ITEM 22. UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         D. The registrant undertakes that every prospectus (i) that is filed pursuant to Paragraph (C) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         F. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         G. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on August 28, 1997.

                             BB&T CORPORATION

                             By:    /s/ Jerone C. Herring
                             Name:  Jerone C. Herring
                             Title: Executive Vice President and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 28, 1997.



         /s/ John A. Allison IV                                        /s/ Scott E. Reed
Name:    John A. Allison IV                                   Name:    Scott E. Reed
Title:   Chairman of the Board and                            Title:   Senior Executive Vice President
         Chief Executive Officer                                       and Chief Financial Officer
         (principal executive officer)                                 (principal financial officer)


         /s/ Sherry A. Kellett                                         /s/ Paul B. Barringer
Name:    Sherry A. Kellett                                    Name:    Paul B. Barringer
Title:   Executive Vice President                             Title:   Director
         and Controller
         (principal accounting officer)


         /s/ W. R. Cuthbertson, Jr.                                    /s/ Ronald E. Deal
Name:    W. R. Cuthbertson, Jr.                               Name:    Ronald E. Deal
Title:   Director                                             Title:   Director


         /s/ A. J. Dooley, Sr.                                         /s/ Joe L. Dudley, Sr.
Name:    A. J. Dooley, Sr.                                    Name:    Joe L. Dudley, Sr.
Title:   Director                                             Title:   Director


         /s/ Tom D. Efird                                              /s/ O. William Fenn, Jr.
Name:    Tom D. Efird                                         Name:    O. William Fenn, Jr.
Title:   Director                                             Title:   Director


         /s/ Paul S. Goldsmith                                         /s/ L. Vincent Hackley
Name:    Paul S. Goldsmith                                    Name:    L. Vincent Hackley
Title:   Director                                             Title:   Director




                                      II-4




         /s/ Ernest F. Hardee                                          /s/ Jane P. Helm
Name:    Ernest F. Hardee                                     Name:    Jane P. Helm
Title:   Director                                             Title:   Director


         /s/ Richard Janeway, M.D.                                     /s/ J. Ernest Lathem, M.D.
Name:    Richard Janeway, M.D.                                Name:    J. Ernest Lathem, M.D.
Title:   Director                                             Title:   Director


         /s/ James H. Maynard
Name:    James H. Maynard                                     Name:    Joseph A. McAleer, Jr.
Title:   Director                                             Title:   Director


         /s/ Albert O. McCauley                                        /s/ Dickson McLean, Jr.
Name:    Albert O. McCauley                                   Name:    Dickson McLean, Jr.
Title:   Director                                             Title:   Director


         /s/ Charles E. Nichols                                        /s/ L. Glenn Orr, Jr.
Name:    Charles E. Nichols                                   Name:    L. Glenn Orr, Jr.
Title:   Director                                             Title:   Director


         /s/ A. Winniett Peters                                        /s/ Richard L. Player, Jr.
Name:    A. Winniett Peters                                   Name:    Richard L. Player, Jr.
Title:   Director                                             Title:   Director


         /s/ C. Edward Pleasants, Jr.                                  /s/ Nido R. Qubein
Name:    C. Edward Pleasants, Jr.                             Name:    Nido R. Qubein
Title:   Director                                             Title:   Director

         /s/ A. Tab Williams, Jr.
Name:    A. Tab Williams, Jr.
Title:   Director


*By:     /s/ Jerone C. Herring
         Jerone C. Herring
         Attorney-in-Fact